EXHIBIT 4.3




                         THE UNITED ILLUMINATING COMPANY

                      401(K)/EMPLOYEE STOCK OWNERSHIP PLAN

                                 ("THE UI KSOP")

               AMENDED & RESTATED, EFFECTIVE AS OF AUGUST 1, 1998,
                    REFLECTING MERGER OF 401(K) PLAN AND ESOP
                            AS ADOPTED JUNE 22, 1998

          FURTHER AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1997
                                 TO COMPLY WITH
      THE UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994
                  THE SMALL BUSINESS JOB PROTECTION ACT OF 1996
                         THE TAXPAYER RELIEF ACT OF 1997
          INTERNAL REVENUE SERVICE RESTRUCTURING AND REFORM ACT OF 1998
                                     AND THE
                    COMMUNITY RENEWAL TAX RELIEF ACT OF 2000
                          AS ADOPTED SEPTEMBER 24, 2001



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                                TABLE OF CONTENTS

                                                                        Page

ARTICLE I...................................................................1
   ESTABLISHMENT OF PLAN....................................................1
      1.01  Establishment of Plan...........................................1
      1.02  Purpose of Plan.................................................1
      1.03  Nature of Plan..................................................1
ARTICLE II..................................................................2
   ELIGIBILITY FOR PARTICIPATION............................................2
      2.01  Eligible and Ineligible Classes of Employees....................2
      2.02  Participation On the Effective Date.............................3
      2.03  General Participation Rule......................................4
      2.04  Transfer In or Out of Eligible Class of Employees...............4
      2.05  Rehired Employees...............................................4
      2.06  Misclassification or Mistake of Fact............................4
      2.07  Absence From Employment.........................................5
ARTICLE III.................................................................6
   FUNDING..................................................................6
      3.01  Funding Policy..................................................6
      3.02  Company Contributions...........................................6
      3.03  Reversion of Contributions to the Company......................11
      3.04  After-Tax Employee Contributions...............................12
      3.05  Forfeitures....................................................12
      3.06  Investment of Contributions....................................12
      3.07  Valuation of Company Stock.....................................15
      3.08  Expenses of Plan Amendment and Administration..................16
      3.09  Fund is Sole Source of Benefits................................16
      3.10  Transfers......................................................17
      3.11  Suspension of Salary Reduction Agreements......................17
ARTICLE IV.................................................................18
   ALLOCATIONS AND ACCOUNT BALANCES........................................18
      4.01  Books and Records to Show Account Balances.....................18
      4.02  Separate Accounts Maintained...................................18
      4.03  Allocation of Company Contributions............................18
      4.04  Allocation of Accruals; Application of Dividends...............21
      4.05  Valuation and Allocation of the Fund...........................22
      4.06  Account Balance Subject to Change Until Distributed............24
ARTICLE V..................................................................24
   BENEFITS AND VESTING....................................................24
      5.01  Benefits Are Based on Account Balances.........................24
      5.02  Vesting in Account Balances....................................24
      5.03  Normal Retirement Benefits.....................................24
      5.04  Early Retirement Benefits......................................24
      5.05  Deferred Retirement Benefits...................................24
      5.06  Disability Retirement Benefits.................................25
      5.07  Death Benefits.................................................25
      5.08  Benefits Before Termination of Employment......................25
      5.09  Benefits Following Termination of Employment...................29
      5.10  Changes in Vesting Provisions..................................29


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      5.11  No Vesting or Benefits Except As Expressly Provided............30
      5.12  Loans to Participants..........................................30
ARTICLE VI.................................................................34
   PAYMENT OF BENEFITS.....................................................34
      6.01  General Rules for Payment......................................34
      6.02  Commencement of Benefits.......................................38
      6.03  Form of Payment................................................39
      6.04  Payment of Death Benefits......................................41
      6.05  Designation of Beneficiaries...................................41
      6.06  Benefit Elections..............................................42
      6.07  Information to be Furnished Participant........................43
      6.08  Payments to Minors or Incompetents.............................44
      6.09  Settlement of Small Benefits...................................44
      6.10  Suspension of Benefits Upon Reemployment.......................44
      6.11  Discharge of Obligation; Receipt and Release...................44
      6.12  Nonalienation of Benefits......................................45
      6.13  Benefit Claims Procedures......................................46
      6.14  Qualified Domestic Relations Order Procedures..................47
      6.15  Unclaimed Benefits.............................................48
ARTICLE VII................................................................49
   LIMITATIONS ON BENEFITS.................................................49
      7.01  Limitation on Defined Contribution
              Plan Annual Additions........................................49
      7.02  Overall Limitation on Defined Benefit and Defined
              Contribution Plan Benefits...................................50
      7.03  Benefit Reductions to Meet Annual Addition Limitations.........52
      7.04  Handling of Excess Amounts Caused by Annual
              Additions Limitation.........................................54
      7.05  Salary Reductions in Excess of Permissible Dollar Limits.......55
      7.06  Limitations on Salary Reduction Contributions..................56
      7.07  Average Contribution Percentage Test for Company Matching
              and Voluntary After-Tax Contributions........................61
      Section 7.08  Multiple Use Limitation................................65
ARTICLE VIII...............................................................66
   TOP-HEAVY REQUIREMENTS..................................................66
      8.01  When Top-Heavy Provisions Are Operative........................66
      8.02  Top-Heavy Minimum Contributions................................67
      8.03  Top-Heavy Minimum Vesting......................................69
      8.04  Top-Heavy Limitations on Benefits..............................69
      8.05  Determination of Top-Heavy Status..............................70
ARTICLE IX.................................................................71
   LEVERAGE, VOTING RIGHTS AND OTHER PROVISIONS RELATING TO STOCK..........71
      9.01  Leverage.......................................................71
      9.02  Voting of Stock................................................71
      9.03  Voting of Unallocated Stock....................................74
      9.04  Restrictions on Stock Distributed..............................74
      9.05  Puts, Calls and Options........................................74
      9.06  Protections and Rights Are Nonterminable.......................75
      9.07  Diversification Election.......................................75
      9.08  Dissenters' Rights.............................................76
ARTICLE X..................................................................76
   AMENDMENT, MERGER OR TERMINATION........................................76
      10.01  Amendment.....................................................76
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      10.02  Merger or Consolidation.......................................77
      10.03  Termination...................................................77
      10.04  Termination Distributions.....................................77
ARTICLE XI.................................................................78
   PARTICIPATING EMPLOYERS.................................................78
      11.01  Application of Plan to Participating Employers................78
      11.02  Adoption of Plan..............................................78
      11.03  Extent of Participation.......................................78
      11.04  Transfer of Employees Among Employers.........................79
      11.05  Plan Administration and Expenses..............................79
      11.06  Plan Amendment................................................80
      11.07  Termination of an Employer's Participation....................80
      11.08  Restrictions on Amendments, Mergers or
               Terminations by Employers...................................81
ARTICLE XII................................................................81
   PLAN FIDUCIARIES AND ADMINISTRATION.....................................81
      12.01  Administration by Named Fiduciaries...........................81
      12.02  Employees' Benefit Committee..................................82
      12.03  Duties, Powers and Authority..................................82
      12.04 Agent for Service of Legal Process.............................83
      12.05  Company Actions...............................................83
      12.06  Communications To and From Plan Fiduciaries...................83
      12.07  Multiple Capacities; Fiduciary Duties.........................84
      12.08  Reliance; Fiduciary Liability; Exoneration....................84
      12.09  Indemnification of Fiduciaries................................85
      12.10  Bonding.......................................................85
ARTICLE XIII...............................................................86
   MISCELLANEOUS PROVISIONS................................................86
      13.01  Plan for Exclusive Benefit of Employees.......................86
      13.02  Rights of Participants Not Expanded...........................86
      13.03  Plan Subject to Insurance Contracts and Trusts................86
      13.04  Governing Law and Savings Clause..............................87
      13.05  Headings......................................................87
      13.06  Gender and Number.............................................87
      13.07  Definitions...................................................87
GLOSSARY...................................................................87
EXECUTION PAGE............................................................100
APPENDIX A................................................................101


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                                    ARTICLE I

                              ESTABLISHMENT OF PLAN
                              ---------------------

         1.01 Establishment of Plan. Effective as of August 1, 1998, The United Illuminating Company Employee Savings Plan was merged into The United Illuminating Company Employee Stock Ownership Plan. The United Illuminating Company (the "Company") amended and restated its employee stock ownership plan to reflect such merger, and to incorporate certain changes required by the Family Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997. The restated Plan, known as "The United Illuminating Company KSOP," received a favorable determination letter (a "GUST I" letter) from the Internal Revenue Service. Unless otherwise provided, the provisions of the Plan as so amended and restated shall apply to all persons who are eligible Employees on or after August 1, 1998. The rights to benefits for all Employees whose employment is terminated prior to the effective date of the 1998 restatement shall be governed by the terms of the Prior Plan. For purposes of obtaining another determination letter from the Internal Revenue Service (a "GUST II" letter), the Company now desires to amend and restate the Plan, effective retroactively as of January 1, 1997, to incorporate all amendments made to the Plan since the 1998 restatement and to bring the Plan into compliance with provisions of the Small Business Job Protection Act of 1996 that are effective for Plan years beginning after December 31, 1998, as well as the provisions of the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Tax Relief Act of 2000.

         1.02 Purpose of Plan. The purpose of the Plan is to provide eligible Employees with an opportunity and incentive to save for their retirement, and to enable eligible Employees and their Beneficiaries to share in the growth and prosperity of the Company by providing them ownership of Company Stock.

         1.03 Nature of Plan.   The Plan is intended to qualify as a defined
contribution 401(k) plan, and a stock bonus plan and trust meeting the requirements of Sections 401(a), 501(a) and related provisions of the Internal


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Revenue Code. The Plan is also intended to allow leveraged acquisitions of
Company Stock and, accordingly, is intended to meet the requirements of Sections 409 and 4975(e)(3) of the Code pertaining to employee stock ownership plans. The ESOP Portion of the Plan, as defined in Section 3.06 of the Plan, is intended to be, and shall remain, primarily (that is, more than 50%) invested in Company Stock.

                                   ARTICLE II

                          ELIGIBILITY FOR PARTICIPATION
                          -----------------------------

         2.01 Eligible and Ineligible Classes of Employees.   All salaried and
hourly Employees except those in the ineligible classes of Employees designated below, shall be eligible to participate in the Plan upon completing the eligibility requirements of Sections 2.02 or 2.03. The following classes of Employees shall be ineligible to participate in the Plan:
                           (i) Non-Participating Collectively Bargained
                  Employees: Employees included in a unit of Employees covered by a collective bargaining agreement which does not provide for their participation in the Plan or any particular feature thereof, where such benefits were the subject of good faith bargaining;
                           (ii) Employees of Non-Participating Employers:
                  Individuals who are employed by Related Employers of the Company which have not adopted the Plan for the benefit of their Employees.
                           (iii) Leased Employees: Individuals who are
                  classified by the Company as Leased Employees under Section 414(n) of the Code, even if the individual actually is, or is reclassified by the Internal Revenue Service as, a common law employee of the Company;
                           (iv) Project Employees: Individuals who are
                  classified by the Company as Project Employees and who were retained to work on one or more discrete projects of a finite duration, unless the Company extends Plan participation to such individuals pursuant to a written agreement;


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                           (v) Per Diem or Casual Workers: Individuals who are
                  classified by the Company as per diem or casual and who work only on an "as needed basis";
                           (vi) Temporary Employees: Individuals who are
                  classified by the Company as employed on a temporary basis, provided that their employment does not continue beyond one
                  (1) year;
                           (vii) Independent Contractors or Contract Workers:
                  Individuals who are classified by the Company in good faith as independent contractors or contract workers and not common law employees, as evidenced by the fact that the Company is not paying such individuals through the Company's payroll system or withholding taxes from his or her compensation, even if the individual actually is, or is reclassified by the Internal Revenue Service as, a common law employee of the Company; and
                           (viii) Individuals Waiving Participation:  Any
                  individuals who have knowingly waived their right to participate in the Plan, as evidenced by a written agreement to that effect.
During any period when an Employee is included in an ineligible class of Employees, he shall be ineligible to become a Participant in the Plan, or if otherwise a Participant, shall be ineligible to make Salary Reduction Contributions and share in Company Matching and Company Mandatory Contributions. Notwithstanding the foregoing, with respect to the ineligible Employees described in subparagraphs (iv), (v) and (vi) above, if any such Employee meets the participation requirements of Section 2.03 hereof, then such Employee shall be in an eligible class of Employees and shall participate in the Plan.

         2.02 Participation On the Effective Date. Each employee employed by the Company on The Effective Date, who was a Participant in the Prior Plan, shall continue as a Participant. Each Employee of the Company on the Effective Date who was not a Participant in the Prior Plan shall be or become a Participant in accordance with Section 2.03.

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         2.03 General Participation Rule. An Employee not becoming a Participant under Section 2.02, above, shall become a Participant as of the first payroll period of the month immediately following the date on which the Employee (a) has reached at least age twenty-one (21), (b) has completed Three Months of Service, and (3) has executed a salary reduction agreement. Effective on and after January 1, 1999 an otherwise eligible Employee shall become eligible to participate as of the first payroll period of the month immediately following his hire date, without regard to his length of service.

         2.04 Transfer In or Out of Eligible Class of Employees. In the event a Participant becomes ineligible to participate in the Plan because he is no longer a member of an eligible class of Employees, such Employee shall resume his status as an Eligible Participant under the Plan immediately upon his return to an eligible class of Employees. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, if such Employee has otherwise satisfied the participation requirements of Section
2.03 hereof, such Employee shall commence participation in the Plan immediately upon becoming a member of the eligible class. If such Employee has not satisfied the Plan's participation requirements, participation shall commence in accordance with the provisions of Section 2.03 hereof.

        2.05 Rehired Employees. If a rehired Employee meets the participation requirements and is in an eligible class of Employees at the time of his rehire, he shall become a Participant or resume his status as an eligible Participant under the Plan immediately upon his rehire. If the Employee had not met participation and eligibility requirements as specified in this Article prior to separation from employment, such Employee shall be eligible to participate in the Plan on the first Entry Date following fulfillment of the eligibility requirements.

        2.06 Misclassification or Mistake of Fact. Any contribution made by the employer because of a mistake of fact must be returned to the Company within one year of the contribution. If a misclassification or mistake is made concerning the participation of an Employee in the Plan, either by including an ineligible Employee, or excluding an eligible Employee, and if such mistake is not timely discovered and corrected for the Plan Year in which it occurred, upon discovery of such error in a subsequent Plan Year an adjustment to the Employee's Account Balances shall be made.


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                 In the case of the inclusion of an ineligible Employee, (a) the portion of such Employee's Account Balance attributable to Salary Reduction Contributions for a period of ineligibility shall be distributed to the individual, and (b) the portion of such Employee's Account Balance attributable to Company Contributions for the period of ineligibility shall be returned to the Company as a mistaken contribution in accordance with Section 3.03(a) hereof if return is requested within one year of payment; otherwise such amount shall be treated as a forfeiture and allocated in accordance with Section 3.05 hereof.
                  In the case of the exclusion of an eligible Employee, the
Company shall correct such error as soon as practicable by making a Qualified Nonelective Contribution to the Plan on behalf of the Employee that is equal to the Actual Deferral Percentage for the Employee's group (either Highly Compensated Employees or Non-Highly Compensated Employees), as applicable, for each Plan Year during which the Employee was omitted from participation in the Plan. For Matching Contributions on Salary Reduction Contributions which the Employee would have received if such Employee were not omitted from participation in the Plan, the Employer shall make a Qualified Nonelective Contribution to the Plan on behalf of such Employee for each Plan Year during which the Employee was omitted from participation in the Plan that is based on the Average Contribution Percentage for the Employee's group (either Highly Compensated Employees or Non-Highly Compensated Employees). Alternatively, the Company may correct under any one of the other permissible correction methods provided in regulations or other IRS guidance.

        2.07 Absence From Employment. Absence from employment on account of active duty with the Armed Forces of the United States will be counted as employment with the Company, provided that the Employee returns to service with the Company within the period during which his employment rights are protected by law following his severance from such government service. If the Employee does not return to active employment with the Company, his service will be deemed to have ceased on the date the Administrator receives notice that such Employee will not return to the active service of the Company. The Company's leave policy shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances.


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         Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with ss.414(u) of the Internal Revenue Code, effective for reemployments initiated on or after December 12, 1994. With respect to unpaid family and medical leave, contributions, benefits and service credit will be provided in accordance with 29 CFR ss.825.215, effective for leaves commencing on or after August 5, 1993.

                                   ARTICLE III

                                     FUNDING
                                     -------

         3.01 Funding Policy. The Company shall establish a funding policy and method consistent with the objectives, terms and conditions of the Plan and, as appropriate, communicate the same to other Plan Fiduciaries. The Plan Administrator shall arrange for the establishment and maintenance of such funding accounts as may be required by ERISA or appropriate in connection with the administration of the Plan.

         3.02  Company Contributions.
                  (a) Amount of Contributions. The Company shall contribute the following amounts without regard to whether the Company has current or accumulated income for the period during which such amounts are being contributed and without regard to the age of the Participant. The sum of the contributions made pursuant to the following subparagraphs (1), (2) and (3) generally shall not exceed the amount deductible for federal income tax purposes, currently fifteen percent (15%) of the total Compensation of Eligible Participants for the fiscal year of the Company with respect to which such contributions are made (twenty-five percent (25%) of total compensation for fiscal years commencing on or after January 1, 2002).
                           (1) Salary Reduction Contributions for Employees. Any
                  Participant may elect, by means of a signed writing filed with the Plan Administrator, to have the Participating Employer make Salary Reduction Contributions to the Plan with respect to a Plan Year equal to the amount of such Participant's


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                  Salary Reductions in whole percentages of Compensation in an amount of no less than one percent (1%) of such Participant's Compensation and no more than the least of the following amounts:
                                      (i) fifteen percent (15%) of the
                           Participant's Compensation for such Plan Year; or
                                     (ii) the amount specified in Section 402(g)
                           of the Code, as adjusted by the Secretary of the Treasury from time to time (e.g. $10,500 for calendar year 2000 and 2001, $11,000 for 2002, $12,000 for
                           2003, $13,000 for 2004, $14,000 for 2005, and $15,000
                           for 2006); or
                                    (iii) the amount that can be contributed as
                           a result of a Hardship Distribution made in accordance with Section 5.08(d) hereof (namely, in the Plan Year of the Hardship Distribution, an amount not in excess of the Participant's Salary Reductions for that Plan Year prior to the date of the Hardship Distribution, and in the Plan Year immediately subsequent to the Plan Year of the Hardship distribution, an amount not in excess of the applicable limit in effect under Section 402(g) of the Code for such taxable year less the amount of such Participant's Salary Reduction Contributions for the Plan Year of the Hardship Distribution).
                With respect to periods during which Salary Reduction elections are in force for Participants, the Participating Employer shall contribute to the Plan an amount equal to the Salary Reduction for each electing Participant. Salary Reduction elections shall be subject to nondiscriminatory rules and procedures approved by the Plan Administrator in its discretion from time to time. Normally, Salary Reduction elections are effective as soon as


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                administratively feasible following receipt of the election by the Plan Administrator or its designee, and may be prospectively revoked or modified either orally or in writing effective as soon as administratively feasible following receipt of such revocation or modification by the Plan Administrator or its designee. Salary Reduction Contributions are subject to the limitations of Section 5.08 hereof (with respect to Hardship Distributions) and to the limitations of Article VII hereof and may be limited, adjusted or returned in accordance with the provisions of Article VII. Salary Reduction Contributions fully vested and nonforfeitable at all times and shall be allocated to Participants' Salary Reduction Account Balances as provided in
                Section 4.03 hereof.
                           (2) Company Matching Contributions. With respect to
                  each Plan Year, the Company shall make a Company Matching Contribution in cash or Company Stock equal to the percentage announced by the Company as the match for such period, subject to limits, maximums and other conditions established and announced by the Company. The Company's determination of the amount of Matching Contribution will be listed on Appendix A to the Plan, as the Appendix may be amended from time to time, provided however, that no Employer Matching Contribution shall be retroactively reduced. Company Matching Contributions shall be made in Company Stock or in cash that is then applied by the Trustee to purchase Company Stock.
                           Company Matching Contributions shall be made on a
                  monthly basis. Company Matching Contributions shall be allocated to such Participants' Company Matching Contribution Account Balances as provided in Section 4.03. Company Matching Contributions shall be fully vested and non-forfeitable and shall not be subject to Code Section 401(k) restrictions. Company Matching Contributions are subject to the limitations of Article VII hereof, and may be limited, adjusted recharacterized or returned in accordance with the provisions of Article VII.
                           Company Matching Contributions with respect to a Plan
                  Year shall be determined based upon the Participant's Compensation and Salary Reductions for the entire Plan Year (the "Calculated Matching Contribution"). If, as of the end of the Plan Year, the amount of the Company Matching Contribution


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                  actually contributed to a Participant's Company Matching
                  Contribution for such Year (the "Actual Matching Contribution") is less than his Calculated Matching Contribution (for example, because the Participant reached his maximum Salary Reduction Contribution early in the Plan Year), then the Participating Employer shall make an additional Company Matching Contribution, in the month following the end of such Plan Year, equal to the difference between the Calculated Matching Contribution and the Actual Matching Contribution in accordance with Section 3.02(b).
                           (3) Additional Company Contributions.
                                    (A) Mandatory - On November 15 of each Plan
                           Year (commencing on or after January 1, 1995), the Company shall contribute shares of Company Stock in an amount equal to 25% of the dividends paid during the then current Plan Year on shares allocated to the Accounts of Participants who were actively employed by the Company with open Account Balances as of November 1 of the Plan Year for which the contribution is being made, including on shares of Company Stock transferred from the Savings Plan. Effective as of January 1, 1999, with respect to dividends paid on or after that date, the Company shall contribute on a quarterly basis shares of Company Stock in an amount equal to 25% of the dividends paid for the quarter on shares of Company Stock allocated to the Accounts of those Participants who were actively employed by the Company with open Account Balances as of the dividend record date. Company Mandatory Contributions shall be allocated as provided in Section 4.03.
                                    (B) Discretionary - With respect to each
                           Plan Year the Company may contribute such amounts to the Plan as may be authorized by the Board of Directors in its sole discretion from time to time. Such contributions may be made in cash or in Company Stock and shall be allocated to Participants' Company Discretionary Contribution Account Balance as provided in Section 4.03 hereof.

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                           (4) Acquisition Loan Repayments. With respect to any
                  Plan Year in which an Acquisition Loan is outstanding, the Company shall contribute to the Plan an amount sufficient to pay interest and principal then due on any Acquisition Loan for such Plan Year. All Company contributions made to pay interest on such Acquisition Loan shall be fully deductible when paid, and Company Contributions made to repay Acquisition Loan principal shall be deductible up to twenty-five percent (25%) of the total Compensation of all participants for the fiscal year of the Company in which such loan repayment is made.
                           As the currently maturing obligation under the
                  Acquisition Loan is paid and Leveraged Shares are released from encumbrance in accordance with Section 4.03(f), the Company may use the Company Stock so released to make any and all Company Contributions provided for in Sections 3.02(a)(2) and 3.02(a)(3). To the extent that the Company Stock released is insufficient to make the full Company Contribution provided for in Sections 3.02(a)(2) and (a)(3), the remainder of such Company Contributions shall be made by the Company.
                  (b) Payment of Contributions. The Company shall pay the contributions under Section 3.02 above, to the Trustee in such amounts and at such times as the Company may determine to be desirable to further the purposes of the Plan. Normally, Company Matching Contributions shall be made on a monthly basis. However, in no event shall such Company Matching Contributions be made with respect to a Plan Year later than the due date (including extensions) of the Company's federal tax return for the fiscal year of the Company during which the Plan Year ends. Salary Reduction Contributions for Participants shall be paid to the Trustee as soon as they can be


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         reasonably segregated from the Company's general assets, but in no event later than the fifteenth (15th) business day of the month following the month in which such amounts would have been paid to Participants if no Salary Reduction had been in force.

         3.03 Reversion of Contributions to the Company. Consistent with Section 6.12(a), hereof, no contributions shall revert to the Company, except that:
                  (a) in the case of a contribution or portion thereof which is made by the Company by mistake of fact, the amount contributed by mistake may be returned to the Company upon its request within one year after the payment thereof;
                  (b) the Company's contributions under Section 3.02 hereof are conditioned on qualification of this Plan under Section 401 of the Code, and if the Plan receives an adverse determination from the Internal Revenue Service after an application has been timely filed for such determination, such contributions shall be returned to the Company upon its request within one year after the date of denial of qualification of the Plan;
                  (c) the Company's contributions under Section 3.02, above, are hereby conditioned on their deductibility under Section 404 of the Code and, to the extent not so deductible (either with respect to the tax year for which made, or, in the case of a contribution intentionally made in excess of the current tax year's deductible amount under
         Section 404 of the Code, in an appropriate subsequent tax year), such contributions shall be returned to the Company upon its request within one year after the disallowance of the deduction; and
                  (d) in the event the Plan terminates at a time when there are unallocated funds in a suspense account provided for by the Plan in order to comply with the limitations under Section 415 of the Code, any and all such funds shall be returned to the Company upon its request.

Notwithstanding the foregoing, no refund shall be made from the Fund of any property or funds otherwise subject to refund hereunder which have been distributed to Participants or Beneficiaries. No interest shall be paid to the Company with respect to any refundable contribution. In determining the amount to be refunded pursuant to Section 3.03(a) or (c), above, the refund shall be reduced by any net loss attributable to the contribution to be refunded, but shall not be increased by any net gain so attributable.

         3.04  After-Tax Employee Contributions.
                  (a) Prior to 1987, Participants were permitted to make Voluntary After-tax Contributions under the TRAESOP provisions of the Prior Plan which were matched by Company TRAESOP Matching Contributions.
                  (b) Prior to June 30, 1998, any Participant could elect, by means of a signed writing filed with the Plan Administrator, to make Voluntary Employee Contributions to the Plan on an after-tax basis equal to the amount of cash dividends which actively employed Participants have elected to have applied to purchase additional shares of Company Stock in accordance with Section 4.04.
                  Voluntary Employee After-tax Contributions are credited to a Participant's Voluntary Employee After-tax Contribution Account Balance, and such amounts shall be one hundred percent (100%) vested and non-forfeitable at all times. No Voluntary Employee Contributions or after-tax dividend reinvestment shall be permitted in the Plan after June 30, 1998.

         3.05 Forfeitures. A Participant shall at all times be vested in his Account Balance under the Plan. In the event a forfeiture arises under this Plan as a result of misclassification or mistake concerning participation (and such amount is not otherwise returnable to the Company), such forfeiture shall be applied to reduce the Company's Matching Contributions, and then Company Mandatory Contributions, for the year in which such forfeiture arises.

         3.06  Investment of Contributions.
                  (a) Generally. All contributions under the Plan shall be added to the Fund held by the Trustee under the Trust Agreement, to be managed, invested, reinvested and distributed in accordance with the Plan, the Trust Agreement and any agreement with an insurance company or other financial institution constituting a part of the Plan and Fund. The management and control of the assets of the Plan shall be vested in the Trustee designated by the Company, provided that the Company may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan.

                  (b) Participant Directed Investments.
                           (i) Of Salary Reduction Account Balances. A
                  Participant or, in the event of a Participant's death, a Beneficiary may direct the investment of the Participant's 401(K) Account which consists of his Salary Reduction Account Balance.
                           (ii) Of ESOP Account Balances. Effective as of
                  January 1, 1999, any Participant who has completed five (5) Years of Service with the Company or another Participating Company (or in the event of such Participant's death, his Beneficiary) may make an annual election to diversify the investment of up to 25% of the then dollar value in his ESOP Account (as defined in the Glossary) from Company Stock to the other investment options available under the terms of the Plan. This right of diversification is in addition to the rights afforded Participants under Section 9.07 of the Plan. The Participant may transfer the diversified portion of his ESOP Account with the same frequency and manner, and in accordance with the same rules as are applicable generally to Participant directed investments under the Plan; provided, however, that the Participant may not elect to redirect investment of his ESOP Account Balance back into Company Stock. Notwithstanding anything in this Section 3.06(b)(ii), it is the intent of the Company that the ESOP Portion of the Plan remain primarily invested in Company Stock. The Company may take any and all actions necessary, including elimination of the diversification option for ESOP Accounts, to the extent that such diversification threatens to cause the ESOP portion of the Plan to fail to be invested primarily in Company Stock.
                           (iii) Status of Plan under Section 404(c) of ERISA.
                  By virtue of the Participant directed investments in this
                  Section 3.06(b)(i) and (ii), the Plan is intended to constitute a plan described in Section 404(c) of ERISA and the final regulations issued thereunder. As such, the fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by the Participant (or Beneficiary). However, the Participant or Beneficiary shall not be deemed to be a Plan fiduciary by reason of the exercise of control over the investment of his Account. Participant investment directions shall be subject to such rules and regulations as to the timing and frequency of investment changes, limitations, allocations of expenses and other aspect of Plan administration as the Committee may from time to time establish in writing. The Company may change the types of investments offered from time to time, and may add or delete any particular investment option by resolution of the Board of Directors or the Employee Benefits Committee if so authorized by the Board.
                           (iv) Restrictions on Insiders. Any election by an
                  officer of the Company to (a) transfer money out of Company Stock in the Plan into another investment offered under the Plan, (b) invest in Company Stock under the Plan, or (c) receive a cash distribution from Common Stock in the Plan, shall be automatically ineffective and void if (i) it would involve the acquisition or disposition of one or more shares of Company Stock in a Discretionary Transaction, and (ii) the officer attempting to make the election has engaged in a Discretionary Transaction, under the Plan or any other employee benefit plan of the Company, involving the acquisition or disposition of one or more shares of Company Stock within the six-month period immediately preceding the date of such attempted election.
                           A "Discretionary Transaction" means any transaction
                  pursuant to the Plan or any employee benefit plan of the Company that is made at the volition of a Participant, other than a transaction made in connection with the Participant's death, disability, retirement or termination of employment, or a transaction that is required to be made available to the Participant pursuant to the terms of the Code or applicable regulations. Transfers by Restricted Participants of funds out of, or into, Company Stock in the Plan may be made only with the approval of the Company and in accordance with applicable securities regulations and may not be made via telephonic transfer instructions. The restrictions contained in this subsection apply to transfers among investment funds, investment and reinvestment, withdrawals, and distributions affecting the a Participant's Company Stock Account.

         3.07  Valuation of Company Stock.
                  (a) For Purposes of Acquisition. In determining the value of Company Stock contributed as Company Contributions, and in determining the price at which the Trustee shall purchase Company Stock from the Company, the value of Company Stock as of a date shall be computed on the basis of the average of the closing prices of the Shares, as reported on the composite tape for New York Stock Exchange listed securities, for the five (5) consecutive trading days immediately preceding such date.
                  (b) For Purposes of Allocation. In determining the value of Company Stock being allocated to Participants' Accounts, including the value of Company Stock being allocated as it is released from the Loan Suspense Account, the value of Company Stock as of such allocation date shall be computed on the basis of the average of the closing prices of the Shares, as reported on the composite tape for the New York Stock Exchange listed securities for the five (5) consecutive trading days immediately preceding such allocation date.
                  (c) For Purposes of Disposition. With respect to distributions which are to be made to Participants in cash, that portion or all of the vested Account Balances of (1) Participants terminating during a Plan Year and electing a cash distribution and (2) Participants electing a cash distribution of Shares of Company Stock subject to diversification, shall be liquidated by the Plan Trustee as soon as administratively practicable but not later than sixty (60) days following the close of the Plan Year in the case of (1) above and (ii) during the second quarter following the close of the Plan Year, in the case of (2) above. The amount to be distributed to each Participant shall equal the net proceeds of all Company Stock sales transacted by the Trustee on account of distributions on the date in question, divided by the number of whole and fractional shares of Company Stock then being cashed out of Participants' Accounts.

         3.08 Expenses of Plan Amendment and Administration. The expenses of amending, restating and administering the Plan and Fund shall be paid by the Fund, to the extent not paid directly or reimbursed by the Company. The Company may advance funds to the Plan for the payment of Plan ordinary operating and administrative expenses, and shall be entitled to be reimbursed therefor from the Plan without interest. Administrative expenses include fees and expenses of the Fiduciaries of the Plan for the performance of their duties under the Plan, reasonable fees and expenses of any legal counsel, accountant, actuary or agent for authorized services rendered in respect of the Plan and all other proper charges and disbursements in respect of the Plan (including settlements of claims or legal actions approved by legal counsel to the Plan). Investment expenses or special expenses incurred by the Plan on behalf of any Participant pursuant to Participant's directed investments of his Account Balance under this Plan shall be charged directly against such Participant's Account Balance. The members of the Employees' Benefit Committee, Review Committee and any other Committee permitted under this Plan shall serve without compensation for their services as such, but shall be reimbursed by the Company for all necessary expenses incurred in the discharge of their duties. All expenses directly or indirectly caused or incurred as a result of individual investment direction shall be paid from and constitute a charge against the respective account of a Participant requesting such individual investment direction.

         3.09 Fund is Sole Source of Benefits. The Fund shall be the sole source of benefits under the Plan. Neither the Company nor any other Fiduciary of the Plan guarantees the Fund in any manner against investment loss or depreciation in asset value or assumes any liability or responsibility for payment out of its or his own assets of any benefits promised under the Plan. Each Participant, Beneficiary or other person who shall claim the right to any payment under or in respect of the Plan shall bear all risk in connection with any decrease in the value of the assets of the Fund or in their Account Balance. Any Participant, Beneficiary or other person claiming any benefit under or in respect of the Plan shall be entitled to look only to the Fund for such payment and, unless otherwise required by applicable law, shall not have any right, claim or demand therefor against the Company or any other Fiduciary of the Plan.

         3.10 Transfers. With the written permission of the Plan Administrator, to be determined in its sole discretion, and without regard to the limitations imposed under Article VII, the Plan may directly receive as a Transfer all or part of the entire amount distributable on behalf of a Participant from a profit sharing or stock bonus plan meeting the requirements of Internal Revenue Code
Section 401(a) pursuant to the terms of an elective transfer as provided in
Section 1.411(d)-3 of the Treasury Regulations. Likewise, the Company may receive Transfers representing the assets of any predecessor plan. Notwithstanding the foregoing, the Plan Administrator shall not permit Transfers from any plan subject to Sections 401(a)(11) or 417 of the Code. Transfers may be invested in any manner authorized under the provisions of this Plan or may be segregated and invested separately according to the provisions of the prior terminated or predecessor plan.

        3.11 Suspension of Salary Reduction Agreements. The following provisions shall apply with respect to suspension of Salary Reduction Agreements.
                (a) Elective Suspension. An Active Participant may elect to suspend his Salary Reduction Agreement by filing a written or telephonic notice thereof with the Administrator at any time. Such notice shall be effective as soon as administratively feasible following the filing of the notice of suspension with the Plan Administrator.
                (b) Suspension for Leave. A Participant who is absent from employment on account of an authorized leave of absence or military leave shall have his Salary Reduction Agreement suspended during such leave. Such suspension of Contributions shall be effective on the date payment of Compensation by the Company to him ceases, and shall remain in effect until payment of Compensation is resumed. At the expiration of the suspension period described in (a) and (b) above, the Participant's Salary Reduction Agreement shall automatically become effective again and such applicable contributions shall be resumed on behalf of the Participant.

                                   ARTICLE IV

                        ALLOCATIONS AND ACCOUNT BALANCES
                        --------------------------------

         4.01 Books and Records to Show Account Balances. The Plan Administrator shall maintain, or cause to be maintained, books and records in such a manner as to allow a determination of the Company's contributions and each Participant's Account Balance (including the number of Shares each Participant is entitled to under the Plan and the data used in computing such Account Balance).

         4.02 Separate Accounts Maintained. In connection with the administration of the Plan, separate accounts shall be maintained to record (a) Salary Reduction Contributions made on behalf of Participants under the 401(k) savings feature of the Plan; (b) the Company Stock Contribution made to the Prior Plan by the Company; (c) the Company Stock Contribution made to the Prior Plan by the Participant; (d) the Company Discretionary Contribution Account Balance; (e) the Company Matching Contribution Account Balance; (f) the Company Mandatory Contribution Account Balance; (g) the Participant's Voluntary After-tax Contribution Account; (h) the Transfer Account Balance, if any, of each Participant; (i) the Acquisition Loan Suspense Account Leveraged Share balance; and such other or different account balances or amounts as the Plan Administrator may determine to be appropriate from time to time. Except as provided in Section 3.10, above, the establishment and use of such accounts shall not require a segregation of fund assets, all of which may be administered as a single trust, nor vest in any Participant any right, title or interest in any specific assets of the fund.

         4.03 Allocation of Company Contributions and Forfeitures. Subject to such different allocation as may be required by the terms of any order of a court of competent jurisdiction, the Top-Heavy provisions of Article VIII hereof, the annual additions limitations of Article VII hereof, Company Contributions under Section 3.02 hereof and forfeitures under Section 3.05 hereof shall be allocated as provided in this Section. Allocations (or the rate of allocations) of contributions (and forfeitures) shall not be discontinued or decreased because of a Participant's attainment of any age.
                (a) Allocation of Salary Reduction Contributions. Salary Reduction Contributions with respect to a Plan Year attributable to a Participant's Salary Reduction election shall be allocated to the Participant's Salary Reduction Contribution Account Balance no later than the 15th business day following the end of the month in which the contribution with respect to his Salary Reduction is made.

                  (b) Allocation of Company Discretionary Contributions. All Participants who were employed by the Company at the end of the Plan Year, or who terminated during a Plan Year as a result of death, disability or Normal Retirement Age, shall be eligible to share in the allocation of Company Discretionary Contributions for such Plan Year. Company Discretionary Contributions, including Stock contributed by the Company or purchased with cash contributed for such purpose or purchased by an Acquisition Loan, with respect to a Plan Year shall be allocated as of the close of the Plan Year to the Accounts of all eligible Participants in the ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all eligible Participants for the Plan Year.
                  (c) Allocation of Company Matching Contributions. Company Matching Contributions, if any, made by the Company with respect to a Plan Year, shall be allocated to the Company Matching Contribution Account Balances of those Participants who elect Salary Reduction Contributions to the Company Salary Savings Plan with respect to such Plan Year in accordance with Section 3.02(a)(1) based upon the amount of such Participant's Salary Reduction Contributions for such Plan Year to the Company's Salary Savings Plan.
                  (d) Company Mandatory Contributions. Company Mandatory Contributions, made by the Company with respect to a Plan Year shall be allocated to the Company Mandatory Contribution Account Balance of each Participant who was eligible to receive such allocation in accordance with Section 3.02(a)(2)(A).
                  (e) Allocation of Forfeitures. With respect to a Plan Year, forfeitures that are not returnable to the Company shall be applied to pay Plan administrative expenses and/or reduce Company Matching Contributions in accordance with Section 3.05.

                  (f) Additional Allocation Rules. Any portion of a contribution or forfeiture that is insufficient to purchase an additional Share of Stock shall be handled in such nondiscriminatory manner as the Plan Administrator shall determine.
                  The amount of the Company's contributions and forfeitures allocated to a Participant under this Section shall be added to such Participant's Account Balance as of the end of the Plan Year and the resulting balance shall constitute that portion of such Participant's Account Balance derived from Company contributions and forfeitures until the same is redetermined, reduced by distribution or otherwise changed in accordance with the provisions of the Plan.
                  (g) Allocation of Leveraged Shares Released from Loan Suspense Account. Shares of Company Stock that are acquired with an Acquisition Loan as provided in Article IX ("Leveraged Shares") shall be initially credited to a Loan Suspense Account and shall be allocated to Participants' Account Balances only as payments of principal and interest on any Acquisition Loan are made. The number of Leveraged Shares to be released from the Loan Suspense Account for allocation in accordance with the provisions of Section 4.03(b), (c) and (d) of this Section as determined by the Company shall be based upon the ratio that the payments of principal and interest on the Acquisition Loan for that Plan Year bears to the total projected payments of principal and interest over the duration of the Acquisition Loan period. Leveraged Shares released from the Loan Suspense Account shall be allocated first
         (i) to the Company Matching Contribution Account Balance of Participants electing Salary Reduction Contributions in such amounts as are necessary to make the Company Matching Contributions required by
         Section 3.02(a)(2) and, to the extent that released Shares remain to be allocated, then (ii) to the Company Mandatory Contribution Account Balance of Eligible Participants as required by Section 3.02(a)(3)(A). To the extent that the Leveraged Shares so released are insufficient to make the full Company Matching Contribution and/or Mandatory Contribution, the Company shall make the remainder of such Matching Contribution and/or Mandatory Contribution in accordance with Section 3.02(a). To the extent that the value of the Leveraged Shares so released exceeds the sum of the Company's Matching Contribution obligation and Company Mandatory Contribution obligation with respect to a Plan Year, the excess of the Leveraged Shares so released shall be allocated as a Company Discretionary Contribution in accordance with Sections 3.02(a)(3)(B) and 4.03(a).

                  (h) Allocation of Reinvested Dividends. Those dividends on Company Stock which, prior to July 1, 1998, are reinvested by Participants in shares of Company Stock in accordance with Section 4.04 below shall be allocated to the Voluntary Employee After-tax Contribution Accounts of Participants electing dividend reinvestment as soon as administratively feasible following the reinvestment of the dividend paid, but in no event later than 90 days following the close of the Plan Year to which the dividend relates.

         4.04  Allocation of Accruals; Application of Dividends.
                   (a) Distribution of Dividends in Cash; Election to Reinvest Prior to July 1, 1998. Cash dividends on shares held by the Trustee and allocated to the Account Balances of Participants in whole or in part shall, in accordance with Section 404(k) of the Code, be paid directly to Participants, or paid to the Trustee and then distributed to Plan Participants on a current basis as soon as practical but no later than ninety (90) days after the close of the Plan Year in which such dividends are paid, unless, prior to July 1, 1998, the Participant elects to have such distributed cash dividends used instead to purchase additional shares of Company Stock to be allocated to the Participant's Account. The ability to elect to have dividends applied to purchase shares of Company Stock is restricted to those Participants who are actively employed by the Company at the time the dividend reinvestment election is filed. If, prior to July 1, 1998, the Participant elects to have the cash dividends used to purchase additional Shares of Company Stock, the Participant shall be deemed to have elected to receive the distribution of dividends in cash and to have further elected to contribute such cash to the Plan as a Voluntary Employee After-Tax Contribution. Such election shall be made in writing annually in advance of the Plan Year with respect to which the dividends are to be paid. Dividend distributions shall not be subject to the spousal consent requirement. If additional shares are purchased pursuant to a Participant's election pursuant to this Section 4.04, such additional Shares shall be allocated to the Participant's After-Tax Contribution Account Balance, to the nearest thousandth of a Share (for record keeping purposes), on the basis of the following ratio multiplied by such additional Shares purchased:

               Amount of Participant's Cash Dividend Repurchase Election
          --------------------------------------------------------------------
          Total amount of all Participants' Cash Dividend Repurchase Elections

                  (b) Distribution of Dividend in Cash; No Right to Reinvest on or after July 1, 1998. Effective as of June 30, 1998, the dividend reinvestment feature of the Plan is being eliminated, and all dividends thereafter paid on shares of Company Stock allocated to Participant's Accounts shall be distributed in cash to Participants. The amount of any cash dividends distributed to a Participant pursuant to this
         Section 4.04 shall be based on the number of whole and fractional Shares allocated to such Participant's account on the applicable record date.

                  (c) Application of Dividends on Leveraged Shares to Repay Acquisition Loan. All dividends on Leveraged Shares that are held by the Trustee in the Loan Suspense Account shall be used by the Trustee (together with Company contributions and the proceeds from the sale, exchange or disposition of such Leveraged Stock) to make debt service payments in accordance with Section 404(k) of the Code and Section 4.03(f) of the Plan.

                  (d) Stock Splits; Stock Dividends. Any Shares received by the Trustee as a stock split or stock dividend with respect to Shares held in the Account Balances of Participants shall be allocated to their respective Account Balances. In the event any rights, warrants, or options are issued on the Shares, the Trustee on behalf of Participants shall sell them and invest the proceeds in Employer Shares, which shall be equitably allocated to each Participant's Account Balance on the basis of the ratio of the Shares in each such Account Balance to the total Shares in all Participants' Account Balances.

        4.05 Valuation and Allocation of the Fund. The Plan Administrator shall revalue at current fair market value and allocate the Fund as of the end of each Plan Year. In its discretion, it may so revalue and allocate the Fund as of any other date, including on a daily basis. Such revaluation shall be done separately for each sub-account, such sub-accounts consisting of Salary Reduction Contributions, Company Discretionary Contributions, Company Matching Contributions, Company Mandatory Contributions and other sub-accounts established. All income earned, expenses incurred and profits and losses realized and unrealized with respect to each Participant directed investment during the period since the last valuation shall be determined in accordance with acceptable account methods reasonably and consistently applied and shall be added to, or deducted from the Account of each Participant, based on the amount in each Participant directed investment as of the preceding valuation date, plus contributions to a Participant's Account allocated to such Participant directed investment during the period since the preceding valuation date weighted in a reasonable and consistent manner. Before allocation, the Accounts of Participants shall be reduced by any payments made therefrom. For purposes of revaluing and allocating the Fund, any annuity contracts or life insurance policies held under the Plan shall not be included, but shall be treated as segregated assets the value of such shall be added to the Account Balances of the Participants whose benefits are to be paid in whole or part through such contracts or policies. If any contributions or other amounts are credited to the Account Balance of a Participant between revaluation dates, the Plan Administrator, in its discretion and in accordance with uniform and nondiscriminatory procedures, may direct that such contributions or amounts be separately invested and treated as segregated assets (the earnings on which, if any, will be credited to the Participant's Account Balance) until the next revaluation date. Similarly, the Plan Administrator may in its discretion determine the earnings, if any, attributable to unallocated contributions and may allocate such earnings as part of the contributions in lieu of allocating such earnings as part of the general allocation of the revalued Fund
         For the purpose of determining the value of Stock contributed as Company Contributions, and for the purpose of determining the price at which the Trustee shall purchase Company Stock from the Company, the value of Company Stock as of a date shall be computed on the basis of the average of the closing prices of the Shares, as reported on the composite tape for New York Stock Exchange listed securities, for the five (5) consecutive trading days immediately preceding such date.

         4.06 Account Balance Subject to Change Until Distributed. A Participant's Account Balance shall remain subject to revaluation and other change in accordance with the provisions of the Plan until actually distributed from the Fund to the Participant or Beneficiaries.

                                    ARTICLE V

                              BENEFITS AND VESTING
                              --------------------

         5.01 Benefits Are Based on Account Balances. The Plan is a combined 401(k) stock bonus plan and ESOP under which a Participant's benefits depend entirely on such Participant's Account Balance. Plan benefits consist solely of distributions of Account Balances. No particular level of benefits is guaranteed or assured under the Plan. Any benefits provided under this Plan which are protected benefits under Section 411(d)(6) of the Code and Regulations thereunder shall be available to Participants (and their Beneficiaries) without regard to Employer consent or discretion. All distributions under this Article V shall be subject to the securities law restrictions concerning short-swing profits for Restricted Participants contained in Section 3.06(b)(iv) of the Plan.

         5.02 Vesting in Account Balances. Participants shall be fully vested at all times in their Account Balances.

         5.03 Normal Retirement Benefits. Upon retirement at the Normal Retirement Date, a Participant's Account Balances shall be fully vested and shall be distributed as provided in Article VI hereof.

         5.04 Early Retirement Benefits. The Plan does not provide for a retirement date earlier than a Participant's Normal Retirement Date.

         5.05 Deferred Retirement Benefits. Any Participant employed by the Company beyond such Participant's Normal Retirement Date shall be fully vested in such Participant's Account Balances, which shall be distributed as provided in Article VI hereof upon actual retirement or at such earlier date as may be required for payments to begin by the Participant's Required Beginning Date. A Participant continuing as an Employee following such Participant's Normal Retirement Date shall continue to share in any Company Mandatory, Company Discretionary and Company Matching Contributions and revaluations of the Fund under Article IV hereof made while such Participant is still an Employee and a Participant. Unless otherwise determined under Section 6.02 hereof, deferred retirement payments will commence no later than a Participant's Required Beginning Date and generally on or as soon after the Participant's actual retirement date as administratively feasible.

         5.06 Disability Retirement Benefits. Upon retirement on account of Permanent Disability, a Participant's Account Balances shall be fully vested and shall be distributed as provided in Article VI hereof. Unless otherwise determined under Section 6.02 hereof, disability retirement payments will commence on or as soon after the Participant's disability retirement date as administratively feasible.

         5.07  Death Benefits.
                  (a) Death While Employed by Company. Upon death while employed by the Company or a Related Employer, a Participant's Account Balances shall be fully vested and shall be distributed in full to the Beneficiary designated as provided in Article VI hereof. Unless otherwise determined under Section 6.02 hereof, death benefit payments will commence on or as soon after the Participant's death as administratively feasible.
                  (b) Death After Employment Has Ended. Upon death after employment with the Company or Related Employers has ended, the Participant's vested Account Balances, if any, shall be distributed in full to the Beneficiary designated as provided in Article VI hereof. Unless otherwise determined under Section 6.02 hereof, death benefit payments will commence on or as soon after the Participant's death as administratively feasible.

         5.08 Benefits Before Termination of Employment. Benefits assigned to an alternate payee under a qualified domestic relations order may be distributed to such alternate payee, in accordance with Section 6.14(g), below, prior to the date the Participant terminates employment with the Company. If a Participant qualifies for a distribution under the following provisions of this Section, requests such distribution by a signed writing filed with the Plan Administrator and the Plan Administrator in its discretion approves the same, then distributions may be made in accordance with the following provisions while the Participant remains employed. Distributions under this Section shall be subject to uniform and nondiscriminatory rules and procedures (which, among other things, may limit the number of withdrawals per year, set maximum or minimum withdrawal amounts, and specify required information to be provided) approved by the Plan Administrator in its discretion from time to time.
                  (a) Distribution of Voluntary Contributions. A Participant may receive a distribution of some part or all of his Voluntary After-Tax Contributions made to the Plan by filing a signed, written request for such distribution with the Plan Administrator. Distribution shall be first made from that portion of the Participant's Voluntary After-Tax Contribution Account that was attributable to matched TRAESOP Participant contributions, and then from that portion of the Voluntary After-Tax Contribution Account Balance that is attributable to reinvested dividends. Distributions under this Section 5.08(a) shall be subject to uniform and nondiscriminatory rules and procedures (which, among other things may limit the number of withdrawals per year and set maximum or minimum withdrawal amounts) approved by the Plan Administrator in its discretion from time to time. Distributions under this section shall be made on or as soon after the distribution date requested by the Participant as administratively feasible, and shall be made from and charged to the Voluntary After-Tax Contribution Account Balance of the Participant.
                  (b) Distribution of TRAESOP/PAYSOP Shares for Good Cause. A Participant may, prior to his termination of employment by the Company, request a distribution of TRAESOP and PAYSOP Shares from his or her Account Balance. A distribution prior to termination of employment shall be permitted only if the Participant furnishes evidence satisfactory to the Plan Administrator that the distribution is for good cause and may not include any TRAESOP or PAYSOP Shares allocated to Participant's Account from the Prior Plan less than eighty-four (84) full calendar months before the date of the distribution, nor shall it include any Shares acquired through dividends declared on such TRAESOP and PAYSOP Shares, Shares purchased with Matching Contributions ,

         Shares purchased with Company Mandatory Contributions, or amounts attributable to Salary Reduction Contributions. For the purpose of this Section, "good cause" shall mean a need for financial assistance in meeting obligations incurred or to be incurred with respect to the health, education, or welfare of the Participant or a member of his or her immediate family, or with respect to an accident or casualty to person or property suffered by such Participant or a member of his or her immediate family, as determined by the Plan Administrator in its sole discretion. The Plan Administrator shall consider the application of the Participant and act on such application according to standards and rules uniformly applicable to all Participants similarly situated. Distributions pursuant to this Section 5.08(b) shall be made at such times and in such manner as the Plan Administrator shall determine; provided, however, that distributions shall be made only in whole Shares.
                  (c) Age 59 1/2 Distribution. If the Participant is Age 59-1/2 or over, his entire Salary Reduction Account Balance may be distributed, as of the Valuation Date immediately following the Participant's timely delivery of a request for distribution.
                   (d) Hardship Distributions. If the distribution qualifies as a Hardship Distribution (as defined in the Glossary), then contributions made as a result of a Salary Reduction Agreement by the Participant, but not earnings credited thereon after December 31, 1988, may be distributed regardless whether the Participant has reached age 59 1/2. Withdrawals made in accordance with this section may not be repaid. Before obtaining a Hardship Distribution, a Participant, if eligible, shall be required to request a loan pursuant to Section 5.12. If a Participant receives a Hardship Distribution, Salary Reduction Contributions shall be suspended for the twelve (12) month period following the date of the Hardship Distribution ( for (6) months following the Hardship Distributions, with respect to Hardship Distributions made on or after January 1, 2002). When salary contributions resume, the Salary Reduction Agreement may not provide for Salary Reduction Contributions for the taxable year in which the Salary Reductions commence in excess of the applicable dollar limit specified in Code Section 402(g) reduced by the amount of such Participant's Salary Reduction Contribution for the taxable year in which the Hardship Distribution is made. Unless otherwise determined under Section 6.02 hereof, payments under this Section will commence on or as soon after the distribution date requested by the Participant as administratively feasible. Distributions shall be made from and charged to the Account Balance of the Participant.
                  (e) Distribution or Reinvestment of Post-1986 Allocated Shares Subject to Diversification.. Effective with respect to Shares of Company Stock allocated to Participants' Account Balances after December 31, 1986 ("post-'86 allocations") as a result of Company contributions, Participants who have both reached age 55 and completed ten years of Plan participation ("Qualified Participants") shall have the right, by end of the ninetieth (90th) day following the close of each Plan Year during such Participant's applicable "qualified election period" as hereinafter defined, to direct that twenty-five percent (25%) of such Participant's post-'86 allocations (fifty percent (50%) in the case of the last year to which such election applies) be (i) distributed either in cash or in whole shares of Company Stock, with fractional shares being paid in cash, or (ii) reinvested among the investment options from time made available under the Plan. The post-1986 allocations available for distribution or reinvestment with respect to each Participant's Account Balance shall be reduced by the value of post-1986 allocations already distributed or reinvested pursuant to this Section and Section 9.07. Distributions and reinvestments shall be made within ninety (90) days of the last day of the period during which the election can be made. Distributions made in cash, rather than Company Stock, shall be valued in accordance with
         Section 3.07. The right to diversification or distribution of post '86 allocations shall be in addition to the right of diversification available to employees generally under Section 3.06(b)(ii) and shall be administered in accordance with Section 9.07 of the Plan.
                  A qualified Participant's "qualified election period" shall be the six Plan Year period beginning with the first Plan Year in which the Participant first becomes a Qualified Participant.

         5.09 Benefits Following Termination of Employment.
                  (a) Vesting. Each Participant shall be fully vested in his Account Balance at all times. Upon termination of employment, a Participant's Account Balance shall be distributed in accordance with subsection (b) below and in the manner and form provided in Article VI.
                  (b) Payment. Payment of vested benefits will commence as follows:
                           (1) if the present value of the Participant's vested
                  Account Balance does not exceed Five Thousand Dollars ($5,000), based on the most recent Plan Valuation Date, the Account Balance shall be paid in a single sum as soon as administratively feasible following the Participant's termination of service. For purposes of this section and this Plan, if the value of a Participant's vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Account Balance.
                           (2) If the present value of the Participant's vested
                  Account Balance exceeds Five Thousand Dollars ($5,000), the Account Balance shall, subject to receiving the written consent of the Participant, be paid as soon as administratively feasible following the Participant's termination of service, based on the most recent Plan Valuation Date preceding the date of distribution. In no event shall distribution be made later than 60 days after the close of the Plan Year in which the Participant's Normal Retirement Date occurs.

         5.10 Changes in Vesting Provisions. The vested Account Balance of a Participant shall be nonforfeitable and shall not be reduced by any amendment to the Plan, unless such amendment is required or permitted by the Code or other law. In the event that the vesting provisions of the Plan are amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Account Balance vested percentage, or if the Plan is deemed amended by the application of the Top-Heavy provisions of Article VIII hereof, a

Participant with at least three (3) Years of Vesting Service as of the expiration date of the election period described below may elect to have such Participant's vested Account Balance computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting provisions. The election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of--
                  (a) the adoption date of the amendment, (b) the effective date of the amendment, or
                  (c) the date the Participant receives written notice of the amendment from a Plan Fiduciary. 5.11 No Vesting or Benefits Except As Expressly Provided. No action by the Company (including the establishment and maintenance of the Plan) or by any Employee, Participant, Beneficiary, Fiduciary, or any other person shall vest in any Employee, Participant or Beneficiary any right, title or interest in and to any Plan assets or benefits except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan.

         5.12 Loans to Participants. The Plan Administrator has established a loan program in accordance with Section 408(b)(1) of ERISA and consistent with the provisions of this Section 5.12. Only a Participant or Beneficiary who (1) is a Party in Interest as defined in Section (3)(14) of ERISA, and (2) is not a Shareholder-Employee or an Owner-Employee as defined in the Glossary (hereinafter collectively referred to as "Eligible Borrowers") shall be eligible to participate in the loan program.
                  (a) General Rules. Any Eligible Borrower with a vested interest in an Account Balance under the Plan may make an application to the Plan Administrator for a loan. Loan applicants may be required to pay a reasonable loan processing fee which shall be deducted from their Account Balance. Loan applications shall be approved or denied by the Plan Administrator within a reasonable period of time after receipt. Loans shall be made available to all Eligible Borrowers on a uniform and reasonably equivalent basis, without regard to an individual's race, color, religion, sex, age or national origin. In reviewing a loan application, the Plan Administrator shall consider only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

         Such factors may include the Eligible Borrower's creditworthiness and financial need. If approved, the Plan Administrator shall direct the Trustee to make a loan to the Eligible Borrower. Any loan made to a Eligible Borrower shall be treated as a segregated investment of a portion of the Eligible Borrower's Account Balance. Loans shall be processed and made in accordance with rules and procedures from time to time adopted by the Plan Administrator in its discretion. Such rules and procedures shall be in a written document and are hereby incorporated herein by reference.
                  (b) Amount. Loans shall be made in amounts approved by the Plan Administrator in its discretion. Only one loan shall be outstanding at a time. No loan shall be for less than One Thousand Dollars ($1,000). No loan, when added to the outstanding balance of all other loans from the Plan to the Eligible Borrower shall exceed the lesser of:
                           (1) Fifty Thousand Dollars ($50,000), reduced by the
                  excess (if any) of the highest outstanding balance of loans from the Plan to the Eligible Borrower during the one-year period ending on the day before the date the loan is made, over the outstanding balance of loans from the Plan to the Eligible Borrower on the date the loan is made, or
                           (2) one-half (1/2) of the Eligible Borrower's vested
                  Account Balance as of the valuation date coincident with or immediately preceding the date of the loan.
                  (c) Rate of Interest. All loans shall be considered a segregated investment of the Trust Fund and shall bear a reasonable rate of interest to be determined by the Plan Administrator taking into consideration the interest rates being charged by regional and local banks, the prevailing prime rate and general economic conditions. The interest rate shall not exceed the maximum rate allowed by state or federal law, provided, however, that the Plan Administrator shall have no obligation to make loans during any period in which the maximum rate allowed by state or federal law would not permit the loan to bear a reasonable rate of interest in light of the prevailing economic circumstances.
                  (d) Term of Loan. All loans, except those loans made for the acquisition of the principal residence of an Eligible Borrower, shall be for a maximum of five (5) years or for such shorter term as the Plan

         Administrator may determine. A loan provided to acquire a dwelling unit which within a reasonable time shall be used (as determined when the loan is made) as the principal residence of the Eligible Borrower shall be repaid within such reasonable time as the Plan Administrator determines but, in no event, shall such term exceed twenty (20) years.
                  (e) Security. All loans shall be secured by the pledge of the Eligible Borrower's vested Account Balance under the Plan and may be further secured by additional collateral acceptable to the Plan Administrator if the Plan Administrator determines, in a uniform and nondiscriminatory manner, that such additional collateral is necessary or desirable to ensure repayment of the loan. No more than fifty percent (50%) of an Eligible Borrower's Vested Account Balance determined as of the valuation date coincident with or immediately preceding the date of the loan may be used to secure a loan. In the event of default, foreclosure on the note and the attachment of the Plan's security interest in an Account Balance will not occur until a distributable event occurs under the Plan.
                  (f) Repayment. All loans shall provide for substantially level amortization over the term of the loan, with payments of principal and interest made not less frequently than quarterly, provided, however, that the Eligible Borrower may prepay the loan at any time without penalty and the Plan Administrator may require repayment in full upon the Eligible Borrower's termination of employment. A loan shall be deemed in default, and a deemed distribution of the entire outstanding loan balance shall result, if the quarterly installment is not paid by the end of the calendar quarter following the quarter in which the installment was due. If an Eligible Borrower withdraws a portion or all of such individual's vested Account Balance or becomes entitled to payment of benefits under the Plan, such payments or withdrawals shall first be applied toward any outstanding loan balance (including accrued interest), with the excess, if any, being paid directly to the individual. To the extent permitted by law, repayments will be suspended during an unpaid leave of absence or layoff for up to one year, although interest will continue to accrue during these periods of suspension. Upon the Eligible Borrower's return to employment, the accrued interest will be added to his outstanding loan balance, and the individual's repayment schedule will be adjusted; provided that such adjustment shall not result in an extension of the original term of the loan. If a leave of absence or layoff exceeds one year, the outstanding loan balance will become immediately due and payable as of the end of the one-year period. If the Eligible Borrower is on leave of absence because of qualified military leave, loan repayments will be suspended under this plan as permitted under ss.414(u)(4) of the Internal Revenue Code.
                  (g) Outstanding Loan Balance at Termination of Employment. Upon the termination of employment of an Eligible Borrower with an outstanding loan, the outstanding balance (including accrued interest) of any loan shall become due and must be paid to avoid default. If such outstanding loan balance is not repaid upon termination, such amount shall be deducted from the Participant's remaining Account Balance. Thus, any distribution from the Plan following the Participant's termination of employment shall be reduced by any outstanding loan balance (including accrued interest) remaining unpaid. The amount of the defaulted loan shall be taxable as a distribution, and shall be subject to the premature distribution penalty tax contained in Section 72(t) of the Code.
                  (h) Loan Defaults While Employed. If a Participant fails to make an installment payment on an outstanding loan when due and the failure continues for sixty (60) days, the Administrator will provide the Participant written notice of his or her right to cure the failure by making the missed payment(s) or repaying the loan in full. If the failure to make an installment payment is not cured within ninety (90) days after the payment first became due, the loan will be in default. The amount of principal and interest on the loan remaining unpaid as of the date the loan defaults will be considered to be a "deemed distribution" and will be taxable to the Participant. However the loan will still be required to be repaid and interest will continue to accrue interest. To the extent that the loan has not be repaid by the Participant, the Plan is authorized to offset the entire outstanding amount of the loan (including accrued interest) against the Participant's Account Balance at the time the Participant becomes eligible for a distribution from the Plan.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS
                               -------------------

         6.01 General Rules for Payment. Benefits under the Plan shall commence as provided in Section 6.02 hereof and shall be paid in a form permitted under
Section 6.03 hereof. Notwithstanding any provision of the Plan to the contrary, all distributions from this Plan shall be made in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirement of Treasury Regulation Section 1.401(a)(9)-2. Specifically, the timing and form of benefits permitted under the Plan shall not violate any of the following requirements of the Code:
                  (a) Not later than the Participant's Required Beginning Date the Participant's entire benefits under the Plan either--
                           (1) shall be distributed to the Participant, or (2) shall commence to be distributed--
                                   (A) over the life of the Participant or over
                           the lives of the Participant and a designated Beneficiary, or
                                   (B) over a period not extending beyond the
                           Life Expectancy of the Participant or the Life Expectancy of the Participant and a designated Beneficiary.
         If the Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated Beneficiary, or (2) over the life of a designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary, then the amount required to be distributed for each calendar year beginning with distributions for the first Distribution Calendar Year must at least equal the quotient obtained by dividing the Participant's benefit by the lessor of (a) the Applicable Life Expectancy or (b) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q & A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to regulations Section 1.401(a)(9)-2. In the case of a Participant and spouse, such Life Expectancies may be redetermined from time to time, but no more frequently than annually, in accordance with regulations under the Code.
                  (b) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.
                  (c) If after distribution has begun in accordance with Subsection (a)(2), above, a Participant dies and death benefits are payable under the Plan such death benefits shall be distributed at least as rapidly as the Participant's remaining interest in the Plan would have been distributed under the method of distribution in effect as of the date of the Participant's death.
                  (d) If before distribution has begun in accordance with Subsection (a)(2), above, a Participant dies and death benefits are payable under the Plan such death benefits shall be distributed as of December 31 of the calendar year which contains the fifth (5th) anniversary of the death of the Participant unless an election is made to receive distributions in accordance with (1) or (2) below:
                           (1) if any portion of the Participant's interest is
                  payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the participant died;
                           (2) if the designated Beneficiary is the
                  Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died or (ii) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).
                  If the Participant has not made an election pursuant to this
         Section 6.01 by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which the distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.
                  If the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this section with the exception of Section 6.01(d)(2) therein, shall be applied as if the surviving spouse were the Participant.
                  (e) For purposes of satisfying the above requirements of this
         Section 6.01, any amount paid to a child of the Participant shall be treated as if it had been paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations under the Code).
                  (f) For purposes of this Section 6.01, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date or, if the last portion of Section 6.01(d) is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 6.01(d) above.
                  (g) A Participant's Salary Reduction Contribution Account Balance subject to Code Section 401(k) restrictions shall not be distributed to the Participant or his Beneficiary earlier than upon--
                           (1) the Participant's retirement, death, disability, or separation from service;

                           (2) the sale or the disposition by the Company of substantially all its assets used in a trade or business to an unrelated entity if the Company continues to maintain this plan, but only with respect to employees who continue employment by the acquiror;
                           (3) the sale or other disposition by the Company of the Company's interest in a subsidiary to an unrelated entity if the Company continues to maintain this Plan, but only with respect to employees who continue employment of with such subsidiary;
                           (4) termination of the Plan without establishment or maintenance of a successor plan; (5) Hardship, or;
                           (6) the attainment of age fifty-nine and one-half (59-1/2).
         Such Account Balances shall not be distributable merely by reason of the lapse of a fixed number of years or the Participant having completed a stated period of participation in the Plan. In the case of a distribution made on account of Hardship, only the Salary Reduction Contributions made by the Participant and not the earnings thereon may be distributed to the Participant.
Benefits under the Plan shall commence as provided in Section 6.02 hereof and shall be paid in a form permitted under Section 6.03 hereof. No benefits shall be payable under the Plan to a Participant or Beneficiary in any form of life annuity. Notwithstanding any provision of the Plan to the contrary, all distributions from this Plan shall be made in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirement of Treasury Regulation Section 1.401(a)(9)-2.
         (i) On or after January 1, 1993, and notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 6.01(i), a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover". An "eligible rollover distribution" is any distribution of all or any portion of the account balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution made on or after January 1, 1999 that qualifies as a Hardship Distribution, as provided under Section 5.08(d) hereof. An "eligible retirement plan" is an individual retirement account described in
Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. The Plan Administrator need not obtain evidence that a retirement plan has received an IRS determination letter in order to have a reasonable belief that such plan is qualified under Code Section 401(a). In the case of an eligible rollover distribution to a surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity. A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee. For purposes of this Section 6.01(i), a distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of such spouse or former spouse. The provisions of Section 6.01(i) shall be interpreted in accordance with the proposed regulations under Sections 401(a)(31), 402(c), 403(b)(8), 403(b)(10) and 3405(c) of the Code and IRS Notice 93-3, and any changes adopted from time to time, including final regulations thereunder, all of which are incorporated herein by reference.
         6.02 Commencement of Benefits. Payment of benefits under the Plan shall commence only after the Participant has qualified for the payment of benefits under the provisions of Article V hereof and then:

                 (a) normally will commence as of the day determined according to the provisions of Article V hereof;
                  (b) unless the Participant elects otherwise (subject to his Required Beginning Date and the incidental benefit rules under Treas. Reg. 1.401-1(b)(1)) shall not commence later than the sixtieth (60th) day after the close of the Plan Year in which occurs the later of the following events --
                           (1) the Participant's Normal Retirement Date; or
                           (2) the tenth (10th) anniversary of the year in which
                  the Participant commenced participation in the Plan; or
                           (3) the date on which the Participant ceases to be an
                  Employee of the Employer (including termination, death or disability); and (c) shall not commence until a written claim for benefits containing all information reasonably necessary for the payment of benefits, together with such supporting evidence as the Plan Administrator may require, has been filed with the Plan Administrator.

         6.03  Form of Payment.
                  (a) General Rules A Participant's benefits under the Plan, including any death or disability benefits, will be paid to the Participant or, if deceased, the Participant's surviving spouse or other Beneficiary designated in accordance with Section 6.04 hereof, shall be paid in a single lump sum. Distributions generally shall be made as soon as administratively feasible following the Participant's termination of service; provided, however, that if the Participant's vested Account Balance exceeds $5,000 upon his termination of service, no distribution shall be made without his written consent. In no event shall distribution of a Participant's vested Account Balance be delayed beyond what would have been the Participant's Normal Retirement Date. Benefits may be paid in cash, or in kind, or partly in cash and partly in kind. However, the portion of a Participant's Account Balance that is attributable to Company Matching Contributions, TRAESOP and PAYSOP contributions, and Company Mandatory Contributions shall be paid in whole Shares of Company Stock (with fractional Shares being paid in cash), unless the Participant (or his Beneficiary) elects to receive such payment in cash. Distributions made in cash rather than Company Stock shall be valued in accordance with Section 3.07.
                  (b) Special Rules for Account Balances Attributable to Stock Acquired After December 31, 1986. Notwithstanding Sections 5.09(b) and 6.03(a) hereof, with respect to Account Balances attributable to Stock acquired by the Plan after December 31, 1986, such Account Balances shall be distributable, unless the Participant elects otherwise, not later than one year after the close of the Plan Year:
                           (1) in which the Participant separates from service
                  on account of retirement (at normal retirement age), death or Permanent Disability; or
                           (2) which is the fifth plan year following the Plan
                  Year in which the Participant otherwise separates from service, provided, however, that the Participant has not been reemployed by the Company before distribution is required to begin under this clause.
         The preceding sentence shall not apply to Leveraged Shares until the close of the Plan Year in which the Acquisition Loan is repaid in full.
                  With respect to Account Balances attributable to Stock acquired by the Plan after December 31, 1986, unless the Participant elects otherwise, the distribution of the Participant's Account Balance will be in substantially equal period payments (not less frequently than annually) over a period not longer than five (5) years, provided, however, that if the Participant's Account Balance exceeds Five Hundred

         Thousand Dollars ($500,000), the five (5) year period shall be increased by one year (to a maximum of five (5) additional years) for each One Hundred Thousand Dollars ($100,000) or fraction thereof by which the Participant's Account Balance exceeds Five Hundred Thousand Dollars ($500,000). The dollar amount in the preceding sentence shall be adjusted for cost of living increases in accordance with Section 409(o)(2) of the Code.
                  (c) Special Rules for Transfer Account Balances. If, as a result of a Transfer from a terminated or predecessor stock bonus plan maintained by the Company, a Participant has accrued benefits attributable to service before such Transfer which would be deemed to be decreased under Section 411(d)(6) of the Code if such benefit were paid only in accordance with the provisions of this Plan (other than this paragraph (c)), then such benefits shall be payable at the election of the Participant or the Participant's Beneficiary in accordance with the provisions of paragraphs (a) or (b), above, as provided in the terminated or predecessor plan, or as provided in The United Illuminating Company's Employee Savings Plan. With respect to Transfer Account Balances from the Company's Savings Plan, all Section 411(d)(6) optional forms of payment including form and time of commencement and all other benefits, rights and features protected by
         Section 411(d)(6) and the Regulations thereunder shall survive the Transfer and continue to be applicable to such Transferred Account Balance. In the event of any conflict between the provisions of this Plan and the provisions of the Company's Savings Plan in effect at the time of such Transfer, any protected benefit, right or feature under
         Section 411(d)(6) shall be governed by the provisions of the Company's Savings Plan in such a manner so as to result in no loss or forfeiture of any such protected benefit, right or feature.
          6.04 Payment of Death Benefits. In the event that a Participant dies, whether before or after his termination of employment for any reason, and has an undistributed vested Account Balance under the Plan, such Account Balance, if any, shall be distributed to his or her Beneficiary determined in accordance with Section 6.05. Payment shall be made in the form of a lump sum.
         6.05 Designation of Beneficiaries. A Participant's spouse shall be the Participant's designated Beneficiary under the Plan unless the Participant designates a different Beneficiary and, if necessary, obtains a spousal consent in accordance with Section 6.06(b) hereof. Subject to the spousal consent rules of Section 6.06(b) hereof, at any time a Participant or Beneficiary, by means of a signed writing filed with the Plan Administrator (including a written election under Section 6.06 hereof naming a joint annuitant or other Beneficiary), may designate a person or persons to be a Beneficiary or Beneficiaries hereunder, or revoke a prior designation. The last unrevoked designation, if any, shall determine the designated Beneficiaries hereunder. A designation shall automatically revoke any prior designation made by the same person. A designated Beneficiary must survive the Participant (or prior Beneficiary) to be entitled to any benefits under the Plan. If there shall be no unrevoked designation of a Beneficiary upon a Participant's or Beneficiary's death, or if a Beneficiary shall become entitled to benefits hereunder and shall thereafter die without benefit payments having commenced to said Beneficiary and without there being any provision made for a successor Beneficiary, then benefits for which there is no designated Beneficiary shall be paid to the Participant's spouse, if then living, otherwise equally per stirpes to the Participant's then surviving issue, or if none, to the Participant's estate. If benefit payments have commenced to a Beneficiary who dies without there being any provision made for successor Beneficiaries, then benefits for which there is no designated Beneficiary shall be paid to the estate of the last Beneficiary which had been receiving the payments. Beneficiary designations by a Participant's Beneficiary shall only take effect if there are no living Beneficiaries designated by the Participant to receive the benefits in question.

         6.06  Benefit Elections.
                  (a) Subject to the provisions of Section 6.06(b) hereof, any Participant, by means of a signed writing filed with the Plan Administrator within the appropriate Election Period, may elect to have benefits paid in any optional benefit form available to such Participant under Section 6.03 hereof or to revoke any election or revocation previously made under this Section 6.06.
                  (b) Any designation of a Beneficiary other than the Participant's spouse under Section 6.05 hereof, shall not be effective unless--
                           (1) the spouse of the Participant consents in writing
                  to such designation and the spouse's consent acknowledges the effect of the same and is witnessed by a notary public; or it is established to the satisfaction of a Plan representative that spousal consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be provided in regulations under the Code; and
                           (2) the election designates a specific alternate
                  beneficiary, including any class of beneficiaries or contingent beneficiaries, and a form of payment, which may not be changed without spousal consent (unless the spouse expressly permits designation by the Participant without any further spousal consent).
         Any consent by a spouse obtained under this provision, or any determination that the consent of a spouse may not be obtained, shall be effective only with respect to such spouse. A consent that permits designations by the Participants without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and to a specific form of benefit (where applicable), and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received information, as provided in Section 6.07 hereof.

         6.07  Information to be Furnished Participant.
                  (a) At least thirty (30) days and not more than ninety (90) days before a distribution to a Participant, the Plan Administrator shall furnish the Participant with the following information:
                           (1) a general description or explanation of the forms
                  of payment available under the Plan, the circumstances under which each will apply and the availability of elections among them;
                           (2) any rights which the Participant has to defer
                  commencement of benefits, if benefits are scheduled to commence before such Participant's Normal Retirement Date; and
                           (3) such other information, if any, as the Plan
                  Administrator may determine to be useful or appropriate.
         Such information shall include a written explanation of the Participant's right to make or revoke, and the effect of making or revoking, an election under Section 6.06 hereof and the rights of the Participant's spouse under Section 6.06(b) hereof.

         6.08 Payments to Minors or Incompetents. Upon proof satisfactory to the Plan Administrator that any person entitled to receive a distribution under the provisions of the Plan has become incapable or incompetent to receive and receipt therefor, the Plan Administrator in its sole discretion may direct the Trustee to make payment of such distribution to the duly appointed and qualified guardian or conservator of the estate of such person, or if there shall be no such duly appointed and qualified guardian or conservator, to any person or persons appearing to the Plan Administrator to have assumed and to be reasonably responsible for the financial affairs of such person.

         6.09 Settlement of Small Benefits. Notwithstanding the preceding provisions of this Article VI, in the sole discretion of the Plan Administrator, any Account Balances of Five Thousand ($5,000) or less may be paid in a cash lump sum in full settlement of the Plan's liability therefor.

         6.10 Suspension of Benefits Upon Reemployment. Notwithstanding any other provisions of this Article VI, if a Participant receiving or entitled to receive benefits under the Plan returns to active service as an Employee of the Company prior to such Participant's Normal Retirement Date, payment of benefits under the Plan shall be suspended until the Participant subsequently terminates active service or attains Normal Retirement Date, whichever first occurs, provided, however, that (1) benefits to be paid in accordance with Section 5.08 hereof shall not be suspended, and (2) if the Participant continues active service beyond the Normal Retirement Date, the provisions of Section 5.05 hereof shall apply. The suspension of benefits under this Section 6.10 shall not affect a Participant's entitlement to or the timing of normal retirement benefits under the Plan.

         6.11 Discharge of Obligation; Receipt and Release. All distributions from the Fund pursuant to the provisions of the Plan shall be made by the Trustee in accordance with the Plan Administrator's written directions. All payments and distributions made hereunder shall to that extent constitute complete discharge of all obligations of the Company, the Plan Administrator and the Trustee, any of whom may require the distributee, as a condition precedent to any such payment or distribution, to execute a receipt and release therefor in a form satisfactory to the Fiduciaries of the Plan.
         6.12  Nonalienation of Benefits.
                  (a) The Plan is intended by the Company to provide a system of deferred compensation for the support of Participants, Beneficiaries and their families related to the loss of earning power upon the happening of certain events. Except as expressly provided in Section
         3.03 hereof or in this Section 6.12 or as otherwise permitted under ERISA and the Code, no benefits under the Plan will be subject to assignment or alienation, either voluntarily or involuntarily.
                  (b) A Participant's benefits under the Plan shall be paid in accordance with the applicable requirements of any "qualified domestic relations order" (as defined in ERISA and the Code) which applies to the Participant's benefits under the Plan.
                  (c) A Participant's benefits may be reduced, as provided under Code Section 401(a)(13)(C), as a result of an order or requirement to pay under--
                             (i) a judgment or conviction for a crime against
                  the Plan;
                            (ii) a civil judgment in connection with a violation
                  (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or
                           (iii) pursuant to a settlement agreement between the
                  Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a violation (or alleged violation) of Part 4 of such Subtitle by a fiduciary or any other person.
                 (d) In the event a Participant's benefits are attached by an order of any court, other than a "qualified domestic relations order" (as defined in ERISA and the Code) or by an order or requirement to pay (as described in Section 6.12(c) above), the Plan Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

         6.13 Benefit Claims Procedures. Claims for benefits must be in writing, signed by the Participant, the Beneficiary or the personal representative of either the Participant or Beneficiary, as the case may be, and shall be presented to the Plan Administrator. If a claim for benefits is denied in whole or in part by the Plan Administrator, the claimant shall be given written notice thereof within ten (10) days following such denial. Such written notice shall set forth:
                  (a) the reasons for denial of the claim;
                  (b) a reference to the particular provisions of the Plan on which denial of the claim is based;
                  (c) a statement as to any additional facts or information necessary to perfect the claim and an explanation as to why the same is required; and
                  (d) a reference to the procedures hereinafter set forth for review of the denial of the claim.
          A claim which is duly submitted shall be deemed to have been denied if it has not been granted in full within ninety (90) days after such submission. Every person whose claim for benefits under the Plan is denied in whole or in part by the Plan Administrator shall have the right to request a review of such denial. Such review shall be granted upon written request therefor filed by the claimant with the Plan Administrator within sixty (60) days following receipt of written notice of the denial. Such review shall be conducted by a Review Committee of three (3) persons to be designated by the Chief Executive Officer of the Company. With respect to any hearing by the Review Committee, the claimant, in person or by duly authorized representative, shall have reasonable notice of such hearing and an opportunity to be present and heard, may submit and review pertinent documents, and may submit a written statement. The Review Committee shall decide the matter with reasonable promptness and in any event within one hundred twenty (120) days following receipt of a request for review (ninety (90) days if such request for review relates to the denial of disability retirement benefits under Section 5.06 of the Plan). Its decision shall be in writing, shall set forth its reasons for decision and the provisions of the Plan on which it is based, and shall be communicated to the claimant.

         6.14  Qualified Domestic Relations Order Procedures.
                  (a) Following the receipt of a domestic relations order which may affect the payment of a Participant's benefits under the Plan, the Plan Administrator shall promptly notify the Participant and any alternate payee specified in the order (at the address included in the order) of the receipt of the order and the Plan's procedures for determining the qualified status of such order.
                  (b) By written direction to the Plan Administrator any alternate payee specified in the order may designate a representative for receipt of copies of notices sent to the alternate payee with respect to the order.
                  (c) Within a reasonable period after receipt of the order, the Plan Administrator shall determine whether such order is qualified and notify the Participant and any alternate payee involved of such determination. Such determination shall be made in accordance with provisions of ERISA and the Code and regulations thereunder. In making such determination, the Plan Administrator may obtain and rely upon the legal opinion of counsel as to the qualification of the order.
                  (d) During any period during which the issue of the qualification of an order is being determined, whether by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to an alternate payee during such period if the order had been determined to be qualified.
                  (e) If within eighteen (18) months of receipt of the order by the Plan Administrator, the order (as it may have been modified)--
                           (1) is determined to be a qualified order, the
                  segregated amounts (plus any interest thereon) shall be paid to the person or persons entitled thereto under the order (as it may have been modified), or

                           (2) is either determined not to be qualified or the
                  issue of qualification is not resolved, the segregated amounts (plus any interest thereon) shall be disposed of in the manner which would have applied if there had been no order.
                  (f) Any determination that the order (as it may have been modified) is qualified made after the close of the eighteen (18) month period shall be applied prospectively only.
                  (g) If the order is determined to be a qualified order, the segregated amounts (plus any interest thereon) may be paid to the person or persons entitled thereto, as soon as administratively feasible after such determination, if so specified in the order, even though the Participant bound by the order has not yet terminated service.

         6.15 Unclaimed Benefits. If the Plan Administrator has not been able to ascertain the whereabouts of any person to whom a payment is due under the Plan after diligent efforts have been made to locate the person, and if, after five
(5) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Plan Administrator or the Company, and within three (3) months after such mailing such person has not made written claim therefor, the Plan Administrator, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining benefits under the Plan otherwise due or to become due to such person be cancelled on the records of the Plan and the cancelled benefits be treated as a forfeiture to be reallocated in accordance with Sections 3.05 and 4.03 hereof to other Participants' accounts in the same manner as Company Discretionary Contributions. Upon such cancellation and reallocation, the Plan shall have no further liability therefor except that, in the event such person later contacts the Plan Administrator, provides an address and requests the benefits due under the Plan, the cancelled benefits shall be reinstated without any adjustment for interest or earnings, and the Company shall make such additional contribution as may be necessary to fund the reinstated benefits.

                                   ARTICLE VII
                             LIMITATIONS ON BENEFITS
                             -----------------------

         7.01 Limitation on Defined Contribution Plan Annual Additions. As and to the extent necessary to satisfy the limitations of Section 415 of the Code, the limitations of this Section 7.01 and the following Section 7.02 shall apply notwithstanding any other provision of this Plan. Annual additions with respect to a Participant under this and all other defined contribution plans (whether terminated or not) ever maintained by the Company or a Related Employer consisting of:
                  (a) all Employer contributions and the Contributions made pursuant to a Salary Reduction Agreement, and all Employee contributions, if any;
                  (b) forfeitures, if any;
                  (c) the Participant's voluntary contributions, if any;
                  (d) amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) if the Code, which is part of a pension or annuity plan maintained by the Company; and
                  (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company, shall not, with respect to any Limitation Year, exceed the lesser of:
                  (i) twenty-five percent (25%) of the Code Section 415 Compensation of the Participant for the year (excluding any medical benefits described in Sections 401(h) or 419A(f)(2) of the Code which are otherwise treated as annual additions under Sections 415(b) or 419A(d)(2) of the Code) (one hundred percent (100%) of such compensation for plan years commencing on or after January 1, 2002);

                  (ii) Thirty Thousand Dollars ($30,000), as adjusted for increases in the cost of living under Section 415(d) of the Code (e.g. $35,000 for 2001 and $40,000 for 2002); or
                  (iii) the maximum amount which, when considered in conjunction with benefits of the Participant under all defined benefit plans maintained by the Company or by Related Employers does not cause the limitations of Section 415 of the Internal Revenue Code of 1986, in effect from time to time, to be exceeded.
The annual additions for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as an annual addition. The compensation limitation referred to in (i), above, shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(l)(l) or 419A(d)(2) of the Code.
         In determining annual additions, forfeitures of Company Stock shall be based upon the fair market value of Company Stock as of the Anniversary Date. Any Company contributions which are applied by the Trustee (not later than the due date, including extensions, for filing the Company's federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Leveraged Shares which are allocated as forfeitures, shall not be included as annual additions under this Section; provided, however, that the provisions of this sentence shall be applicable only in Plan Years for which not more than one-third (1/3) of the Company contributions applied to pay principal and interest on an Acquisition Loan are allocated to Account Balances of Highly Compensated Employees.

         7.02 Overall Limitation on Defined Benefit and Defined Contribution Plan Benefits. Subject to such reduced limitations as may be required under the Top-Heavy provisions of Article VIII hereof, with respect to any Limitation Year beginning prior to January 1, 2000, the sum of a Participant's defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0. This limitation shall be applied in accordance with the following provisions.

                  (a) A Participant's defined benefit plan fraction is the projected annual benefit of the Participant under all defined benefit plans (whether terminated or not) ever maintained by the Company or by Related Employers divided by the lesser of--
                           (1) the product of 1.25 multiplied by the dollar
                  limitation from time to time in effect under Section 415(b)(1)(A) of the Code, or
                           (2) the product of 1.4 multiplied by the amount which
                  may be taken into account under Section 415(b)(1)(B) of the Code with respect to such individual for such year, all determined as of the close of the Limitation Year with such applicable adjustments and reductions as are required under Section 415(b) of the Code.
                  Notwithstanding the above, if the Participant was a Participant as of the first day of the Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence shall only apply if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.
                  (b) A Participant's defined contribution plan fraction is the sum of the annual additions to the Participant's account under this Plan and all other defined contribution plans (whether terminated or not) ever maintained by the Company or by Related Employers as of the close of the Limitation Year divided by the lesser of--
                           (1) the sum of the product of 1.25 multiplied by the
                  dollar limitation in effect under Section 415(c)(1)(A) of the Code (determined without regard to subsection (c)(6) thereof) for such year and each prior year of service with the Company and Related Employers, or

                           (2) the sum of the product of 1.4 multiplied by the
                  amount which may be taken into account under Section 415(c)(1)(B) (or subsection (c)(7), if applicable) of the Code for such year and each prior year of service with the Company and Related Employers, all determined as of the close of the Limitation Year and with such applicable limits and adjustments as are required under Section 415(b) of the Code.
                  Notwithstanding the above, if the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount, equal to the product of the excess of the sum of the fractions over 1.0 times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the plans made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.
                  (c) For purposes of applying the limitations of this Section 7.02, the amount of any nondeductible employee contributions credited for the Limitation Year under any defined benefit plan maintained by the Company or any Related Employer shall be treated as an annual addition for the benefit of the Participant under a qualified defined contribution plan.

         7.03  Benefit Reductions to Meet Annual Addition Limitations.
                          (a) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation or other reason permitted under Treas. Reg. 1.415-6(b)(6), a Participant's defined contribution plan annual additions exceed the limitation of
         Section 7.01 hereof, the "Excess Amount" shall be disposed of as follows:

                           (i) Any nondeductible Voluntary Contribution, and
                  unmatched Elective Deferrals shall be returned to the Participant to the extent that they would reduce the Excess the Amount. To the extent necessary to reduce the Excess Amount, Non-Highly Compensated Employees will have Elective Deferrals returned whether or not there is a corresponding match.
                           (ii) To the extent an Excess Amount still remains
                  after the application of (a) above, the Excess Amounts in the Participant's Account will be used to reduce Employer Contributions (including the allocation of any forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year, as necessary, provided that the Participant otherwise satisfies the requirements to receive an allocation of Employer contributions in each such Limitation Year;
                           (iii) To the extent that an Excess Amount exists
                  after the application of (a) above, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year and in each succeeding Limitation Year as necessary.
         To the extent that a Participant has an Excess Amount attributable to his participation in more than one defined contribution plan, the required reduction in such additions shall be prorated among all affected defined contribution plans, including this Plan, making provision for such reductions.
                  (b) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation or other reason permitted under Treas. Reg. 1.415-6(b)(6) a Participant's defined benefit and defined contribution plan benefits exceed the limitation of Section 7.02 hereof for any Limitation Year beginning prior to January 1, 2000, the required reduction in the Participant's annual additions and benefits shall be made by proceeding only as far as necessary through the following sequence, with reductions at each level being prorated among all affected plans making provision for such reductions and shall include to the extent necessary return of Salary Reduction Contributions of a Participant to the Company for payment to the affected Participant as current compensation as soon as practicable but no later than March 15 of the following Plan Year:
                           (i) return of voluntary contributions, if any, to the
                  extent they are treated as annual additions;
                           (ii) reduction of defined benefit plan benefits; and
                           (iii) reduction of defined contribution plan annual
                  additions other than voluntary contributions, proceeding in accordance with (a)(2)-(3) above.

         7.04 Handling of Forfeitures Caused by Annual Additions Limitation. Any reduction in Company contributions or forfeitures to be allocated to a Participant under this Plan in order to meet the limitation on defined contribution plan annual additions, other than a reduction in Salary Reduction Contributions, shall be treated as a forfeiture, and, as provided in Section
3.05 and Section 4.03 hereof and in accordance with Treas. Reg. 1.415-6(b)(6)(i), shall be disposed of in accordance with Section 7.03(a)(2)-(3). Any portion of the reduction which cannot be so allocated because all Participants have reached their maximum annual addition shall be placed in a suspense account to be reallocated as a forfeiture in the next and subsequent Plan Years as necessary until exhausted. All amounts in a suspense account created pursuant to this Section 7.04 shall be allocated to Participants' Account Balances before any further Employer or Employee contributions which would constitute annual additions. The suspense account shall not share in the revaluation of the Fund under Section 4.05 hereof but shall remain fixed in amount until reallocated to the Accounts of Participants. Any reduction in Salary Reduction Contributions to meet the limitation on defined contribution plan annual additions shall be returned to the Company for payment to the affected Participant as current compensation.
         Any income produced by unallocated Stock held in the suspense account provided for under this Section 7.04 shall also be held in the suspense account pending reallocation. The suspense accounts provided for under this Section 7.04 shall remain fixed in amount until allocated or reallocated to a Participant's account. Unallocated stock held in a suspense account shall be released on a first-in, first-out basis. Excess Amounts may not be distributed to Participants or former Participants.

         7.05  Salary Reductions in Excess of Permissible Dollar Limits.
                  (a) Excess Salary Reductions. During any taxable year no Participant shall be permitted to have Salary Reduction Contributions made under this Plan or any other qualified Plan maintained by the Company in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year. A Participant may assign to this Plan any Excess Salary Reduction Contributions made during a taxable year to another qualified plan by notifying the Plan Administrator of the amount of Excess Salary Reduction Contributions to be assigned to this Plan by no later than March 1 of the following calendar year. Deemed notification of the Plan Administrator occurs if Excess Salary Reduction Contributions arise solely from Salary Reduction Contributions under this Plan or any other Plans of the Company. Notwithstanding any provisions of this Plan to the contrary, Excess Salary Reduction Contributions, plus any income or minus any loss allocable thereto, shall be distributed no later than April 15 to such Participant to whose account Excess Salary Reduction Contributions are assigned for the preceding year and who claims Excess Salary Reduction Contributions for such taxable year.
                  (b) Calculations of Earnings on Excess Salary Reductions. Excess Salary Reductions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Salary Reductions is the sum of: (1) income or loss allocable to the Participant's Salary Reduction Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Salary Reductions for the year and the denominator is the Participant's Account Balance without regard to any income or loss occurring during such taxable year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's Taxable year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

         7.06 Limitations on Salary Reduction Contributions. The following limitations shall apply to Salary Reduction Contributions:
                  (a) Salary Reduction Contributions Must Satisfy Section 401(k) Test.
                           (1) Salary Reduction Contributions under Section 3.02
                  hereof with respect to a Plan Year that are subject to Code
                  Section 401(k) restrictions shall satisfy one of the following tests--
                                   (A) The Actual Deferral Percentage for the
                           Highly Compensated group of Eligible Participants for the Plan Year is not more than the Actual Deferral Percentage for the Non-Highly Compensated group of Eligible Participants for the prior Plan Year multiplied 1.25; or
                                   (B) The excess of the Actual Deferral
                           Percentage for the Highly Compensated group of Eligible Participants for a Plan Year over the Actual Deferral Percentage for the Non-Highly Compensated group of Eligible Participants for the prior Plan Year is not more than two (2) percentage points, and the Actual Deferral Percentage for the Highly Compensated group of Eligible Participants for a Plan Year is not more than the Actual Deferral Percentage for the Non-Highly Compensated group for the prior Plan Year multiplied by two (2).
                  Notwithstanding the foregoing, the Company may elect to use the Actual Deferral Percentage of the Non-Highly Compensated Employees, eligible to participate in the Plan, for the current Plan Year, instead of the preceding Plan Year, provided that such election is made prior to the end of the Plan Year immediately before the Plan Year to which such election will apply and, once made, such election cannot be revoked except as provided in IRS guidance, including IRS

                  Notice 98-1. Once the Company elects to use current year testing, it can switch the Plan to prior year testing (by Plan amendment) only if: (i) the Plan has used current year testing for the lesser of 5 years, or since the Plan has been in effect; (ii) it was switched for the 1997 or 1998 Plan Years; or (iii) it is otherwise permitted in Notice 98-1 or subsequent guidance. If a switch is made from current year testing to prior year testing, then the rules in Notice 98-1 (or any subsequent guidance) apply in determining how the ADP of Non-Highly Compensated Employees is adjusted in the year of the switch.
                           (2) In the event that this Plan satisfies the
                  requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of employees as if all such Plans were a single plan. Plans may be permissively aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same Actual Deferral Percentage testing method. The deferral percentage taken into account for any Participant who also participates in other Code Section 401(k) arrangements of the Company or a Related Employer shall be the sum of the deferral percentages for such a Participant under each of such arrangements.
                           (3) For purposes of determining the Actual Deferral
                  Percentage test, Salary Reduction Contributions and Qualified Nonelective Contributions and Company Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.
                           (4) The Company shall maintain records sufficient to
                  demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Company Matching Contributions, or both, used in such test.

                  (b) Excess. If the tests in Subsection (a)(1), above, otherwise would not be met, the following adjustment shall be made to the Salary Reduction Contributions for Highly Compensated Employee Participants so that after adjustment one of the two tests is met.
                           (1) On or before the fifteenth (15th) day of the
                  third (3rd) month following the close of the Plan Year with respect to which the limits in subsection (a)(1) are exceeded (i.e., March 15th), but in no event later than the last day of the following Plan Year, each Highly Compensated Employee Participant, beginning with the Participant having the highest dollar deferral, shall have Salary Reduction Contributions in excess of the permissible deferral percentage limits ("Excess Contributions") returned to such Participant (together with income or loss allocable thereon) until such Participant's elective contributions are reduced to the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions and continuing in descending order with the next Highly Compensated Employee with the next highest dollar deferral, until one of the tests set forth in Section 7.06(a)(1) are satisfied. If such amounts are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which the excess arose, a ten percent (10%) excise tax will be imposed on the Company. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each such Employee. Determination of income or loss for Excess Contributions up to the date of distribution shall be made in the same manner as income or loss for Excess Salary Deferrals. Excess Contributions shall be determined under the following procedures:
                                 (A) Calculate the dollar amount of Excess
                           Contributions for each affected Highly Compensated Employee as follows:
                                            (i) Rank all Highly Compensated
                                    Employees in descending order based on their Actual Deferral Percentage and then reduce the Actual Deferral Percentage of the Highly

                                    Compensated Employee with the highest Actual
                                    Deferral Percentage by the amount required to cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage (or, if less, by the reduction necessary to enable the Plan to satisfy the ADP test);
                                            (ii) Repeat the process in (i) above
                                    with respect to all Highly Compensated
                                    Employees with the next highest Actual
                                    Deferral Percentage, until the Plan
                                    satisfies the ADP test and the highest
                                    permitted Actual Deferral Percentage is
                                    determined ;
                                            (iii) The amount of Excess
                                    Contributions for each Highly Compensated
                                    Employee shall be an amount equal to such Highly Compensated Employee's Salary Reduction Contributions, plus any Qualified Nonelective Contributions or Qualified Matching Contributions taken into account in determining such Highly Compensated Employee's Actual Deferral Percentage prior to applying (i) and (ii) above, minus an amount determined by multiplying such Highly Compensated Employee's Actual Deferral Percentage, determined after applying (i) and (ii) above, by the Compensation used in determining such Highly Compensated Employee's Actual Deferral Percentage; (B) Determine the total of the dollar amounts (total Excess Contributions)calculated in Step (A);
                                    (C) Distribute the total Excess
                                    Contributions determined in (B) above as follows:

                                            (i) Rank all Highly Compensated
                                    Employees in descending order based on the dollar amount of their Salary Reduction Contributions and reduce the Salary Reduction Contributions of the Highly Compensated Employee with the highest dollar amount of Salary Reduction Contributions by the amount required to cause that Highly Compensated Employee's Salary Reduction Contributions to equal the dollar amount of the Salary Reduction Contributions of the Highly Compensated Employee with the next highest dollar amount of Salary Reduction Contributions.
                                            (ii) Distribute the amount
                                    determined in (i) above to the Highly
                                    Compensated Employee with the highest dollar amount until all Excess Contributions are consumed, or until the Salary Reduction Contributions of this Participant are reduced to the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Salary Reduction Contributions;
                                 (D) If the total amount distributed under (C)
                           above is less than the Total Excess contributions, repeat step (C).
                          (2) Alternatively, with respect to such Plan Year, the
               Company may, in its discretion, make qualified non-elective and qualified matching contributions, as defined in Treas. Reg. ss.1.401(k)-1(g)(7) as necessary in order for the tests in subsection (a)(1) to be satisfied. Such contributions shall be fully vested and subject to the same restrictions on distribution as Salary Reduction Contributions. If the Plan uses prior year testing, then the non-discrimination requirements of this Section 7.06 must be met for each Plan Year, regardless that Qualified Non-Elective Contributions allocated to Non-Highly Compensated Employees in one Plan Year will count toward the Actual Deferral Percentage test for the following Year.

                           (3) Notwithstanding the foregoing, the amount of
                Excess Contributions to be recharacterized or distributed under this Section 7.06(b) with respect to a Highly Compensated Employee for a Plan Year is reduced by any excess deferrals previously distributed to such Employee for the Employee's taxable year ending with or within the Plan Year, and the amount of excess deferrals to be distributed under this Section 7.06(b) with respect to a Highly Compensated Employee for a Plan Year is reduced by any Excess Contributions previously recharacterized or distributed to such Employee for the Employee's taxable year ending with or within the Plan Year.

         7.07 Average Contribution Percentage Test for Company Matching and Voluntary After-Tax Contributions.
                                 (a) Company Matching Contributions and
         Voluntary After-Tax Contributions under Section 3.02 hereof with respect to a Plan Year that are subject to Code Section 401(m) shall satisfy one of the following tests--
                           (1) The Average Contribution Percentage for a Plan
                  Year for Highly Compensated Employees who are Eligible Participants shall not exceed the Average Contribution Percentage for Non-Highly Compensated Employees who are Eligible Participants for the prior Plan Year, multiplied by 1.25; or
                           (2) The Average Contribution Percentage for a Plan
                  Year for Highly Compensated Employees who are Eligible Participants shall not exceed the Average Contribution Percentage for the prior Plan Year for the Non-Highly Compensated Employees who are Eligible Participants by more than two (2) percentage points, and the Average Contribution Percentage for such Highly Compensated Employee group for a Plan Year shall not be more than the Average Contribution Percentage for such Non-Highly Compensated Employee group for the prior Plan Year, multiplied by two (2).
         Notwithstanding the foregoing, the Company may elect to use the Average Contribution Percentage of the Non-Highly Compensated Employees, eligible to participate in the Plan, for the current Plan Year, instead of the preceding Plan Year, provided that such election is made prior to the end of the Plan Year immediately before the Plan Year to which such election will apply and, once made, such election cannot be revoked except as provided in IRS guidance, including IRS Notice 98-1.
                  (b) In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of employees as if such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be permissively aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year and use the same Average Contribution Percentage testing method. If a Highly Compensated Employee is eligible to participate in two or more plans maintained by the Company or by the Company and a Related Employer, to which such contributions are being made, all such contributions shall be aggregated for purposes of applying this Section 7.07(b).
                  (c) Excess. If the tests in subsection (a) above otherwise would not be met, the following adjustment shall be made with respect to the excess Company Matching Contributions of Highly Compensated Participants so that after adjustment one of the two tests is met--
                           (1) On or before the fifteenth (15th) day of the
                  third (3rd) month following the close of the Plan Year with respect to which the limits in subsection (a) are exceeded, but in no event later than the close of the following Plan Year, the Plan Administrator may direct the Trustee to distribute to each Highly Compensated Participant, beginning with the Participant having the greatest excess aggregate contributions, the amount of such excess aggregate contributions (together with income or loss allocable thereon determined in the same manner as for Excess Salary Reductions under this Plan) and continuing as necessary, until his aggregate contributions are reduced to the aggregate contributions of the Highly Compensated Employee with the next highest aggregate contributions and so forth, until subsection
                  (a) is satisfied. Such distributions shall be made to each Highly Compensated Employee on the basis of the respective portions of the excess aggregate contributions attributable to such Highly Compensated Employee as determined under the following procedures:
                                    (A) Calculate the dollar amount of excess
                           aggregate contributions for each affected Highly Compensated Employee as follows:
                                            (i) reduce the Average Contribution
                                    Percentage of the Highly Compensated
                                    Employee with the highest Average
                                    Contribution Percentage by the amount
                                    required to cause the ACP test to be met or, if greater, by the amount required to cause such Highly Compensated Employee's Average Contribution Percentage to equal the Average Contribution Percentage of the Highly Compensated Employee with the next highest Average Contribution Percentage;
                                            (ii) repeat the process in (i)
                                    above, until the Plan satisfies the ACP test and the highest permitted Average Contribution Percentage is determined ;
                                            (iii) the amount of excess aggregate
                                    contributions for each Highly Compensated
                                    Employee shall be an amount equal to such Highly Compensated Employee's Company Matching Contributions taken into account in determining such Highly Compensated Employee's Average Contribution Percentage prior to applying (i) and (ii) above, minus an amount determined by multiplying such Highly Compensated Employee's Average Contribution Percentage, determined after applying (i) and (ii) above, by the Compensation used in determining such Highly Compensated Employee's Average Contribution Percentage; (B) Determine the total of the dollar amounts (excess aggregate contributions) calculated in Step (A);
                                    (C) Distribute the total excess aggregate contributions determined in (B) above as follows:
                                            (i) Reduce the Company Matching
                                    Contributions of the Highly Compensated
                                    Employee with the highest dollar amount of Company Matching Contributions by the amount required to cause that Highly Compensated Employee's Company Matching Contributions to equal the dollar amount of the Company Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Company Matching Contributions. .
                                            (ii) Distribute the amount
                                    determined in (i) above to the Highly
                                    Compensated Employee with the highest dollar amount (however, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total excess aggregate contributions, distribute the lesser reduction amount);
                                 (D) If the total amount distributed under (C)
                           above is less than the total excess aggregate contributions, repeat step (C).
                                   (2) If the Company has timely elected that
                  the Average Contribution Percentage Tests in Subsection (a) above will be applied using the Average Contribution Percentages of Non-Highly Compensated Employees for the current Plan Year, then, with respect to the Plan Year for which the Company has elected to use the current year Average Contribution Percentages of Non-Highly Compensated Employees, the Company may, in its discretion, make such qualified non-elective contributions, subject to the requirements for full vesting and the 401(k) withdrawal restrictions described in Section 6.01(g) hereof, as may be necessary for the tests in subsection (a) to be satisfied.

                           (3) In its discretion, Plan Administrator may limit
                  Employee or Matching Contributions in a manner that prevents excess aggregate contributions from being made, provided that any such limit shall be nondiscriminatory, applied on a uniform basis and permitted by applicable provisions of the Code and regulations thereunder
                           (4) Alternatively, instead of distributing excess
                  aggregate contributions, the Plan Administrator may forfeit excess Matching Contributions, if forfeitable, and apply such forfeitures in accordance with Section 3.05.
                  (d) For purposes of determining the Contribution Percentage test Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.
                  (e) The Company shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage Test and the amount of Company Matching Contributions, or both, used in such test.

         Section 7.08 Multiple Use Limitation. The multiple use test described in this section shall be inapplicable for Plan Years beginning after December 31, 2001. In the event the test described in Section 7.07(a) is satisfied, for Plan Years commencing prior to January 1, 2002, using the "2.0/two point" test described in Section 7.07(a)(2), the Average Contribution Percentage described in this Section 7.08 for Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit described in the following sentence. The aggregate limit shall equal whichever of (A) or (B) is greater:
                  (a) the sum of (i) 1.25 multiplied by the greater of the Average Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus (ii) the lesser of the Average Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus two percentage points; provided, however, that the amount determined under this clause

         (ii) may not exceed the product of 2.0 multiplied by the lesser of the Average Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees; or
                  (b) the sum of (i) 1.25 multiplied by the lesser of the Average Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus (ii) the greater of the Average Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees plus two percentage points; provided, however, that the amount determined under this clause
         (ii) may not exceed the product of 2.0 multiplied by the greater of the Average Contribution Percentage or the Actual Deferral Percentage for the Plan Year for all Eligible Employees other than Highly Compensated Employees.
With respect to Plan Years commencing prior to January 1,2002, if the aggregate limit described above would be exceeded for any Plan Year, then the limit shall be met by reducing the actual deferral percentage, the Average Contribution Percentage of highly compensated employees or a combination of the two in a manner described in Treas. Reg. ss.1.401(m)-2(c)(3). Alternatively the Company may eliminate the multiple use of the alternative limitation by making qualified nonelective contributions in accordance with ss.4.01(k)-1(b)(5) and (f)(1) or ss.1.401(m)-1(b)(5) and (e)(1).

                                  ARTICLE VIII
                             TOP-HEAVY REQUIREMENTS
                             ----------------------

         8.01 When Top-Heavy Provisions Are Operative. The Top-Heavy provisions of this Article VIII shall be operative for any Plan Year beginning after December 31, 1983 with respect to which the Plan is Top-Heavy, and for such Plan Year they shall supersede any Plan provisions failing to meet or exceed the requirements for Top-Heavy plans under Section 416 of the Code. In the event that Congress should provide by statute, or the Treasury Department or the Internal Revenue Service should provide by regulation or ruling, or it should be judicially or otherwise determined that the Top-Heavy provisions provided for in this Plan, or any part thereof, are not necessary in order for the Plan to meet the requirements for a qualified profit sharing plan under the Code for a Plan Year, such provisions, or part thereof, shall become void and shall not apply for such Plan Year without the necessity of amendment to the Plan.
         8.02  Top-Heavy Minimum Contributions.
                  (a) If the Plan is Top-Heavy for a Plan Year, the Company contribution (including reallocated forfeitures) allocated to each Non-Key Employee Participant who is employed by the Company at the end of the Plan Year shall not be less than the required Top-Heavy percentage of the Participant's compensation (as defined in Code
         Section 415) for the Plan Year. The required Top-Heavy percentage is the lesser of (1) three percent (3%), or (2) the percentage at which contributions (including reallocated forfeitures) are made (or required to be made) under the Plan for the Plan Year for the Key Employee Participant for whom such percentage is the highest for the Plan Year. In determining a Key Employee's percentage for purposes of (2), above,
         (i) all defined contribution plans included in a required aggregation group with the Plan shall be treated as one plan, (ii) for Plan Years beginning after December 31, 1988, elective contributions and, for Plan Years beginning after December 31, 1984, amounts contributed pursuant to a salary reduction agreement shall be included in determining the amount contributed on behalf of a Key Employee, and (iii) the contributions allocated to the Key Employee shall be divided by so much of the Key Employee's total compensation for the Plan Year as does not exceed the limitation on Compensation under the Plan. The Top-Heavy minimum allocation shall be determined without regard to any social security contribution by the Company, and, for Plan Years beginning after December 31, 1988, without regard to any elective contributions made on behalf of Employees other than Key Employees.
                  (b) Any individual who would otherwise fail to be allocated Company contributions for the Plan Year because such individual has (1) failed to complete 1,000 Hours of Service (or the equivalent), (2) declined to make mandatory contributions to the Plan, (3) declined to elect Salary Reduction Contributions to the Plan, or (4) been excluded from the Plan because such individual's compensation is less than a stated amount (even though the individual must be considered a participant to satisfy the coverage requirements of Code Section 410(b) in accordance with Code Section 401(a)(5)), shall be considered a Participant for purposes of applying the Top-Heavy minimum contribution requirements of this Section 8.02.
                  (c) If for any Plan Year, prior to January 1, 2000, in which the Plan is Top-Heavy, but not Super Top-Heavy, the Company maintains both a defined benefit plan and a defined contribution plan and the adjusted Code Section 415 limits under Code Section 416(h)(1) would otherwise be exceeded, then, to meet the requirements of Code Section 416(h)(2) and to avoid the application of Code Section 416(h)(1), the three percent (3%) requirement in Section 8.02(a)(1), above, shall be increased to four percent (4%) for Participants covered only by a defined contribution plan.
                  (d) The foregoing notwithstanding, no Top-Heavy minimum benefit shall be provided under this Plan for any Participant with respect to any Plan Year for which the Participant is covered under another qualified plan or plans of the Company or a Related Employer and is receiving the Top-Heavy minimum benefits or contributions required by Code Section 416 under such other plan if the Company has provided that the minimum allocation or benefit requirement will be met in the other plan or plans. The Company maintains a defined benefit pension plan covering Employees who are also in this Plan. To the extent that a Top-Heavy minimum benefit is due to a Participant, such minimum benefit shall be provided under this Plan.
                  (e) Salary Reduction Contributions made on behalf of Non-Key Employees may not be taken into account in satisfying the top-heavy minimum contribution requirements. If Matching Contributions are taken into account for such Employees for the purposes of satisfying the minimum top heavy contribution requirement of this Section, they may not be taken into account for purposes of the average contribution percentage tests of Section 401(m), but instead must meet the nondiscrimination tests of Section 401(a)(4) without regard to Section 401(m).

         8.03 Top-Heavy Minimum Vesting. If the Plan is Top-Heavy for a Plan Year, and if the Plan contains a Vesting Schedule, vesting in Account Balances under the Plan for such Plan Year shall be determined under a Top-Heavy Minimum Vesting Schedule at least as favorable as the following:

                                  Schedule (1)

Years of Vesting Service of Accrued Benefits       Vested Percentage
         less than 3                                        0%
         3 or more                                        100%


Currently, Participants are fully vested in their Account Balances, so that the Plan complies with the minimum Top-Heavy Vesting Schedule. If the Plan is, and then subsequently ceases to be, Top-Heavy, the alternate Vesting Schedule last in force when the Plan was Top-Heavy shall continue in force as the Plan's Vesting Schedule unless and until specifically amended. Any change in Vesting Schedules under this Section shall be deemed to be a Plan amendment subject to the limitations on reduction of vested benefits and Participant election rights as set forth in Section 5.10. To the extent required to be nonforfeitable under
Section 416(b) of the Code, the minimum Top-Heavy allocation may not be forfeited under Section 411(a)(3) of the Code.
         8.04 Top-Heavy Limitations on Benefits. For Plan Years beginning prior to January 1, 2000, if the Plan is Top-Heavy or Super Top-Heavy for a Plan Year, the limitations of Section 7.02 hereof shall be applied as provided in this
Section 8.04.
                  (a) If the Plan is Top-Heavy, but not Super Top-Heavy, for a Plan Year, Code Section 416(h)(1) will not apply to the Plan and the limitations of Section 7.02 shall be applied according to their terms without any substitutions, if the requirements of Code Section 416(h)(2) are met pursuant to Section 8.02(c) or Section 8.04(c) hereof.
                  (b) If the Plan is Top-Heavy, but not Super Top-Heavy, for a Plan Year, the application of Code Section 416(h)(1) will be suspended with respect to a Participant and the limitations of Section 7.02 with respect to such Participant shall be applied according to their terms without any substitutions, so long as the requirements of Code Section 416(h)(3) are met, i.e., as long as there are no --
                           (1) Company contributions, forfeitures, or voluntary
                  nondeductible contributions allocated to the Participant, or
                           (2) accruals for the Participant under the defined
                  benefit plan. (c) If neither (a) nor (b) applies, Code Sections 416(h)(1) and 416(h)(4) will apply to the
         Plan and "1.0" shall be substituted for "1.25" in calculating a Participant's defined benefit plan fraction and defined contribution plan fraction under Section 7.02(a) and (b) hereof and the defined contribution fraction denominator as computed under Section 415(e)(7) of the Code shall be modified by substituting "$41,500" for "$51,875" unless:
                           (1) the Plan would not be Top-Heavy if ninety percent
                  (90%) were substituted for sixty percent (60%) in the definition of Top-Heavy in the Glossary, and
                           (2)(a) Four percent (4%) is substituted for three
                  percent (3%) under Section 8.02(c) and the defined benefit plan provides an additional Top-Heavy minimum accrual of one percent (1.0%) per Year of Service, or (b) this Plan provides a Top-Heavy minimum allocation of seven and one-half percent (7.5%) of compensation.
                  (d) If "1.0" is substituted for "1.25" as set forth in Section 8.04(c), above, a Participant covered by a defined benefit plan and a defined contribution plan shall receive the defined benefit minimum benefit.

         8.05 Determination of Top-Heavy Status. Whether this Plan or any other Plan included in a required aggregation group of which this Plan is a part is Top-Heavy (within the meaning of Section 416(g) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Related Employees, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                                   ARTICLE IX
         LEVERAGE, VOTING RIGHTS AND OTHER PROVISIONS RELATING TO STOCK
         --------------------------------------------------------------

         9.01 Leverage. The Plan Administrator may direct the Trustee to incur debt obligations from time to time to finance the acquisition of Company Stock for the Trust. Any such debt obligation ("Acquisition Loan") shall bear a reasonable rate of interest, an ascertainable period of maturity, and may be secured by a collateral pledge of the Company Stock so acquired. All Company Stock acquired with the proceeds of the Acquisition Loan, whether or not pledged, shall be placed in a Loan Suspense Account until released in accordance with Section 4.03(f). No other Trust assets may be pledged as collateral by the Trustee, and no lender shall have recourse against Trust assets other than any shares of Company Stock remaining subject to pledge. An Acquisition Loan must provide that, in the event of default, the value of Plan assets transferred in satisfaction of the Acquisition Loan must not exceed the amount of default. If Company or any disqualified person (within the meaning of section 4975 of the Code) is the Lender, the Acquisition Loan must provide for a transfer of Plan assets on default only upon, and to the extent of, the failure of the Plan to meet the payment schedule of the Acquisition Loan. Payments of principal and interest on any debt obligation shall be made by the Trustee (as directed by the Employees' Benefit Committee) only from Employer Contributions in cash to the Trust and from any cash dividends received by the Trust on such Company Stock. The proceeds of an Acquisition Loan shall be used only to acquire Company Stock, to repay such loan, or to repay a prior Acquisition Loan within a reasonable period of time after receipt.

         9.02  Voting of Stock .
                  (a) The Trustees, subject to Section 9.02(b), below, shall have the right to exercise the general voting rights appurtenant to the Company Stock allocated to each Participant's Account Balance.
                  (b) Each Participant (or, in the event of the Participant's death, the Participant's Beneficiary) shall have the right to direct the Trustee to the manner in which whole and partial shares, if any, of Company Stock, allocated to the Participant's Account as of the record date, are to be voted on each matter brought before an annual or special shareholders' meeting. Before such meeting of shareholders, the Trustee shall furnish to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Company Stock allocated to such Participant's account shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares of Company Stock allocated to such Participant's Stock Account, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from Participants shall be held in confidence and not divulged to any person unless determined to be necessary by the Trustee or pursuant to an order issued by a court or agency with jurisdiction over such matters. The Trustee shall vote allocated shares for which it has not received direction in the same proportions as the voting directions received from Participants for shares allocated to their Accounts. In addition, the Trustee which is responsible for voting unallocated shares shall vote such unallocated shares in the same proportion as those allocated shares for which voting directions were received. The voting instruction form prepared by the Trustee(s) shall state clearly, and in a manner calculated to be understood by Participants and Beneficiaries, this provision concerning the voting of allocated shares for which no valid voting direction is received, as well as the provision concerning the voting of unallocated shares of Company Stock, so that the Participants and Beneficiaries can understand the consequence of their failure to vote.
                  (c) The Plan Administrator shall adopt procedures designed to safeguard the confidentiality of information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by Participants (and Beneficiaries), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.
                  (d) The Secretary of the Company and of each Participating Employer is hereby designated as the fiduciary of the Plan for the purpose of ensuring, with respect to the purchase, holding and sale of securities, that the procedures are in fact sufficient to safeguard the confidentiality of such information and such procedures are being followed. Such individual is also hereby designated as a fiduciary of the Plan for the purpose of ensuring that an independent fiduciary is appointed who shall carry out activities relating to any situations which the Secretary determines involve a potential for undue influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights. For purposes of the preceding sentence, a fiduciary is not independent if the fiduciary is affiliated with any sponsor of the Plan.
                  (e) Upon commencement of a tender offer for any Company Stock, or any exchange offer or offer to purchase Company Stock each Participant and Beneficiary shall have the right to determine whether shares allocated to their Accounts will be tendered or sold. The Company shall notify each Plan Participant and Beneficiary of this right and distribute, or cause to be distributed to them in a timely manner the same information that is distributed to other shareholders in connection with the proposed tender offer, exchange or sale, together with a voting instruction form. Directions from a Participant or Beneficiary to the Trustee concerning the tender or sale of Company Stock shall be communicated in writing, and the Trustee shall tender or sell, or otherwise dispose of the Company Stock allocated to the Participant's or Beneficiary's Account as directed. To the extent that Plan Participants or Beneficiaries do not issue valid directions to the Trustee to sell, exchange or otherwise dispose of the Company Stock allocated to their Accounts such individuals shall be deemed to have directed the Trustee that such shares remain invested in Company Stock.
                  In the case of a tender offer, with respect to unallocated shares of Company Stock, including Leveraged Shares, the Trustee which is responsible for voting and tendering such unallocated shares of Company Stock shall tender that number of shares of Company Stock not credited to Plan Participants' and Beneficiaries' accounts determined by multiplying the total number of such unallocated shares by a fraction, of which the numerator is the number of shares of Company

         Stock credited to Participants' and Beneficiaries' Accounts for which the Trustee has received valid voting directions to tender, and of which the denominator is the total number of shares of Company Stock credited to Plan Participants' and Beneficiaries' Account.
                  The voting instruction form shall state clearly, and in a manner calculated to be understood by Participants and Beneficiaries, the effect of the Participant or Beneficiary failing to issue valid voting instructions, and the manner in which unallocated shares of Company Stock will be voted.

         9.03 Voting of Unallocated Stock.
         As provided in Section 9.02(b), the Trustee which is responsible for voting unallocated shares of Company Stock shall exercise voting rights appurtenant to any Stock not allocated to Participants' accounts, including Stock held in a suspense account pursuant to Section 7.04 hereof and Leveraged Shares in the Loan Suspense Account. Such Trustee shall vote such shares of Company Stock in the same proportion on each issue as those shares credited to Participants' and Beneficiaries' Account, for which valid voting directions are received, are voted; provided, however, to the extent such shares are subject to a stock pledge which provides for the voting of such shares, the Trustee shall follow the terms of the Stock Pledge. The voting instruction form prepared by the Trustee shall state clearly, and in a manner calculated to be understood by Participants and Beneficiaries, this provision concerning the voting of unallocated shares of Company Stock.

         9.04 Restrictions on Stock Distributed. Stock distributions under the Plan shall be in whole Shares, containing such legends and upon such terms and conditions and with such restrictions as the Plan Administrator may determine to be necessary or appropriate to satisfy requirements of the Securities and Exchange Commission or other applicable laws or regulations.

         9.05 Puts, Calls and Options. Except as otherwise provided in this
Article IX, no Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held in the Fund or at the time of distribution therefrom.

         9.06 Protections and Rights Are Nonterminable. The protections contained in Section 9.05 hereof shall be nonterminable and, accordingly, shall continue to exist, even if the Plan ceases to be an employee stock ownership plan as defined in Section 4975(e)(7) of the Code.
         9.07  Diversification Election.
                  (a) With respect to shares of Company Stock acquired by or contributed to the Plan after December 31, 1986, any Participant who has attained Age 55 and completed at least ten (10) years of participation in the Plan shall have the right, in accordance with the terms of this Section 9.07, to make an election to receive a distribution of a portion of such Participant's Account Balance or to have such portion invested in any of the other available investment options offered under the Plan.
                  (b) An election to receive a distribution of a portion of an Account Balance or to have such portion reinvested must be made within ninety (90) days after the close of a Plan Year within the Participant's qualified election period in accordance with the provisions of Section 5.08(e) of this Plan.
                  (c) An election pursuant to this Section 9.07 may be made with respect to up to twenty-five percent (25%) of the Participant's Account Balance, to the extent such portion exceeds the amount to which a prior election under this Section 9.07 applies, provided, however, that with respect to the last year in a Participant's qualified election period, such election may be made with respect to up to fifty percent (50%) of the Participant's Account Balance, to the extent such portion exceeds the amount to which a prior election under this Section 9.07 applies.
                  (d) The portion of the Participant's Account Balance covered by the election made pursuant to this Section 9.07 shall either be distributed to the Participant or reinvested at the Participant's direction within ninety (90) days after the period during which the election is made; provided, however, that the Participant may not elect to redirect investment of his ESOP Account Balance back into Company Stock.

         9.08 Dissenters' Rights. In accordance with the requirements of Connecticut General Statutes Section 33-855 et. seq., a Participant who successfully dissents regarding a corporate action enumerated by such statute shall be entitled to demand payment for their shares of Company Stock held in the KSOP. The proceeds of such payment: (i) shall be available for reinvestment in any of the other investment choices available in the Plan, in accordance with
Section 3.06 of the Plan; and (ii) shall not be available for distribution unless otherwise distributable under the terms of the Plan.

                                    ARTICLE X
                        AMENDMENT, MERGER OR TERMINATION
                        --------------------------------

         10.01 Amendment. The Company reserves the right, at any time and from time to time, by action of its Board of Directors or its duly authorized officers, to amend or modify the Plan in part or in whole, for any reason and without the consent of any Fiduciary, Employee, Participant, Beneficiary or other person. Unless required or permitted by the Code or other law, no such amendment or modification (including those made in connection with establishing or maintaining the qualified status of the Plan) shall authorize or permit any part of the funds held under this Plan to be used for, or diverted to, purposes other than the payment of taxes, the payment of Plan administrative expenses or for the exclusive benefit of Employees or their Beneficiaries, or shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit, including any early retirement benefit, retirement-type subsidy or optional form of benefit protected by Code Section 411(d)(6). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account Balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Any amendment or modification of the Plan may be retroactive if (a) it does not impair any rights to any benefit under the Plan which any Participant, Beneficiary or other person would otherwise have had at the date of such amendment by reason of contributions theretofore made or (b) it is necessary or appropriate to qualify or maintain the Plan as a plan and trust exempt from federal income taxation under Sections 401(a), 501(a) and related provisions of the Code, the provisions of ERISA, or any other applicable provisions of federal or state law, as now in effect or hereafter amended or adopted, and any regulations issued thereunder, including without limitation any regulations issued by the United States Treasury Department or the United States Department of Labor. Any amendment to the vesting provisions of the Plan shall be subject to the rights of certain Participants to elect to have their vested benefits determined under the Plan without regard to such amendment, as provided in Section 5.10 hereof.

         10.02 Merger or Consolidation. The Company reserves the right at any time and from time to time by action of its Board of Directors or its duly authorized officers to merge or consolidate the Plan with, or to transfer any assets or liabilities to, any other plan, provided, however, that no such merger, consolidation or transfer may be undertaken unless each Participant would be entitled to receive a benefit immediately after such merger, consolidation or transfer if such other plan then terminated which would be equal to or greater than the benefit each Participant would have been entitled to receive immediately prior to such merger, consolidation or transfer if this Plan had then terminated.

         10.03 Termination. Although the Company expects to continue this Plan indefinitely, it reserves the right at any time and from time to time by action of its Board of Directors or its duly authorized officers to suspend or terminate prospectively its obligation to pay the costs of or make contributions to the Plan or to terminate or partially terminate the Plan. Complete and permanent discontinuance of contributions under the Plan shall constitute a termination of the Plan. All affected Participants with respect to whom the Plan has been completely or partially terminated shall be fully vested in their Account Balances as of the date of termination. During the termination process the named Fiduciaries of the Plan shall remain in existence and the provisions of the Plan which are necessary or appropriate for the execution of the Plan and the distribution or transfer of the assets of the Plan shall remain in force.

         10.04 Termination Distributions. Upon termination or partial termination of the Plan, no amount shall thereafter be payable under the Plan to or in respect of a Participant affected by such termination except as provided in this Section 10.04. In the event of the termination of the Plan, the Account Balance of each affected Participant will be nonforfeitable. To the maximum extent permitted by law, transfers or distributions of Plan assets as provided in this Section 10.04 shall constitute a complete discharge of all liabilities under the Plan. After provision for all expenses of administration and liquidation, any remaining assets of the Plan which are available to provide benefits shall be liquidated and the proceeds distributed among, or applied to provide benefits for or in respect of, the Participants affected by such termination. Such distributions or benefits shall be made or paid in such manner as the Plan Administrator shall determine from among the forms of payment permitted by Section 6.03 hereof or other payment forms as may be approved by the Internal Revenue Service. In the discretion of the Plan Administrator or as may be required by applicable law or regulation, benefit payments, including regular payments to retirees under the Plan, may be made during the Plan termination process.

                                   ARTICLE XI
                             PARTICIPATING EMPLOYERS
                             -----------------------

         11.01 Application of Plan to Participating Employers. A list of the Company and all Participating Employers showing the dates of each Employer's participation in the Plan shall be attached as Exhibit A to this plan document and shall be kept up to date by the Plan Administrator.

         11.02 Adoption of Plan. With the consent of and in such manner and upon such terms and conditions as may be required or approved by the Company, any Related Employer or other employer may adopt and maintain this Plan and become a Participating Employer hereunder by appropriate action of its board of directors or other governing body. An Employer may separately adopt this Plan with respect to different divisions or other reasonable classifications of its employees and may vary the optional provisions of the Plan (including, without limitation, eligibility, vesting or contribution provisions) as they relate to the separate divisions or classifications, provided, however, that such action shall only be permitted with the consent of the Company and then only as long as and to the extent that it does not adversely affect the qualified status of the Plan under the Code.

         11.03 Extent of Participation. The participation of each Participating Employer in this Plan shall be limited to providing benefits for Participants who are or have been in the employ of such Employer. Contributions by a Participating Employer shall be determined on the basis of Participants who have been employed by that particular Employer. The Plan shall be administered as a single plan and not as separate plans of the Company and each Participating Employer. Accordingly, unless otherwise directed by the Company, all funds shall be commingled, held and invested as one fund. All contributions made by the Company and by Participating Employers under the Plan, together with any increment attributable thereto, shall be used to pay benefits to a Participant under the Plan in accordance with the provisions of the Plan and without regard to which participating Employer or Employers have funded the Participant's benefits. Forfeitures for a Plan Year shall be allocated among all Participants who would be eligible to share in any discretionary contributions made by their Employer for the Plan Year, whether or not any such discretionary contributions are made.

         11.04 Transfer of Employees Among Employers. It is anticipated that a Participant may be transferred between and among the Company and Participating Employers and Related Employers who are not participating in the Plan. In the event of any such transfer, the Participant involved shall continue to be credited Years of Vesting Service.

         11.05 Plan Administration and Expenses. The Company or its Board of Directors shall have authority to appoint a Trustee from time to time, the Employee Benefit Committee (the "Plan Administrator"), the Review Committee and any successors thereto. The Plan Administrator may delegate some or all of its duties as they relate to an Employer's participation in the Plan to the Employer or a committee appointed by the Employer to serve as plan administrator with respect to the Employer's participation in the Plan; provided, however, that any individual so appointed shall serve without compensation from the Plan for such services. By its adoption of this Plan a Participating Employer shall be deemed thereby to appoint the Company, the Employee Benefit Committee, the Review Committee, the Trustee and other named Fiduciaries of the Plan its exclusive agents to exercise on its behalf all of the power and authority conferred upon them by the Plan, said appointment to continue until the Plan is terminated as to such Employer and the portion of the Fund attributable to the then Employees of such Employer has been disposed of as provided in Section 11.07 hereof. The Company, or with its approval, the Plan Administrator, shall have authority to make any and all necessary or appropriate rules and regulations, binding upon all persons, including Employers, Employees, Participants and their Beneficiaries, relating to the participation of Employers in the Plan. Upon request of the Company or the Plan Administrator, each Employer shall pay a proportionate part of the cost of any necessary or appropriate expenses incurred in respect of the Plan. An Employer's proportionate part of any cost shall be determined on the basis of its proportionate share of contributions to the Fund for the Plan Year, unless the Company or the Plan Administrator, from time to time or with respect to particular expenses, determines that another reasonable basis of allocation shall apply.

         11.06 Plan Amendment. The Company may amend the Plan as provided in
Section 9.01 hereof with respect to any Participating Employer and such Employer's Employees as well as with respect to itself and its Employees, provided that any Participating Employer within thirty (30) days of notice of an amendment affecting such Employer or its Employees may make written objection to the Company concerning the same and, if the matter is not satisfactorily resolved within a further period of thirty (30) days, such objecting Employer may voluntarily withdraw from the Plan under Section 11.07 hereof within ten
(10) days of the expiration of such second thirty (30) day period without the amendment in question becoming effective as to such Employer or its Employees. If such timely written objection and voluntary withdrawal is not made by an Employer, the amendment in question shall be applicable according to its terms. With the consent of the Company, any Participating Employer may amend the Plan as it applies to itself and its Employees, but any such amendment shall not apply to the Company or to other Employers or their Employees unless with the consent of the Company such amendment is adopted by them. If a Participating Employer or Employers purport to adopt an amendment to the Plan which is not consented to by the Company, such amendment shall not be effective and the Company may at its option require such adopting Employer or Employers to terminate their participation in this Plan pursuant to Section 11.07 hereof or may take whatever alternative action it determines to be appropriate under the circumstances.
         11.07 Termination of an Employer's Participation. Without affecting the continuing participation in the Plan of the Company or any other Employer, the Company, with or without cause, may terminate the participation of any

Participating Employer in the Plan by written notice to the Employer, and any Employer may voluntarily terminate its participation in the Plan by written notice to the Company. If any Participating Employer ceases to be a party to this Plan, the Plan Administrator shall cause to be determined that fraction of the Fund allocable to the then Employees of the terminating Employer. Within a reasonable period of time the Trustee shall set aside sufficient assets from the Fund to equal in value such fraction of the entire value of the Fund. The Plan Administrator may direct the Trustee to (a) distribute such assets as if the Plan had been terminated on the date such former Employer ceased to be a party to this Plan, (b) deliver such assets to another plan trustee designated by such former Employer, or (c) take whatever alternative action may be deemed appropriate under the circumstances.

         11.08 Restrictions on Amendments, Mergers or Terminations by Employers. Any amendment, merger, consolidation, transfer of assets, termination or partial termination of or with respect to the participation in the Plan of an Employer shall be subject to the same restrictions that apply to such actions on the part of the Company as set forth in Article IX hereof.

                                   ARTICLE XII
                       PLAN FIDUCIARIES AND ADMINISTRATION
                       -----------------------------------

         12.01 Administration by Named Fiduciaries. The named Fiduciaries of the Plan are the Company, the Board of Directors of the Company, the Employees' Benefit Committee, the Review Committee, the Trustee and any other Fiduciary identified as a named Fiduciary from time to time by the Company. The operation and administration of the Plan shall be controlled and managed by the named Fiduciaries. Each named Fiduciary shall have such duties, powers and authority and only such duties, power and authority as are set forth with respect to it in the Plan, and each shall be liable therefor only to the extent and under the conditions set forth in this Article XI. The named Fiduciaries shall administer the Plan in a uniform and nondiscriminatory manner consistent with the intention that the Plan be a qualified plan under Section 401(a) and related provisions of the Code.

         12.02 Employees' Benefit Committee. The Board of Directors of the Company may appoint an Employees' Benefit Committee of at least three (3) and not more than seven (7) members who shall serve during the pleasure of the Board. The Employees' Benefit Committee shall be the named Plan Administrator and shall also function as the Investment Committee for the Plan, unless it appoints a separate Investment Committee. The Employees' Benefit Committee shall be the Employees' Benefit Committee appointed by the Company under the provisions of The United Illuminating Company Pension Plan. The reasonable expenses of the Committee, including charges of its counsel, agents and professional advisers, shall be an administrative expense of the Plan to be paid in accordance with Section 3.08 hereof.

         12.03 Duties, Powers and Authority of the Plan Administrator. The Employees' Benefit Committee shall be the Plan Administrator of the Plan. The Plan Administrator shall be responsible for the Plan's operation and administration, including but not limited to complying with reporting and disclosure requirements and maintenance of Plan records. Except as to such powers and authority as are expressly reserved to other named Fiduciaries, the Plan Administrator shall possess and may exercise all power and authority with respect to the control, management, operation and administration of the Plan, including the power to allocate fiduciary responsibilities (other than those of the Trustee) among named Fiduciaries, to designate persons other than named Fiduciaries to carry out fiduciary responsibilities (other than those of the Trustee) and to engage such actuaries and accountants (who may be accountants for the Company) as it may deem necessary or advisable for purposes of the Plan. The Plan Administrator may adopt such rules for the conduct of its business and administration of the Plan as it considers desirable, including rules with respect to election periods, the presentation of claims for benefits under the Plan and appeals from any denial of such claims, provided such rules do not conflict with applicable law or the terms of the Plan. The Plan Administrator shall have the exclusive right to interpret the provisions of the Plan, to determine any question arising thereunder or in connection with the administration of the Plan (including the authority to remedy any omissions, ambiguities or inconsistencies), to decide any claims concerning the eligibility of any person to participate in the Plan or the right of any person to receive benefits under the Plan and to authorize the payment of such benefits. The Plan Administrator's decision or action in respect of any of the above shall be conclusive and binding upon all Participants and their Beneficiaries, heirs, assigns, administrators, executors and any other person claiming through or under them, subject to such persons' rights to a review of the denial of any benefit claim under the benefit claims provisions of Section 6.13 hereof. The Plan Administrator shall keep records of its administration of the Plan and a Participant shall have the right to inspect such records as they relate to such Participant's interest under the Plan.

         12.04 Agent for Service of Legal Process. The Secretary of the Company or such other person as may from time to time be designated by the Plan Administrator shall be the Plan's agent for service of legal process.

         12.05 Company Actions. Whenever under the terms of the Plan the Company is required or permitted to do or perform any act, matter or thing, it shall be done or performed by a duly authorized officer of the Company.

         12.06 Communications To and From Plan Fiduciaries. All elections, designations, requests, notices, instructions, and other communications from a Participant, Beneficiary or other person to the Plan Administrator or other Fiduciary of the Plan required or permitted under the Plan shall be in such form as is prescribed by or acceptable to the Plan Administrator from time to time, shall be mailed by first-class mail or delivered to such location as shall be specified by the Plan Administrator, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Plan Administrator or other appropriate Fiduciary of the Plan at such location. All notices, statements, reports and other communications from the Company, the Plan Administrator or other Fiduciary of the Plan to any Employee, Participant, Beneficiary or other person which are required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class, postage prepaid to such Employee, Participant, Beneficiary or other person at the address last appearing on the records of the Plan Administrator for such Employee, Participant, Beneficiary or other person.

         12.07 Multiple Capacities; Fiduciary Duties. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. Each Fiduciary shall discharge its duties with respect to the Plan:
                  (a) solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses of administering the Plan;
                  (b) with the care, skill, prudence and diligence under the circumstances that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;
                  (c) to the extent it has investment authority, by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
                  (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

         12.08 Reliance; Fiduciary Liability; Exoneration. Each Fiduciary shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports which shall be furnished by any accountant, actuary, auditor, counsel, insurance company or other expert who shall be employed or engaged by the Company. No Fiduciary shall be liable:
                  (a) for its own act, or failure to act, except as it has thereby occasioned actual loss to the Plan or a Participant or Beneficiary by failing properly to discharge a duty or responsibility expressly imposed upon it by the Plan or by law;
                  (b) for the act, or failure to act, of another Fiduciary of the Plan, except as such Fiduciary may have committed one or more of the following breaches of its own fiduciary responsibilities--
                           (1) such Fiduciary knowingly participates in, or
                  knowingly undertakes to conceal an act or omission of another Fiduciary, knowing such act or omission is a breach;

                           (2) such Fiduciary by its failure to observe
                  applicable standards in the administration of its specific responsibilities which give rise to its status as a Fiduciary, has enabled another Fiduciary to commit a breach; or
                           (3) such Fiduciary has actual knowledge of a breach
                  by another Fiduciary, unless such Fiduciary makes reasonable efforts under the circumstances to remedy the breach. (c) with respect to a breach of fiduciary duty if such breach was committed before the fiduciary became a fiduciary or after a fiduciary ceased to be a fiduciary. Subject to the foregoing and the provisions of ERISA, in the absence of fraud or bad faith, no Fiduciary shall incur or suffer any liability or responsibility to the Company, the Trustee, any Committee, any Participant or such Participant's Beneficiaries, heirs, administrators, executors and assigns, or to anyone else as the result of the exercise or non-exercise of any power vested in such under the Plan, nor, without limiting the generality of the foregoing, as a result of any investment made or continued in the discretion or at the direction of such Fiduciary.

         12.09 Indemnification of Fiduciaries. To the maximum extent permitted by law, no officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated shall be personally liable by reason of any contract or other instrument executed by or on behalf of such individual in a Fiduciary capacity with respect to the Plan, nor for any action taken or omitted or mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets) against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

         12.10 Bonding. Except as otherwise required by ERISA, no bond or other security need be required of any Fiduciary of the Plan in any jurisdiction. The Plan Administrator shall be responsible to assure that every Fiduciary of the

Plan and official of the Plan, as defined in Section 412 of ERISA, shall be bonded in the manner and to the extent required by said Section 412. The amount of any required bond generally shall not be less than ten percent (10%) of the amount of funds handled, provided that in no case shall such bond be less than One Thousand Dollars ($1,000) or more than Five Hundred Thousand Dollars ($500,000) unless the Secretary of Labor shall properly prescribe an amount in excess of Five Hundred Thousand Dollars ($500,000).

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         13.01 Plan for Exclusive Benefit of Employees. This Plan has been entered into for the exclusive benefit of Employees, Participants and their Beneficiaries. Except as expressly permitted under the provisions of the Plan or as may otherwise be permitted or required by law, no funds of the Plan shall at any time revert to, or be used or enjoyed by the Company, or otherwise than for the benefit of Employees and their Beneficiaries or to pay taxes or Plan administrative expenses.

         13.02 Rights of Participants Not Expanded. Neither the Plan, nor any provisions thereof, nor the action of the Company in establishing or participating in the Plan, nor any action taken or done by the Plan Administrator or the Trustee or other Fiduciary of the Plan, nor participation in the Plan shall be construed as giving to any person the right to be employed by or to remain in the employ of the Company or, except to the extent and in the manner provided for in and subject to all the terms and conditions of the Plan, the right to any payment or benefit whatsoever. All Employees shall be subject to discharge to the same extent as if this Plan had never been adopted and the Company hereby expressly reserves such right to discharge any Employee without liability on the part of it, the Plan Administrator, the Trustee or other Fiduciary of the Plan.

         13.03 Plan Subject to Insurance Contracts and Trusts. To the extent that payment of any benefit under the Plan is provided for by an annuity contract or any other contract with an insurance company the payment of such benefit shall be subject to all the provisions of such contract. In the event that the Employer establishes a Trust,

         13.04 Governing Law and Savings Clause. To the extent not preempted by federal law, the Plan shall be construed according to the laws of the State of Connecticut. If any provision herein is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and the Plan shall be construed and enforced as if such provision had not been included.

         13.05 Headings. The Article and Section headings in the Plan are inserted for convenience of reference only and are not to be considered in the construction or interpretation of the provisions of the Plan.

         13.06 Gender and Number. As used in the Plan and unless otherwise plainly required by the context, any gender may be construed to include all genders, and the singular or plural may be construed to include the plural or singular respectively.

         13.07 Definitions. Unless otherwise plainly required by the context, the capitalized words and phrases used in the Plan shall have the meanings set forth in the following Glossary.

                                    GLOSSARY
                                    --------

         "Account Balance" shall mean Participant's share in the Fund from time to time as shown by the records of the Plan Administrator, and shall include Salary Reduction Contributions, Company Mandatory and Company Discretionary Contributions, Company Matching Contributions, Rollover Contributions, Transfers and such other different amounts as the Plan Administrator may determine to be appropriate from time to time. A Participant's Account Balance shall reflect all contributions allocated to his Account as adjusted for earnings and other accretions to the Fund and distributions, losses and other diminutions to the Fund.

         "Acquisition Loan" shall mean a loan or other extension of credit used by the Trust to finance the acquisition of Company Stock, which loan may constitute an extension of credit to the trust from a party in interest (as defined in ERISA) or other loan or extension of credit to the Trust which complies with the requirements of Article IX and ERISA.

         "Actual Deferral Percentage" shall mean, with respect to a group of Participants, the average of the ratios, calculated separately for each Participant in the group, of the amount of Salary Reduction Contributions allocated under the Plan with respect to a Plan Year to the Participant's Compensation for the same Plan Year. Company contributions on behalf of any Participant shall include:

                  (1) any Salary Reduction Contributions made pursuant to a Salary Reduction Agreement, including Excess Salary Reductions of Highly Compensated Employees, but excluding (a) Excess Salary Reductions of Non-Highly Compensated Employees that arise solely from Salary Reduction Contributions under this Plan or any Plan of the

         Company; and (b) Salary Reductions that are taken into account in the Contributions Percentage test (provided the ADP test is satisfied both with and without exclusion of these Salary Reductions); and

                  (2) at the election of the Company, Qualified Nonelective Contributions and Qualified Matching Contributions.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make a Salary Reduction shall be treated as a Participant on whose account no Salary Reduction Contributions are made.

         "Age" shall mean the age of a person at his last birthday.

         "Annuity Starting Date" shall mean the first day of the first period with respect to which benefits are to be paid in the form of an annuity or in any other form (not the date benefits actually commence). A payment will not be deemed to occur after the Annuity Starting Date if payment is being reasonably delayed for calculation of the amount of the benefit.

         "Applicable Life Expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained Age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated such succeeding calendar year.

         "Average Contribution Percentage" shall mean, with respect to a group of Participants, the average, expressed as a percentage, of the Contribution Percentages of the Participants in each group.

         "Beneficiary" or "Beneficiaries" shall mean the person or persons designated in accordance with the provisions of Section 6.05 hereof or otherwise entitled under the Plan or as provided in Code Section 401(a)(9) and regulations thereunder to receive any benefits to be paid under the Plan on account of, or following, the death of a Participant.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended and in force from time to time, or any successor or substitute provisions of law enacted from time to time.

         "Code Section 415 Compensation" shall, for purposes of applying the benefit limitations of Article VII, include a Participant's Earned Income, wages, salaries and fees received for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income, but excluding:

                  (a) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

                  (b) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

         For Limitation Years beginning on or after January 1, 1998, Code
Section 415 Compensation shall also include any elective deferral as defined in Code Section 402(g)(3) and any amount which is contributed or deferred by the Company at the election of the Employee and which is not otherwise includable in the gross income of the Employee by reason of Code Sections 125 or 457. For Limitation Years beginning prior to January 1, 1998, such elective deferrals are not included in Code Section 415 Compensation. For Limitation Years beginning on or after January 1, 2001, for purposes of applying the limitations described in this definition of Code Section 415 Compensation, compensation paid or made available during such Limitation Years shall include elective amounts that are not includable in the gross income of the Employee by reason of Code Section 132(f)(4).

         "Company" shall mean The United Illuminating Company, or any successor thereto which assumes the Plan or any predecessor employer which maintained this Plan. As and to the extent provided in Article XII hereof, Company may also refer to a participating Employer as regards its own participation in the Plan.

         "Company Discretionary Contribution Account Balance" shall mean that portion of a Participant's Account Balance attributable to Company Discretionary Contributions, as adjusted to reflect their share of the earnings and other accretions to the Fund and distributions, losses and other diminutions to the Fund.

         "Company Mandatory Contribution Account Balance" shall mean that portion of a Participant's Account Balance attributable to Company Mandatory Contributions.

         "Company Matching Contribution Account Balance" shall mean that portion of a Participant's Account Balance attributable to Company matching contributions as adjusted to reflect their share of earnings and other accretions to the Fund and distributions, losses, and other diminutions to the Fund.

         "Company Stock" shall mean the common stock of the Company prior to the close of business on July 20, 2000 and, thereafter, the common stock of UIL Holdings Corporation, the parent of the Company, or any successor to UIL Holdings Corporation. "Company Stock" shall also include the stock of any corporation which is a member of the same controlled group of corporations (as defined in Section 409(l) of the Code) with the Company, if such stock would constitute "employer securities" as defined in Section 409(l) of the Code. The Trustee may acquire Company Stock on the open market or from any other source; provided that no commission shall be charged with respect to a purchase of Company Stock from the Company or UIL Holdings Corporation or any successor to UIL Holdings Corporation. Such Company Stock may be authorized and previously unissued Shares.

         "Compensation" (except for Code Section 415 Compensation, above) shall mean the total compensation paid to an Employee by the Company with respect to each Plan Year which is currently includable in gross income and required to be reported as wages on the Employee's W-2 Form, plus any additional amount of compensation which the Employee could have elected to receive in cash with respect to the applicable period but which was instead contributed by the Company to an employee benefit plan under a Code Section 401(k) or Code Section 125 arrangement, but excluding any other amounts contributed to or the value of benefits under this Plan or any other deferred compensation, employee benefit or fringe benefit program or plan or any other extraneous form of compensation.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Annual Compensation of each Employee taken into account under the Plan in determining allocations shall not exceed $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code ($170,000 for Plan Years beginning on or after January 1, 2000 and $200,000 for the Plan Year beginning January 1, 2002). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning with or within such calendar year. If a determination period consists of fewer than 12 months, the Annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         "Contribution Percentage" shall mean, with respect to a group of Participants, the ratios (expressed as a percentage) of the Matching Contributions (plus voluntary after-tax contributions, if any) allocated under the Plan on behalf of each Eligible Participant in the group, with respect to a Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining such ratios, "Eligible Participant" is defined below in this Glossary and is further defined to mean:

                  (a) an Employee who is directly or indirectly eligible to make a Salary Reduction Contribution or to receive an allocation of Matching Contributions (including Matching Contributions derived from forfeitures) under the Plan for a Plan Year;

                  (b) an Employee who is unable to make a Salary Reduction Contribution or to receive an allocation of Matching Contributions because the Employee has not contributed to another plan;

                  (c) an Employee who would be eligible to make Salary Reduction Contributions but for a suspension due to a distribution, a loan or an election not to participate in the Plan (other than certain one-time elections), even though the Employee may not make such Salary Reduction Contributions or receive an allocation of Matching Contributions by reason of such suspension; or

                  (d) an Employee who is unable to make a Salary Reduction Contribution or to receive an allocation of Matching Contributions because such Employee may receive no additional annual additions because of Section 415(c)(1) or 415(e) of the Code.

In the case of a Participant described in paragraphs (a), (b), (c) or (d) above who makes no Salary Reduction Contributions and receives no Matching Contributions under the Plan for a Plan Year, the Contribution Percentage for such Participant that is to be included in determining the Average Contribution Percentage for such Plan Year shall be zero. In determining the Contribution Percentage, the Plan Administrator may elect, to the extent permitted in regulations, to take into account elective deferrals (defined in Code Section 402(g)(3)(A) and qualified non-elective deferrals which are subject to Code
Section 401(k) restrictions (as defined in Code Section 401(m)(4)(C)) contributed to any Plan maintained by the Company or a Related Employer.

In determining the Contribution Percentage, the following Matching Contributions shall be excluded:

                  (i) Matching Contributions that a Participant forfeits because they correspond to Salary Reduction Contributions in excess of the permissible dollar limits contained in Code Section 402(g);

                  (ii) Matching Contributions forfeited, or returned to the Participant in order to correct an allocation in excess of Section 415(c) of the Code; and

                  (iii) Matching Contributions that a Participant forfeits in conjunction with a distribution made to correct a failure of the ADP, ACP or multiple use test.

         "Distribution Calendar Year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before a

Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after a Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin as provided in Section 6.01(c) and (d) hereof.

         "Effective Date" for purposes of this restated Plan shall mean January 1, 1997.

         "Election Period" shall mean the 90-day period provided under Section
6.07 hereof.

         "Eligible Participant" shall mean a Participant who has satisfied the eligibility requirements of Article II and who is therefore eligible to make salary reduction contributions, and to receive a Company Matching Contribution whether or not the Participant actually makes Salary Reduction contributions.

         "Employee" shall mean any person, other than an independent contractor, in the actual employ of the Company or a Related Employer, who receives therefor a regular stated compensation, whether on an hourly or salaried basis. A director of the Company shall not be considered to be an Employee solely because of such status as a director.

         "Employees' Benefit Committee" shall mean the committee provided by for the provisions of Section 11.02 hereof, or if no such committee is appointed or there are no members in office, the Company.

         "Employer" shall mean and include the Company and any Related Employer or other employer participating in the Plan. "Employer" may refer to all Participating Employers collectively, or to each one individually as the context may require.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended and in force from time to time, or any successor or substitute provisions of law enacted from time to time.

         "ESOP Account" shall mean that portion of the Participant's Account Balance consisting of his TRAESOP and PAYSOP Account Balance, his Company Matching Contribution Account Balance, his Company Mandatory Contribution Account Balance and any After-tax Contribution Account Balance.

         "Excess Contributions" shall mean shall mean with respect to any Plan Year, the excess of (a) the aggregate amount of Company contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of dollar deferral amounts, beginning with the highest of such dollar deferral amounts.)

         "Excess Salary Reductions" shall mean those Salary Reductions that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Salary Reductions exceed the dollar limitation under such Code Section. Excess Salary Reductions shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

         "Fiduciary" shall mean any person who--
                  (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets,

                  (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or

                  (c) has any discretionary authority or discretionary responsibility for the administration of the Plan.

         "Fund" shall mean the cash, securities or other Plan assets held by the Trustee (or other funding agencies under the Plan) for the purposes of the Plan.

         "Hardship Distribution" shall mean a distribution necessary in light of immediate and heavy financial needs of the Participant. Such needs shall be deemed to include tuition payments for post-secondary education and major medical expenses of the Participant, members of his immediate family or his dependents, and major expenses relating to the purchase of Participant's principal residence or to prevent eviction from, or foreclosure on, the Participant's principal residence. Such needs shall be determined in accordance with uniform and nondiscriminatory policies and rules approved by the Plan Administrator in its discretion from time to time and on the basis of written information furnished to the Plan Administrator and represented to be true by the Participant. The Plan Administrator shall be entitled to conclusively rely upon such written information, without the necessity of independent investigation, unless it has reason to doubt the validity of such information on the basis of other information then in its possession.

         "Highly Compensated Employee" includes Highly Compensated Active Employees and Highly Compensated Former Employees. For purposes of this definition, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year. A Highly Compensated Active Employee includes any Employee who (i) was a 5-percent owner at any time during the determination year or the look-back year, or (ii) for the look-back year had compensation (defined herein as "Code Section 415 Compensation") from the Employer in excess of Eighty Thousand Dollars ($80,000) (Eighty Five Thousand Dollars ($85,000) beginning January 1, 2000) (as adjusted pursuant to Section 415(d) of the Code) [OPTION: AND WAS IN THE TOP-PAID GROUP]. A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the number of Employees treated as 5% owners, and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         "Hour of Service" shall mean each hour for which:
                  (a) An Employee is paid, or entitled to payment for the performance of duties for the Company or a Related Employer.
                  (b) An Employee is paid, or entitled to payment by the Company or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence or the like.
                  (c) Back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Employer.
                  (d) Credit is required under applicable state or federal law, including for periods of service in the Armed Forces of the United States under the Military Selective Service Act as amended. The nature, extent and timing of such credit shall be as required under applicable law.

         An Hour of Service to be credited to an Employee in connection with a period of no more than thirty-one (31) days falling in two (2) Plan Years shall be credited in the second such Year; otherwise Hours of Service shall be credited in the Plan Year in which the duties are performed under Subparagraph
(a), above, in which occurs the period during which no duties are performed under Subparagraph (b), above, and to which the award or agreement for back pay pertains under Subparagraph (c), above. Hours of Service for purposes of subparagraph (b), above, will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference. The number of Hours of Service to be credited under either Subparagraph (b) or (c) for periods described in Subparagraph (b) shall be the number of working hours regularly scheduled for such periods of time. In the case of an Employee without a regular work schedule, an average of such Employee's actual hours worked for comparable periods of time shall be credited.
         Notwithstanding the foregoing, the same Hour of Service shall not be credited under more than one of the foregoing Subparagraphs and for purposes of crediting Hours of Service under either Subparagraph (b) or (c) for periods described in Subparagraph (b):
                            (i) Except in the case of an authorized leave of
                  absence or required government service as described in the definition of One-Year Break in Service in this Glossary, no more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any such single continuous period (whether or not such period occurs in a single Plan Year) and such hours shall be credited until exhausted beginning with the first day of such period; and
                           (ii) No Hour of Service shall be credited to an
                  Employee for payments made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance or for payments which solely reimburse the Employee for medical or medically related expenses incurred by such Employee.
         Hours of Service will be credited for employment with other members of an affiliated service group under Section 414(m), a controlled group of corporations under Section 414(b), a group of trades or business under common control under Section 414(c) of which the Company is a member, and other entity required to be aggregated with the Company, pursuant to Section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code.

         "Key Employee" shall mean any employee or former employee of the Company or of any Related Employer (and any beneficiary of such an employee) who at any time during the five (5) plan years ending on the determination date for the Plan Year in question (as defined under "Top-Heavy" in this Glossary) was:
                  (a) an officer of the Company or of any Related Employer, provided, however, that for plan years beginning after December 31, 1983 only officers having an Annual Compensation greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the Plan Year ends shall be included and further provided that no more than fifty
         (50) persons or, if lesser, the greater of three (3) persons or ten percent (10%) of the employees of the Company and the Related Employers shall be treated as officers;
                  (b) one of the ten (10) employees having Annual Compensation of more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percentage (1/2%) interest and one of the ten (10) largest percentage interests in the Company and Related Employers (if two (2) employees have the same interest in an employer, the employee having greater annual compensation shall be treated as having a larger interest);
                  (c) a person who, without application of the aggregation rules of subsections (b), (c) and (m) of Section 414(b) of the Code, owned (or was considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock (or in the case of an unincorporated business, of the capital or profits interest) of the Company or Related Employer or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of the Company or Related Employer; or
                  (d) a person who had Annual Compensation from the Company and/or Related Employers of more than One Hundred Fifty Thousand Dollars ($150,000) and who, without application of the aggregation rules of subsections (b), (c) and (m) of Section 414(b) of the Code, owned (or was considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock (or in the case of an unincorporated business, of the capital or profits interest) of the Company or Related Employer or stock possessing more than one percent (1%) of the total combined voting power of all of the stock of the Company or Related Employer.

Annual Compensation for purposes of this definition means compensation defined herein as "Code Section 415 Compensation."

         "Leased Employee" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
         A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b)of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.

         "Leveraged Stock" shall mean shares of Company Stock which has been acquired by the Plan by means of an Acquisition Loan.

         "Life Expectancy" and "Joint and Last Survivor Expectancy" are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant (or spouse, if applicable) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a non spouse beneficiary may not be recalculated.

         "Limitation Year" shall mean the Plan Year.
          ---------------

         "Loan Suspense Account" shall mean the suspense account used to hold Leveraged Stock until released and allocated pursuant to the terms of the Plan.

         "Non-Highly Compensated Employee" shall mean any employee or former employee of the Company or a Related Employer who is not a Highly Compensated Employee.

         "Non-Key Employee" shall mean any employee or former employee of the Company or of any Related Employer (and any beneficiary of such an employee) who is not a Key Employee.

         "Normal Retirement Date" shall mean the Participant's sixty-fifth
(65th) birthday.

         "One-Year Break in Service" shall mean any Plan Year during which an Employee has not been credited with more than five hundred (500) Hours of Service, provided, however, that
                  (a) no Break in Service shall occur during the term of or as a result of--
                           (1) a leave of absence including written extensions
                  thereof (if the original term or duration of an extension is not stated for purposes of the Plan each shall be deemed to be for a six (6) month period) granted by the Company in accordance with a non-discriminatory and uniform policy, or
                           (2) an Employee's absence while on active service
                  with the government, including the armed forces, during a period of national emergency or as required by law,

         provided the Employee returns to the service of the Company immediately following such leave of absence in the case of (1) or within the period during which his employment rights are protected by law following his severance from such government service in the case of (2), and further provided, in the event the Employee shall not return to service as provided above, such Employee's employment with the Company shall be treated for purposes of this Plan as terminated at the inception of the leave of absence or service with the government, as the case may be; and
                  (b) if an Employee shall furnish the Plan Administrator such timely information as the Plan Administrator may require to establish the number of days that the Employee has been absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of an adopted child with the Employee or the care of a newly born or adopted child of the Employee for a period beginning immediately following the birth or placement of such child, then, solely for determining whether a One-Year Break in Service has occurred which must be taken into account in determining the Employee's Years of Eligibility Service and Years of Vesting Service under the Plan, the following shall be treated as Hours of Service under the Plan
         --

                           (1) the number of Hours of Service which otherwise
                  normally would have been credited to the Employee but for such absence, or
                           (2) in any case in which the Plan Administrator is
                  unable to determine the number of Hours of Service described in (1) above, eight (8) Hours of Service per day of such absence,

         provided, however, that the total number of Hours of Service to be so credited on account of any such single pregnancy, birth or adoption shall not exceed five hundred one (501) and all of such Hours of Service with respect to any such single event shall be credited in the Plan Year in which the absence from work begins if such crediting prevents the Employee from incurring a One-Year Break in Service for such Plan Year, otherwise all of such Hours of Service shall be credited in the immediately following Plan Year.

         "Owner Employee" means an individual who is a sole proprietor or who is a partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.

         "Participant" shall mean an Employee or former Employee who has become a Participant in the Plan in accordance with Article II hereof and whose interest under the Plan has not been fully distributed or terminated.

         "Participating Employer" shall mean the Company, and any other Related Employer which by action of the Company's Board of Directors has been designated a Participating Employer herein and which has adopted this Plan, in accordance with the provisions of Article XI hereof.

         "Permanent Disability" shall mean the incapacity of a Participant to perform the duties of such Participant's regular occupation because of a medically determinable physical or mental impairment which results in termination of the Participant's employment therefor. Permanent Disability shall commence under the Plan upon the occurrence of the permanent disability and shall continue so long as the Participant continues to be so disabled. Determinations of Permanent Disability shall be made by the Plan Administrator upon competent medical evidence, including the opinion of a licensed physician, in a uniform and nondiscriminatory manner.

         "Plan" shall mean The United Illuminating Company 401(k)/Employee Stock Ownership Plan ("KSOP"), including this plan document and any other agreement or Trust Agreement forming a part hereof, together with any and all amendments or supplements thereto.

         "Plan Administrator" shall mean the Employees' Benefit Committee, or, if no such committee is appointed, the Company.

         "Plan Year" shall mean a twelve (12) month period running from the first of January through the end of December.

         "Prior Plan" shall mean The United Illuminating Company Employee Stock Ownership Plan, prior to its restatement in this Plan. As to the Company's 401(k) Plan, "Prior Plan" shall mean The United Illuminating Company Employee Savings Plan, prior to its merger into this Plan.

         "Related Employer" shall mean a corporation or other business organization during the period it is--
                  (a) a member with the Company of a controlled group of corporations,

                  (b) a member with the Company of a group of trades or businesses under common control,
                  (c) a member with the Company of an affiliated service group, all as determined pursuant to Sections 414(b), (c) and (m) of the Code, as applicable, or
                  (d) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

         "Required Beginning Date" shall mean April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2 regardless when the Participant retires.

         "Salary Reduction Contributions" shall mean any employer contributions made to the plan at the election of the Participant, in lieu of unreduced compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. For non-discrimination and other employee benefit testing purposes, with respect to any taxable year, a Participant's Salary Reduction Contribution is the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in ss.402(h)(1)(B), any eligible deferred compensation plan under ss.457, any plan as described under ss.501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under ss.403(b) pursuant to a salary reduction agreement. Salary Reduction Contributions shall not include any Contributions properly distributed as excess annual additions.

         "Salary Reduction Contribution Account Balance" shall mean that portion of a Participant's Account Balance attributable to salary deferral or Salary Reduction Contributions as adjusted to reflect their share of earnings and other accretions to the Fund and distributions, losses and other diminutions to the Fund.

         "Share(s)" or "Stock" shall mean share(s) of common stock of The United Illuminating Company.

         "Super Top-Heavy" shall be determined in the same manner and shall mean the same as Top-Heavy, except that the present value of accrued benefits for Key Employees must exceed ninety percent (90%) of the accrued benefits for all Employees, rather than sixty percent (60%) as in the case of Top-Heavy.

         "Three Months of Service" shall mean any three (3) consecutive calendar month period beginning on or after the date an Employee is first credited with an Hour of Service for the Company.

         "Top-Heavy" shall mean that, as of the determination date with respect to a Plan Year commencing after December 31, 1983--

                  (a) if the Plan is not included in a required or permissive aggregation group, the present value of the accrued benefits for Key Employees under the Plan exceeds sixty percent (60%) of the present value of the accrued benefits for both Key and Non-Key Employees under the Plan, or
                  (b) if the Plan is included in a required or permissive aggregation group, the sum of the present value of accrued benefits for Key Employees under all defined benefit plans and all defined contribution plans included in such group exceeds sixty percent (60%) of the sum of the present value of accrued benefits for both Key and Non-Key Employees.

         For purposes of making the above Top-Heavy determination:

                           (1) The determination date for a given plan year
                  shall be the last day of the preceding plan year, or, in the case of the first plan year of a plan, the last day of such first plan year.
                           (2) A required aggregation group consists of: (A) the
                  Plan; and (B) other qualified plans required to be aggregated with the Plan under Section 416(g) of the Code in testing for top-heaviness, i.e., (i) each qualified plan of the Employer (all employers required to be aggregated under Sections 414(b), (c) or (m) of the Code are considered to be a single employer) in which at least one Key Employee participates (in the Plan Year containing the determination date or any of the four (4) preceding Plan Years) (regardless of whether the Plan has terminated), and (ii) any other qualified plan which enables the Plan or a plan described in (i), above, to meet the requirements of Sections 401(a)(4) and 410(b) of the Code.
                           (3) A permissive aggregation group consists of (A)
                  the Plan; (B) any plans required to be aggregated with the Plan under (2)(B), above and (C) any other qualified plans permitted to be aggregated with the Plan under Section 416(g) of the Code in testing for top-heaviness, i.e., any other such plan which, when considered as a group with the Plan, and any plans required to be aggregated with the Plan under (2)(B), above, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code, and which the Plan Administrator in its discretion chooses to include in the group.
                           (4) Where more than one plan is involved in the
                  determination, the present value of accrued benefits (including distributions to be included therein in accordance with (10) below) shall be determined separately for each plan as of its own determination date falling in the same calendar year as the Plan's determination date with respect to the Plan Year in question, and the results of such separate determination shall then be aggregated as provided above.
                           (5) The present value of accrued benefits under a
                  plan shall include the present value of accrued benefits derived from all contributions, including employer and employee (both voluntary and mandatory) contributions, except for the present value derived from tax deductible employee contributions which shall not be taken into account.
                           (6) The present value of accrued benefits under a
                  plan shall be determined as of the plan's most recent valuation date that falls within the twelve (12) month period ending on the plan's determination date. The Plan's valuation date is on December 31.
                           (7) The present value of a participant's accrued
                  benefits under a defined contribution plan shall be the sum of the participant's account balance as of the relevant valuation date, plus an adjustment for contributions due as of the determination date. In the case of a plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of contributions, if any, actually made after the valuation date but on or before the determination date, except in the first plan year of the plan when the adjustment should also reflect the amount of any contributions whenever made that would be allocated as of a date not later than the determination date. In the case of a plan subject to the minimum funding requirements of Code
                  Section 412, the adjustment is the amount of contributions whenever made that would be allocated as of a date not later than the determination date.
                           (8) The present value of a participant's accrued
                  benefits under a defined benefit plan shall be based upon reasonable interest and mortality assumptions specified by the plan. The accrued benefit of a Participant (who is not a Key Employee) under a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (ii) if no such uniform method exists, then the slowest accrual method permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
                           (9) The accrued benefit of a participant in a plan
                  who is a Non-Key Employee but who was a Key Employee in a prior year shall be disregarded.
                           (10) Generally, any accrued benefit transferred or
                  distributed in the five (5) year period ending on a plan's determination date (except any such accrued benefit otherwise included in the present value of accrued benefits on the determination date) shall be added back and included in the plan's present value of accrued benefits as of the determination date. This rule shall apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. It shall also apply to any unrelated rollover or transfer (i.e. one initiated by the employee and made to a plan maintained by another, unrelated employer under Code
                  Section 414(b), (c) or (m)). The plan accepting an unrelated rollover or transfer shall not consider the rollover or transfer as part of its present value of accrued benefits unless the rollover or transfer was accepted prior to December 31, 1983. In the case of a related rollover or transfer (i.e. one not initiated by the employee or made to a plan maintained by the same or related employer under Code Section 414(b), (c) or (m)), the rollover or transfer shall not be added back but shall be counted in the plan accepting the rollover or transfer whether the rollover or transfer was accepted before or after December 31, 1983.
                           (11) With respect to plan years beginning after
                  December 31, 1984, the accrued benefit of all participants in a plan who have not performed or received credit for any services for any employer maintaining the plan (other than benefits under the plan) at any time during the five (5) year period ending on the plan's determination date shall be disregarded.
                           (12) The Top-Heavy determination, including
                  definition of Top-Heavy terms and application of the above rules and any other rules which may be necessary for the determination shall be made in accordance with Section 416 of the Code.

         "Trust Agreement" shall mean a trust agreement, if such trust agreement is established by the Company, between the Company and such Trustees as may be appointed by the Company. In the event that a trust agreement is established, the trust shall include any and all amendments or supplements thereto.

         "Trustee" shall mean any Trustees or successor Trustees as in the future or from time to time thereafter may be appointed or designated by the Company to hold any portion of the Fund forming a part of this Plan.

         "Voluntary Employee After-Tax Contributions" shall mean that portion of the Participant's Account Balance that is attributable to (i) dividends voluntarily reinvested, prior to July 1, 1998, as after-tax contributions by the Participant in shares of Company Stock and (ii) the voluntary after-tax contributions that were permitted as part of the TRAESOP provisions of the Prior Plan and which were matched by a one-half percent (.5%) Company investment tax credit contribution.

         "Years of Service" shall mean and include each Plan Year, whether commencing before or after the Effective Date, as to which an Employee is credited with not less than One Thousand (1,000) Hours of Service for the Company or a Related Employer. If and to the extent that the Board of Directors of the Company so determines by rules uniformly applicable to all Employees similarly situated, an Employee who was in the employ of any business or enterprise substantially all of whose assets and property are acquired by the Company or a Related Employer by purchase, merger, consolidation or otherwise, may receive credit for his past service with such business or enterprise and such service shall be included in his Years of Service, provided that such past service credit is in accordance with the safe harbor provisions of Treas. Reg. ss.1.401(a)(4)-5(a)(3).

         For purposes of determining eligibility, vesting and Top-Heaviness under the Plan, the following definitions shall respectively apply:

                  (a) "Years of Eligibility Service" and "Years of Vesting Service" are not defined because eligibility is based upon months of service and there is no service requirement for vesting in the Plan.
                  (b) "Years of Benefit Service" are not defined because there is no service requirement for benefit accruals for Participants in the Plan.
                  (c) "Years of Top-Heavy Service" shall mean and include each Year of Service except that any Year of Service shall not be taken into account if: (1) the Plan was not Top-Heavy for any Plan Year ending during such Year: or (2) such Year was completed in a Plan Year beginning before January 1, 1984.


EXECUTION PAGE
--------------


         IN WITNESS WHEREOF, this plan document has been executed by a duly authorized officer of the Company.

Dated:                               THE UNITED ILLUMINATING COMPANY

Witnesses:


s/ R. M. Ruotolo                By                s/Susan E. Mullen
---------------------------          ----------------------------------------

                                   APPENDIX A

                             MATCHING CONTRIBUTIONS


         Effective as of the date that Company Matching Contribution Account Balances are transferred to this Plan from The United Illuminating Company Employee Savings Plan ("UI Savings Plan"),the Company shall make a Matching Contribution in Company Stock in accordance with Section 3.02(a)(2) of The United Illuminating Employee Stock Ownership Plan in the following amounts:


Period                                Matching Contribution

June 1, 1996 -- December 31, 1996     one-half of one percent (.5%) for each one percent (1%)
                                      of the first six and one-fourth percent (6.25%) of
                                      compensation that a Participant elects to have withheld
                                      during such period and contributed to the UI Savings
                                      Plan pursuant to a Salary Reduction Agreement, up to a
                                      maximum Company Matching Contribution of three and
                                      one-eighth percent (3.125%) of a Participant's
                                      compensation for such period

January 1, 1997 -- December 31, 1997  one-half of one percent (.5%) for each one percent (1%)
                                      of the first six and one-half percent (6.5%) of
                                      compensation that a Participant elects to have withheld
                                      during such period and contributed to the UI Savings
                                      Plan pursuant to a Salary Reduction Agreement, up to a
                                      maximum Company Matching Contribution of three and
                                      one-fourth percent (3.25%) of a Participant's
                                      compensation for such period

January 1, 1998 --                    one-half of one percent (.5%) for each one percent (1%)
                                      of the first six and three-fourths percent (6.75%) of
                                      compensation that a Participant elects to have withheld
                                      during such period and contributed to the UI Savings
                                      Plan pursuant to a Salary Reduction Agreement, up to a
                                      maximum Company Matching Contribution of three and
                                      three-eighths percent (3.375%) of a Participant's
                                      compensation for such period


                               FIRST AMENDMENT TO
                         THE UNITED ILLUMINATING COMPANY
                      401(k)/EMPLOYEE STOCK OWNERSHIP PLAN
                                 ("THE UI KSOP")
                               (1997 Restatement)


1. Section 6.01(i) of the Plan, governing rollover distributions from the Plan, is hereby amended to read as follows:

                  (i) A distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" from this Plan paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover". An "eligible rollover distribution" is any distribution of all or any portion of the account balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution made on or after January 1, 1999 that qualifies as a Hardship Distribution, as provided under Section 5.08(d) hereof. Notwithstanding the foregoing, effective with respect to distributions made from the Plan on or after January 1, 2002, a portion of such distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                  An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. Effective for distributions made on or after January 1, 2002, an eligible retirement plan shall also include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. In the case of an eligible rollover distribution to a surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity; provided, however that on or after January 1, 2002, the definition of eligible retirement plan as amended to include 403(b) plans and governmental 457(b) plans shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

                  A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee. For purposes of this
         Section 6.01(i), a distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of such spouse or former spouse. The provisions of Section 6.01(i) shall be interpreted in accordance with the proposed regulations under Sections 401(a)(31), 402(c), 403(b)(8), 403(b)(10)
         and 3405(c) of the Code and IRS Notice 93-3, and any changes adopted from time to time, including final regulations thereunder, all of which are incorporated herein by reference.


2. Section 3.10, governing transfers into the Plan, is hereby revised in its entirety to read as follows:

         3.10  Transfers and Rollovers into the Plan.
                  (a) With the written permission of the Plan Administrator, to be determined in its sole discretion, and without regard to the limitations imposed under Article VII, the Plan may directly receive as a Transfer all or part of the entire amount distributable on behalf of a Participant from a profit sharing or stock bonus plan meeting the requirements of Internal Revenue Code Section 401(a) pursuant to the terms of an elective transfer as provided in Section 1.411(d)-3 of the Treasury Regulations. Likewise, the Company may receive Transfers representing the assets of any predecessor plan. Notwithstanding the foregoing, the Plan Administrator shall not permit Transfers from any plan subject to Sections 401(a)(11) or 417 of the Code. Transfers may be invested in any manner authorized under the provisions of this Plan or may be segregated and invested separately according to the provisions of the prior terminated or predecessor plan.
                  (b) The Plan will accept in the Plan an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code excluding any after-tax contributions; from an annuity contract or custodial account described in section 403(b) of the Code; and the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. The Plan Administrator need not obtain evidence that a retirement plan purportedly qualified under Section 401(a) of the Code has in fact received an IRS determination letter in order to have a reasonable belief that such plan is qualified under Code Section 401(a).


3. Section 5.09(b) of the Plan, governing payment of benefits from the Plan, is hereby revised to read as follows:

                  (b) Payment. Payment of vested benefits will commence as follows:
                           (1) if the present value of the Participant's vested
                  Account Balance (excluding any Rollover Account Balance such Participant may have with respect to Participants terminating service on or after January 1, 2002) does not exceed Five Thousand Dollars ($5,000), based on the most recent Plan Valuation Date, the Account Balance shall be paid in a single sum as soon as administratively feasible following the Participant's termination of service. For purposes of this section and this Plan, if the value of a Participant's vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such Account Balance.
                           (2) If the present value of the Participant's vested
                  Account Balance exceeds Five Thousand Dollars ($5,000) (without taking into account any amounts in such Participant's Rollover Account Balance on or after January 1, 2002), the

                  Account Balance shall, subject to receiving the written consent of the Participant, be paid as soon as administratively feasible following the Participant's termination of service, based on the most recent Plan Valuation Date preceding the date of distribution. In no event shall distribution be made later than 60 days after the close of the Plan Year in which the Participant's Normal Retirement Date occurs.

4. Section 3.06(b)(ii) of the Plan, governing diversification of ESOP Account Balances, is hereby amended in its entirety to read as follows:
                           (ii) Of ESOP Account Balances. Effective as of
                  January 1, 1999, any Participant who has completed five (5) Years of Service with the Company or another Participating Company may elect to diversify the investment of up to 25% (40%, effective as of January 1, 2002 or, if later, the date selected by the Chairman of the Board) of the then dollar value in his ESOP Account (as defined in the Glossary) from Company Stock to the other investment options available under the terms of the Plan. In the event such a Participant is deceased, his Beneficiary shall have such right of diversification. This right of diversification is in addition to the rights afforded Participants under Section 9.07 of the Plan. The Participant may transfer the diversified portion of his ESOP Account with the same frequency and manner, and in accordance with the same rules as are applicable generally to Participant directed investments under the Plan; provided, however, that the Participant may not elect to redirect investment of his ESOP Account Balance back into Company Stock. Notwithstanding anything in this Section 3.06(b)(ii), it is the intent of the Company that the ESOP portion of the Plan remain primarily invested in Company Stock. The Company may take any and all actions necessary, including elimination of the diversification option for ESOP Accounts, to the extent that such diversification threatens to cause the ESOP portion of the Plan to fail to be invested primarily in Company Stock.


The foregoing amendments shall be effective in accordance with their terms.


                         THE UNITED ILLUMINATING COMPANY


                      By       s/Susan E. Mullen
                         -----------------------------------------
                         Its Senior Human Resources Executive
FINAL

                                SECOND AMENDMENT
                       TO THE UNITED ILLUMINATING COMPANY
                      401(K)/EMPLOYEE STOCK OWNERSHIP PLAN
                               (1997 Restatement)


         WHEREAS, the United Illuminating Company wishes to implement safe harbor matching provisions in the Plan, to make available `catch-up' contributions to those Participants over age 50 and, in general, to make the `good faith amendments' required to be made by the Economic Growth and Tax Relief and Reconciliation Act of 2001( "EGTRRA") to the extent that those EGTRRA changes have not already been made to the Plan; and
         WHEREAS, it is necessary to amend the Plan to accomplish the foregoing,

NOW THEREFORE, the Plan is hereby amended as follows:

         1. Effective as of January 1, 2002, the second sentence of Section 3.02(a) is hereby revised to read as follows:

         The sum of employer contributions made pursuant subsections 3.02(a)(2) and (3) shall not exceed the amount deductible for federal income tax purposes, currently twenty-five percent (25%) of total Compensation of Eligible Participants with respect to fiscal years commencing on or after January 1, 2002, such limit being applied excluding Salary Reduction Contributions and Catch-Up Contributions.

         2. Effective as of July 1, 2002, the first sentence of Section 3.02(a)(1) is hereby amended in its entirety to read as follows:

                (1) Salary Reduction Contributions for Employees. Any Participant may elect by means of a signed writing filed with the Plan Administrator to have his Participating Employer make Salary Reduction Contributions to the Plan with respect to a Plan Year in whole percentages of Compensation in an amount of no less than one percent (1%) of such Participant's Compensation (the Participant's "Salary Reduction Contributions"). Except to the extent permitted under Section 3.02(a)(5) hereof and Section 414(v) of the Code, if applicable, in no event shall Salary Reduction contributions for a Participant with respect to a Plan Year exceed the least of the following amounts:

                   (i) 100% of the Participant's Compensation for such Plan Year, with such Compensation being calculated after deduction for all applicable taxes and other payroll deductions and reductions (prior to the Plan Year commencing January 1, 2002, 15% of the Participant's Compensation for the Plan Year);

                  (ii) the amount specified in Section 402(g) of the Code, as adjusted by the Secretary of the Treasury from time to time (i.e., $11,000 for 2002, $12,000 for

                           2003, 13,000 for 2004, $14,000 for 2005, $15,000 for
                           2006 and thereafter); or

                 (iii) the amount that can be contributed as a result of a Hardship Distribution made in accordance with Section
                           5.08 hereof.

         3. Effective as of January 1, 2003, Section 3.02(a)(2) is hereby amended in its entirety to read as follows:

         (2) Company Matching Contributions.

         (i) Safe Harbor Matching Contribution. With respect to each pay period commencing on or after January 1, 2003, the Company (and each other Participating Employer) shall make a Company Matching Contribution to the trust for the benefit of each Participant on whose behalf it made a Salary Reduction Contribution for the pay period. The amount of the Matching Contribution shall be equal to 100% of the Salary Reduction Contribution made for the Participant's benefit for the pay period up to three percent (3%) of the Participant's Compensation for the pay period, and 50% of the Salary Reduction Contribution made on the Participant's benefit for the pay period on Salary Reduction Contributions made from 4% up to and including 5% of such Participant's Compensation for the pay period. The maximum Matching Contribution shall be equal to 4% of the Participant's Compensation for the pay period. Contributions made under this subsection are intended to satisfy the designed based safe harbor provisions of Code Sections 401(k)(12)(B) and 401(m)(11). All Matching Contributions made under this Subsection shall be immediately and fully vested and non-forfeitable. All Matching Contributions made under this subsection shall be subject to 401(k) distribution restrictions; provided, however, that subject to approval by the IRS, Matching Contributions made under this subsection may be distributed in order to satisfy the requirements of Code Section 401(a)(28) which are contained in Section 9.07 of the Plan. Company Matching Contributions shall be made in Company Stock unless the Board of Directors determines that they shall be made in cash.

         (ii) Safe Harbor Notice Requirements. At least thirty (30) days (and no more than ninety (90) days) before the beginning of the Plan Year, the Committee shall provide each Eligible Employee with a notice (the "Notice") in writing, or through an electronic medium reasonably accessible to the Employee, which is (A) sufficiently accurate and comprehensive to apprise the Employee of his or her rights and obligations under the Plan, and (B) written in a manner calculated to be understood by the average Employee eligible to participate in the Plan. For purposes of the preceding sentence, the Notice shall be considered sufficiently accurate and comprehensive provided that it accurately describes:

(1) the safe harbor matching formula used under the Plan (including a description of the levels of matching contributions, if any, available under the Plan);

(2) any other contributions under the Plan and the conditions under which such contributions are made;

(3) the Plan to which safe harbor contributions will be made (if different than this Plan);

(4) the type and amount of Compensation that may be deferred under this Plan;

(5) how to make cash or deferred elections including any administrative requirements that apply to such elections;

(6) the period available under the Plan for making cash or deferred elections; and

(7) withdrawal and vesting provisions applicable to contributions under the Plan.

In the case of an Employee who does not receive the Notice within the period described in the first sentence of this subsection (ii) because the Employee becomes eligible at a point not within the 30-90 day notice period, the timing requirement is deemed to be satisfied if the Notice is provided no more than ninety (90) days before the Employee becomes eligible (and no later than the date the Employee becomes eligible).

         (iii) True-up for Maximum Safe Harbor Match. If the aggregate Company Matching Contribution made under (a)(2) above is less than 100% of the Participant's Salary Reduction Contributions up to and including 3% of his Compensation for the Plan Year, and less than 50% of the Participant's Salary Reduction Contributions on Salary Reduction Contributions made from 4% up to and including 5% of such Participant's Compensation for the Plan Year, then the Company (or, if applicable a Participating Employer) shall make a supplemental contribution on behalf of the Participant with respect to such Plan Year, but in no even shall such aggregate Company Matching Contribution exceed 4% of the Participant's Compensation for the Plan Year. Notwithstanding the foregoing, effective with respect to Plan Years commencing on or after January 1, 2004, the Company shall no longer provide this year end true-up.

         4. Effective as of January 1, 2003, Section 3.02(a)(3) is hereby amended in its entirety to read as follows:

         (3) Additional Company Contributions.

         (i) 25% Dividend Match. Effective as of January 1, 2003, with respect to dividends paid on and after that date, 25% dividend match shall be eliminated.

         (ii) Discretionary Company Contribution. With respect to each Plan Year the Company may contribute such amounts to the Plan as may be authorized by the Board of Directors in its sole discretion from time to time. Such contributions may be made in cash or in Company Stock and shall be allocated to Participants' Company Discretionary Contribution Account Balance as provided in Section 4.03 hereof.

         5. Effective as of July 1, 2002, a new Section 3.02(a)(5) is hereby added to the plan to read as follows:

                 (5) Catch-up Contributions. Effective for Salary Reductions Contributions made in Plan Years commencing on or after January 1, 2002, all Employees eligible to make Salary Reduction Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with and subject to the limitations of section 414(v) of the Code (i.e., for 2002 the "applicable dollar limit" is $1,000, $2,000 for 2003, $3,000 for 2004,
        $4,000 for 2005, and $5,000 for 2006 and thereafter). Such Catch-up Contributions shall not be taken into account for purposes of 402(g) or
        Section 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(12), 402(g), 410(b), 415 or 416 of the Code,
        as applicable, by reason of the making of such Catch-up Contributions. Catch-up Contributions shall be made by eligible Participants by the end of each calendar year for such year. Catch-up Contributions shall be treated as Salary Reduction Contributions for purposes of Sections 3.02(a)(1) and 4.03(a) and allocated to Participants' Salary Reduction

        Contribution Accounts but shall not be eligible for Company Matching Contributions pursuant to Sections 3.02(a)(2) and 4.03(c). Catch-up Contributions shall not be considered Salary Reduction Contributions for purposes of the Average Deferral Percentage test of Section 7.06 of the Plan, and shall not be included in the calculation of applicable 415 limits or 404 deduction limits. The determination of whether a Salary Reduction Contribution shall be treated as a Catch-up Contribution shall be made at the end of the Plan Year.

         6. Effective as of July 1, 2002, Section 3.02(a)(2) is amended by adding the following paragraph to the end thereof:

        For Plan Years beginning on or after January 1, 2002, Salary Reduction Contributions that are determined to be Catch-up Contributions pursuant to Section 3.02(a)(5) hereof and Code section 414(v), shall not be eligible for Company Matching Contributions pursuant to this Section 3.02(a)(2) and 4.03(c) hereof. In the event that a Participant's matched Salary Reduction Contributions is later recharacterized as a Catch-up Contribution, the related Company Matching Contributions (and earnings thereon), if any, shall be forfeited by the Participant, to the extent then forfeitable.

         7. Effective as of July 1, 2002, Section 3.06(b)(ii) of the Plan, governing diversification of ESOP Account Balances, is hereby amended in its entirety to read as follows:

                  (ii) Of ESOP Account Balances. Effective as of January 1, 1999, any Participant who has been a Participant in the Plan for at least five (5) years, may elect to diversify the investment of up to 25% of the then dollar value in his ESOP Account (as defined in the Glossary) from Company Stock to the other investment options available under the terms of the Plan. Effective as of July 1, 2002, the percentage diversifiable under this subsection shall increase to 40% (from 25%). In the event such a Participant is deceased, his Beneficiary shall have such right of diversification. This right of diversification is in addition to the rights afforded Participants under Section 9.07 of the Plan. The Participant may transfer the diversified portion of his ESOP Account with the same frequency and manner, and in accordance with the same rules as are applicable generally to Participant directed investments under the Plan. Notwithstanding the foregoing, the Participant may not elect to redirect investment of his ESOP Account Balance back into Company Stock, except that the Participant shall have the rights accorded him under Section 6.03 to receive a distribution of his ESOP Account, including any portion diversified under this Section 3.06(b)(ii) (but not under Section 9.07), in Company Stock with fractional shares paid in cash upon his termination of service. Notwithstanding anything in this Section 3.06(b)(ii), it is the intent of the Company that the ESOP portion of the Plan remain primarily invested in Company Stock. The

         Company may take any and all actions necessary, including elimination of the diversification option for ESOP Accounts, to the extent that such diversification threatens to cause the ESOP portion of the Plan to fail to be invested primarily in Company Stock.

        8. Effective as of July 1, 2002, Section 4.03(c) is amended by adding the following sentence to the end thereof:

         Provided, however, that effective for Plan Years commencing on or after January 1, 2002, the portion of the Participant's Salary Reduction Contributions determined to be Catch-up Contributions in accordance with Section 3.02(a)(5) hereof and section 414(v) of the Code, shall be disregarded when allocating Company Matching Contributions for the Plan Year.

        9. The third and fourth sentences of Section 5.08(d) are amended to read as follows:

              (d) If a Participant receives a Hardship Distribution, Salary Reduction Contributions shall be suspended for the twelve (12) month period following the date of the Hardship Distribution, and for Hardship Distributions made after December 31, 2001, Salary Reduction contributions shall be suspended for the six (6) month period following the date of the Distribution. With respect only to those Hardship Distributions made prior to January 1, 2002, when salary contributions resume, the Salary Reduction Agreement may not provide for Salary Reduction Contributions for the taxable year in which the Salary Reductions commence in excess of the applicable dollar amount specified in Code Section 402(g) reduced by the amount of such Participant's Salary Reduction Contribution for the taxable year of the Hardship Distribution.

        10. Section 5.09(b) is hereby amended by adding at the end thereof the following:

        With respect to distributions made on or after January 1, 2002, for purposes of this subsection, the value of the Participant's Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto).

         11. Section 6.01(g) is hereby amended, effective as of January 1, 2002, to read as follows:

                  (g) A Participant's Salary Reduction Contribution Account Balance subject to Code section 401(k) restrictions shall not be distributed to the Participant or his Beneficiary earlier than upon--

                 (1) prior to January 1, 2002, the Participant's retirement, death, disability, or separation from service;

                 (2) on or after January 1, 2002, the Participant's retirement, death, disability or severance from employment;

                 (3) for distributions made prior to January 1, 2002, the sale or the disposition by the Company of substantially all its assets used in a trade or business to an unrelated entity, if the Company continues to maintain this Plan, but only with respect to employees who continue employment with the acquirer;

                 (4) for distributions made prior to January 1, 2002, the sale or other disposition by the Company of the Company's interest in a subsidiary to an unrelated entity, if the Company continues to maintain this Plan, but only with respect to employees who continue employment of with such subsidiary;

                 (5) termination of the Plan without establishment or maintenance of a successor plan;

                 (6)           Hardship, or;

                 (7)           the attainment of age fifty-nine and one-half
                               (59-1/2).

         Such Account Balances shall not be distributable merely by reason of the lapse of a fixed number of years or the Participant having completed a stated period of participation in the Plan. In the case of a distribution made on account of Hardship, only the Salary Reduction Contributions made by the Participant and not the earnings thereon may be distributed to the Participant.


         12. Section 7.05(a) is amended by adding the following sentence to the end thereof:

         For Plan Years commencing on or after January 1, 2002, the Plan Administrator may in its discretion recharacterize Excess Salary Reduction Contributions that would otherwise be distributed pursuant to this Section 7.05(a) as Catch-up Contributions in accordance with
         Section 3.02(a)(5) hereof and section 414(v) of the Code, provided that the applicable dollar amount has not already been met for the calendar year.

         13. The first phrase of Section 7.06 is hereby revised to read as follows:

         The following limitations shall apply to Salary Reduction Contributions with respect to any Plan Year in which the Safe Harbor provisions of
         Section 3.02(a)(2) are not in effect.

         14. Section 7.06(b) is amended by adding the following new subparagraph
(4) to read as follows:

             (4) For Plan Years commencing on or after January 1, 2002, the Plan Administrator may in its discretion first recharacterize Excess Contributions that would otherwise be distributed pursuant to this
        Section 7.06(b) as Catch-up Contributions in accordance with Section 3.02(a)(5) hereof and section 414(v) of the Code, provided that the applicable dollar amount has not already been met for the calendar year.


         15. The first phrase of Section 7.07(a) is hereby revised to read as follows:

         With respect to any Plan Year in which the Safe Harbor provisions of
         Section 3.02(a)(2) are not in effect, Company Matching Contributions under Section 3.02 hereof with respect to a Plan Year that are subject to Code Section 401(m) shall satisfy one of the following tests--

        16. Section 8.02(e) is amended to read as follows:

        (e) Salary Reduction Contributions made on behalf of Non-Key Employees may not be taken into account in satisfying the top-heavy minimum contribution requirements. Prior to Plan Years commencing on and after January 1, 2002, if Matching Contributions are taken into account for purposes of satisfying minimum top-heavy contribution requirements, they may not also be taken into account for purposes of the average contribution percentage tests of Section 401(m), but instead must meet the general nondiscrimination tests of Section 401(a)(4) of the Code. Effective for Plan Years commencing on or after January 1, 2002, Company Matching Contributions that are taken into account for purposes of satisfying the minimum top-heavy contribution requirements of section 416(c)(2) of the Code and the Plan may nevertheless be treated as Matching Contributions for the purposes of the average contribution percentage tests and other requirements of section 401(m) of the Code.


        17. The definition of "Key Employee" in the Glossary is amended by adding the following to the end thereof:

        For Plan Years commencing on or after January 1, 2002, "Key Employee" shall mean any Employee or former Employee of the Company or of any Related Employer (and any Beneficiary of such an Employee) who at any time during the Plan Year that includes the determination date (as defined under "Top-Heavy" in this Glossary) was:

                 (a) an officer of the Company or any Related Employer having Annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code),.

                  (b) a person who, without application of the aggregation rules of subsections (b), (c) and (m) of Section 414(b) of the Code, owned (or was considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock (or in the case of an unincorporated business, of the capital or profits interest) of the Company or Related Employer or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of the Company or Related Employer; or

                  (c) a person who had Annual Compensation from the Company and/or Related Employers of more than One Hundred Fifty Thousand Dollars ($150,000) and who, without application of the aggregation rules of subsections (b), (c) and (m) of Section 414(b) of the Code, owned (or was considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock (or in the case of an unincorporated business, of the capital or profits interest) of the Company or Related Employer or stock possessing more than one percent (1%) of the total combined voting power of all of the stock of the Company or Related Employer.

        Annual Compensation for purposes of this definition means compensation defined as Code Section 415(c) Compensation. The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

        18. The definition of "Top-Heavy" in the Glossary, subparagraph (b)(10), the first sentence is deleted and replaced with the following:

        The present value of the accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by any distributions made with respect to the Employee under the Plan (and any plan aggregated with the Plan under Section 416(g)(2) of the Code), if such distribution is made during the 1-year period ending on the Determination Date and is on account of a separation from service, death or disability. In the case of a distribution made for a reason other than separation from service, death or disability, this provisions shall be applied by substituting a `5-year period' for a `1-year period'.

        19. The definition of "Top-Heavy" in the Glossary, subparagraph (b)(11) is amended in its entirety to read as follows:

                  (11) The accrued benefit of all participants in a plan who have not performed, or received credit for, any services for any employer maintaining the plan at any time during the five (5) year period ending on the plan's determination date shall be disregarded. For Plan Years beginning on or after January 1, 2002, the accrued benefit of all participants in a plan who have not performed, or received credit for, any services for any employer maintaining the plan at any time during the one (1) year period ending on the plan's determination date shall be disregarded.


        The foregoing amendments shall be effective in accordance with their terms.


                        THE UNITED ILLUMINATING COMPANY



                     By       s/Susan E. Mullen
                        -----------------------------------------
                        Its Sr. Human Resource Executive




         Dated 7/15/02

                                 THIRD AMENDMENT
                       TO THE UNITED ILLUMINATING COMPANY
                      401(K)/EMPLOYEE STOCK OWNERSHIP PLAN


         The United Illuminating Company (the "Employer") sponsors the United Illuminating Company 401(K)/ Employee Stock Ownership Plan (the "KSOP" or "Plan"). The Employer has previously amended the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The Employer now wishes to amend the Plan to reflect final regulations under Section 401(a)(9) of the Internal Revenue Code (the "Code") relating to required minimum distributions, to include as compensation under the Plan certain contributions to cafeteria plans in accordance with Revenue Ruling 2002-27, to incorporate changes to the Department of Labor regulations regarding benefit claims procedures, and to make minor clarifications to certain EGTRRA provisions. This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.
         In Section 9.01 of the Plan, the Employer has reserved the right to amend the Plan. NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subsection (a) of the definition of Key Employee is revised, effective with the first Plan Year beginning after December 31, 2001 to read as follows:

   "Key Employee" shall mean any employee or former employee of the Company or of any Related Employer (and any beneficiary of such an employee) who at any time during the Plan Year ending on the determination date for the Plan Year in question (as defined under "Top-Heavy" in this Glossary) was:

         (a) an officer of the Company or of any Related Employer having an Annual Compensation greater than one hundred thirty thousand dollars ($130,000), provided that no more than fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of the employees of the Company and the Related Employers) shall be treated as officers;

2. New Sections 6.01A through 6.05A are added to Article VI of the Plan to read as follows:

         6.01A  General Rules.

                  (a) Effective Date. The provisions of Sections 6.01A through 6.05A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

                  (b) Precedence. The requirements of Sections 6.01A through 6.05A will take precedence over any inconsistent provisions of the Plan.

                  (c) Requirements of Treasury Regulations Incorporated. All distributions required under Sections 6.01A through 6.05A will be determined and made in accordance with the Treasury regulations and Code section 401(a)(9).

                  (d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of Sections 6.01A through 6.05A, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

         6.02A  Time and Manner of Distribution.

                  (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

                  (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                           (1) If the Participant's surviving spouse is the
                  Participant's sole designated Beneficiary, then, except as provided in subsection (b)(5) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2 , if later.

                           (2) If the Participant's surviving spouse is not the
                  Participant's sole designated Beneficiary, then, except as provided in subsection (b)(5) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                           (3) If there is no designated Beneficiary as of
                  September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           (4) If the Participant's surviving spouse is the
                  Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (b) will apply as if the surviving spouse were the Participant, but the time by which distributions must begin will be determined without regard to subsection (b)(1).

                           (5) Election to Apply 5-Year Rule to Distributions to
                  Designated Beneficiaries. Notwithstanding subsections (b)(1) and (2) above, the Company elects to adopt the following optional provisions.

                                    (A) Election to Apply 5-Year Rule to
                           Distributions to Designated Beneficiaries. If a Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in subsections (b)(1) or (2) above and subsection 6.04A(b) below, but, if such distribution does not begin by the date specified, the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this rule will apply as if the surviving spouse were the Participant.

                                    (B) Election to Allow Participants or
                           Beneficiaries to Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in subsections (b) and 6.04A(b) below applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (b), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with subsection (b)(5)(A).

         For purposes of this subsection (b) and section 6.04A, unless subsection (b)(4) above applies, distributions are considered to begin on the Participant's Required Beginning Date. If subsection (b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (b)(1) above), the date distributions are considered to begin is the date distributions actually commence.

                  (c) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.03A and 6.04A hereof. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

         6.03A  Required Minimum Distributions During Participant's Lifetime.

                  (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                           (1) the quotient obtained by dividing the
                  Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                           (2) if the Participant's sole designated beneficiary
                  for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

                  (b) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 6.03A beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death

         6.04A  Required Minimum Distributions After Participant's Death.

                  (a) Death On or After Date Distributions Begin.

                           (1) Participant Survived by Designated Beneficiary.
                  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                                    (A) The Participant's remaining life
                           expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                    (B) If the Participant's surviving spouse is
                           the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's DEATH, reduced by one for each subsequent calendar year.

                                    (C) If the Participant's surviving spouse is
                           not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                           (2) No Designated Beneficiary. If the Participant
                  dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (b) Death Before Date Distributions Begin.

                           (1) Participant Survived by Designated Beneficiary.
                  Except as otherwise provided in Section 6.02A(b), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in (a) above.

                           (2) No Designated Beneficiary. If the Participant
                  dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           (3) Death of Surviving Spouse Before Distributions to
                  Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.02A(b)(1), this subsection (b) will apply as if the surviving spouse were the Participant.

         6.05A Definitions for purposes of Sections 6.01A through 6.05A.

                  (a) Designated beneficiary. The individual who is designated as the Beneficiary and is the designated beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                  (b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 6.02A hereof . The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

                  (c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

                  (d) Participant's Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                  (e) Required Beginning Date. The date specified in the definition of "Required Beginning Date" in the Glossary of the Plan.

3. Section 6.13 of the Plan relating to benefit claims procedures is amended in its entirety to read as follows:

                  6.13 Benefit Claims Procedures. The provisions of this Section
         6.13 shall be effective for claims filed on or after January 1, 2002. Claims for benefits must be in writing, signed by the Participant, or his personal representative or his Beneficiary, and presented to the Plan Administrator. If a claim for benefits is denied in whole or in part by the Plan Administrator, the claimant shall be given written notice thereof within ninety (90) days following receipt of the claim by the Plan. If the Plan Administrator determines that an extension is necessary, it shall notify the claimant of the reasons for the extension before the end of the initial ninety (90) day period. The extended period may not exceed one hundred eighty (180) days after the date of the filing of the claim.

                  A notice of adverse benefit determination must be in written or electronic form. Such notice shall set forth, in a manner calculated to be understood by the claimant:

         (a) the reasons for denial of the claim;

                  (b) a reference to the particular provisions of the Plan on which denial of the claim is based;

                  (c) a statement as to any additional facts or information necessary to perfect the claim and an explanation as to why the same is required; and

                  (d) a description of the Plan's procedures hereinafter set forth for review of the denial of the claim, and a statement regarding the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

         If a claim for benefits relates to benefits because of disability under the Plan, and the claim is denied in whole or in part by the Plan Administrator, the claimant shall be given written notice thereof within forty-five (45) days following receipt of the claim by the Plan. This period may be extended by the Plan Administrator for up to thirty
         (30) days, provided that the Plan Administrator determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial forty-five (45) day period, of the reasons for the extension. If, prior to the end of the first thirty (30) day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first thirty (30) day extension period, of the reasons for the extension. A notice of extension under this paragraph shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information (the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information).

                  Every person whose claim for benefits under the Plan is denied in whole or in part by the Plan Administrator shall have the right to request a review of such denial. Such review shall be granted upon written request therefor filed by the claimant with the Plan Administrator within sixty (60) days following receipt of the notice of the denial (within one hundred and eighty (180) days for disability benefit claims). Such review shall be conducted by a Review Committee of three persons to be designated by the Employer. For any review by the Review Committee, the claimant, in person or by duly authorized representative, may submit written comments, documents, records and other information related to the benefit claim on appeal. The claimant shall be provided, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim. The review on appeal will consider all comments, documents, records and other information submitted by the claimant without regard to whether such information was submitted or considered in the initial benefit determination.

                  The Review Committee shall decide the matter with reasonable promptness and in any event within sixty (60) days (forty-five (45) days for disability benefit claims) after receipt of the appeal. If the Review Committee determines that an extension is necessary, the Review Committee shall notify the claimant of the reasons for the extension before the end of such initial period. The extended period may not exceed one hundred and twenty (120) days (ninety (90) days if the claim relates to disability benefits) following receipt of a request for review. Its decision shall be in written or electronic form, and, in the event of an adverse benefit determination, shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reasons for the decision, (ii) the provisions of the Plan on which the determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim; and (iv) a statement regarding the claimant's right to bring a civil action under ERISA Section 502(a).

4. The definition of "Code Section 415 Compensation" in the Glossary of the Plan is amended by the addition of the following paragraph at the end thereof, effective with the Limitation Year beginning in 1998:

         Code Section 415 Compensation shall include salary reduction amounts deemed contributed under Section 125 of the Code because the Employee is unable (or fails) to certify that he or she has other health insurance coverage and, thus, is unable to elect unreduced salary instead of health insurance benefits, but only if the Company relies on employee certifications of coverage and does not otherwise request or collect information regarding the Employee's other health coverage as part of the enrollment process for the health plan.



   Except as otherwise provided herein, the foregoing amendments shall be effective on January 1, 2002.



                              THE UNITED ILLUMINATING COMPANY



                           By       s/Susan E. Mullen
                              -----------------------------------------
                               Its Sr. Human Resource Executive

                               FOURTH AMENDMENT TO
                         THE UNITED ILLUMINATING COMPANY
                      401(K)/EMPLOYEE STOCK OWNERSHIP PLAN

         1. Effective as of February 1, 2003, Section 3.02(a)(1)(i) is hereby revised to read as follows:
                (1) Salary Reduction Contributions for Employees. Any Participant may elect by means of a signed writing filed with the Plan Administrator to have his Participating Employer make Salary Reduction Contributions to the Plan with respect to a Plan Year in whole percentages of Compensation in an amount of no less than one percent (1%) of such Participant's Compensation (the Participant's "Salary Reduction Contributions"). Except to the extent permitted under Section 3.02(a)(5) hereof and Section 414(v) of the Code, if applicable, in no event shall Salary Reduction contributions for a Participant with respect to a Plan Year exceed the least of the following amounts:

                 (iv) 75% of the Participant's Compensation for such Plan Year, with such Compensation being calculated after deduction for all applicable taxes and other payroll deductions and reductions (for Plan Year 2002, 100% of the Participant's Compensation for the Plan Year, and prior to the Plan Year commencing January 1, 2002, 15% of the Participant's Compensation for the Plan Year);

                                    2. Effective as of February 1, 2003, Section
                           4.04(b) is revised to read as follows:
                                    (b) Distribution of Dividends, and Rules
                           Governing Reinvestment on or after July 1, 1998.

                                            (1) Effective as of June 30, 1998,
                           and prior to February 1, 2003, the dividend reinvestment feature of the Plan was eliminated and dividends paid thereafter on shares of Company Stock allocated to Participants' Accounts were distributed in cash to Participants.

                                            (2) Effective as of February 1,
                           2003, with respect to dividends declared and paid after that date, the following rules shall apply.

                                                     (i) Such dividends will
                           automatically be reinvested in shares of the Company Stock Fund, unless the Participant (or in the event of the Participant's death, his Beneficiary) elects, in accordance with uniform and non-discriminatory procedures adopted by the Committee, to have such dividends directly paid to such Participant (or in the event of the Participant's death, to his Beneficiary) within 90 days after the end of the Plan Year in which the dividend is paid, all in accordance with Code Section 404(k) and guidance issued thereunder. Regardless whether such dividends are reinvested, or paid to the Participant (or

                           Beneficiary, as applicable), the Company shall be entitled to deduct the amount of the dividends (but not any earnings on such dividends earned while in the Plan). A Participant shall at all times be deemed vested in any dividends allocated to his Account, with respect to which he is offered the foregoing reinvestment and distribution election.
                                                     (ii) In order for the
                           dividend reinvestment election to be effective:

                                                     (a) Participants must be
                           given a reasonable opportunity before the dividend is reinvested to elect to have the dividend paid directly in cash, rather than have it reinvested in the Company Stock Fund;
                                                     (b) Participants must have
                           a reasonable opportunity to change their dividend reinvestment election at least annually; and
                                                     (c) if there is a change in
                           the Plan terms governing the manner in which dividends are paid or distributed to Participants, Participants must be given a reasonable opportunity to make an election under the revised Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid or distributed.

                                                     (iii) No dividends paid or
                           reinvested as provided for above
                           shall be treated as annual additions under Code
                           Section 415, or as Salary Reduction Contributions or Voluntary After-tax Contributions subject to Code Sections 410(k), 402(g) or 401(m).

        3. Effective as of January 1, 2003, in order to conform the provisions governing plan loans ssssto actual practice, Section 5.12(d) is hereby amended to read as follows:

                                            (d) Term of Loan. All loans, except
                           those loans made for the acquisition of the principal residence of an Eligible Borrower, shall be for a maximum of four (4) years or for such shorter term as the Plan Administrator may determine. A loan provided to acquire a dwelling unit which within a reasonable time shall be used (as determined when the loan is made) as the principal residence of the Eligible Borrower shall be repaid within such reasonable time as the Plan Administrator determines, but in no event, shall the term exceed fifteen (15) years.



                                  THE UNITED ILLUMINATING COMPANY



                               By       s/Susan E. Mullen
                                  -----------------------------------------
                                  Its Sr. Human Resource Executive